                                                                                Exhibit 13.1

ELBIT MEDICAL IMAGING LTD.

2005

ANNUAL REPORT

To the Shareholders of Elbit Medical Imaging Ltd. (“EMI” or “the Company”):

Dear Friends,

We are pleased to enclose the Annual Report of the Company for the 2005 fiscal year. The highlights of our operations during the course of the year 2005 and up to date included the following by order of occurance:

1.
Plaza Centers N.V.'s initial public offering on the official list of the London Stock Exchange - On October 27, 2006 EMI’s subsidiary company, Plaza Centers N.V. (formely Plaza Centers (Europe) B.V.) ("PC"), has completed the pricing of it's initial public offering of Ordinary Shares (the "Offer") on the Official List of the London Stock Exchange ("LSE"). As result of the Offer, EMI, expects to recognize a capital gain of approximatley NIS 600 Million (approximately USD 140 Million).

2.
Acquisition of 75% Interest in the "Casa-Radio" Project in central Bucharest (Romania) - On October 11, 2006, EMI together with its subsidiary initiated an agreement with an unrelated third party for the acquisition of 75% interest in a Romanian limited liability company (the "Project SPV") which executed a Public Private Partnership Agreement with the Government of Romania for execution of the "Casa Radio" Complex in Central Bucharest (the "PPP Contract"). The transaction is conditional upon the approval by the Government of Romania of an agreed addendum to the PPP Contract ("Additional Act") requested by the Company, and the deposit of the purchse price into an escrow account pending government approval. The Government of of Romainia will hold a 15% interest in the Project SPV in consideration for its granting of use rights over project land measuring approximately 92,000 square meters (approximately 1,000,000 squre feet) and exsisting and future bulding for a period of 49 years. The vendors will retain a 10% interest in the Project SPV. An initial investment in the aggregate amount of approximately USD 41,000,000 will be made. Total construction costs are estimated to exceed US$ 500 million, which will be funded by equity capital and externally sourced construction loans. The project, which will have an estimated built up area of 360,000 square meters (approximately 4 million square feet), will be constructed in three stages over a five to six year period, and will include a shopping and entertainment center of approximately 120,000 square meters (approximately 1,320,000 square feet) and a 300 room five star hotel. The remaining areas will be divided between offices and residential units. It is anticipated that construction operations will commence within 30 days of the approval of the Additional Act by the Government of Romania. The Shreir Group of the United Kingdom will be afforded an opportunity to acquire 25% of the EMI Group's holdings in the Project SPV (namely an 18.75% interest in the project) on terms to be agreed, subject to their approval as additional investors by the Government of Romania. If this option is exercised, the EMI Group's interest in the project will be reduced to 56.25% share.

3.
Private issuance of unsecured non-convertible debentures: Between February and August 2006, we issued three series of unsecured non-convertible debentures to investors in Israel in the aggregate principal amount of approximately NIS 527 million (approximately $114 million).

4.
Final Formal Approval of the town plan (“KSZT”) of the Dream Island project on the Obuda Island in the Danube River: On September 26, 2006, Dream Island 2004 Real Property Development Ltd. ("Dream Island"), which owns 320,000 sq.m of land on the island of Obuda in the Danube River, located in the heart of Budapest, in which EMI indirectly holds 30% thought its wholly owned subsidiary Plaza Centers (Europe) BV, has received, from the Municipality of Budapest, a final formal approval for the zoning plan for the Dream Island project.Upon receipt of this approval and in accordance to the laws of Hungary, the Company is allowed to apply for the receipt of a building permit and to execute its planned project. The proposed plan of the Dream Island project is to construct on approximately 3.2 million square feet of land located on the Obuda Island in the Danube River, a tourist and entertainment area in central Budapest which includes designations for offices, commercial space, tourism, entertainment and leisure and hotels.

5.
Refinancing of three hotels in the United Kingdom: On March 2, 2006, we (through our three jointly-controlled subsidiary companies) refinanced our three hotels in London (the Riverbank Park Plaza Hotel, the Victoria Park Plaza Hotel and the Sherlock Holmes Park Plaza Hotel) for a non-recourse refinancing loan in the amount of ₤195 million (in which our share amounted to approximately ₤97.5 million (approximately $168 million)).

6.
Dividend Declared and Paid: On December 22, 2005, we declared a dividend in an aggregate amount of approximately NIS 130 million (approximately $28.2 million). The dividend was paid on January 17, 2006 to shareholders of record as of January 4, 2006.

7.
Sale of One of our Hotels in London: In December 2005, we, together with the remaining holders of Shaw Hotel Holding B.V, sold all of our holdings (in which we were a 30% shareholder) in Shaw Hotel Holding B.V., the owner of one of our hotels in London, to an unrelated third party at an asset value of £74.8 million (approximately $129 million). The net consideration received by us (after deduction of bank loans and other working capital items) was approximately £4 million (approximately $6.9 million). The hotel is located in London, the United Kingdom, and is subject to a long-term lease agreement executed in 2003 for a period of 25 years.

8.
Purchase of a land in Kerepesi Street in Budapest, Hungary: In November 2005, we (through our subsidiary) purchased a large area of land measuring approximately 1.32 million square feet situated on Kerepesi Street in central Budapest, the former site of the Hypodrome. . The acquisition was carried out by the purchase of the entire equity rights of four companies holding all the freehold ownership and usage rights to the site. The purchase price of the entire equity rights represents a site value of approximately €21 million (approximately $24 million), out of which €3.9 million is the quota (similar to shares) purchase price and the remaining are assumed liabilities.

9.
Consummation of a merger by way of exchange of shares with Elscint: On August 21, 2005, EMI and Elscint signed an Agreement and Plan of Merger pursuant to which each ordinary share of Elscint (other than Elscint ordinary shares held by EMI and by or for the benefit of Elscint) was converted into 0.53 ordinary share of EMI. The merger was completed on November 23, 2005 and as of such date, Elscint ordinary shares have ceased to trade on the New York Stock Exchange and Elscint became a wholly-owned subsidiary of EMI.

10.
Sale of Four Operational Shopping and Entertainment Centers in Poland and Entering Into Agreements for the Sale of Additional Four Centers Under Development in Poland and the Czech Republic: In July 2005, our indirect wholly-owned subsidiary, Plaza Centers (Europe) B.V. (“PC”) sold to the Klépierre Group of France (“Klepierre”), one of the leading owners and operators of shopping centers in Europe, four operational shopping and entertainment centers in Poland as well as PC’s management company in Poland at an aggregate asset value of approximately €204 million (approximately $241 million). The aggregate net consideration was approximately €73.8 million (approximately $88.7 million) which is subject to post closing adjustments. In addition, Klépierre has also undertaken, subject to the fulfillment of certain conditions, to acquire four additional shopping and entertainment centers in Poland and in the Czech Republic which are currently under construction, at a price calculated on the basis of the gross rentals on the date of delivery, capitalized at agreed yields. Klepierre was also awarded an option to acquire an additional shopping center presently under development in Poland, upon the fulfillment of certain conditions.

11.
Acquisition of Mango: In May 2005, Elscint completed the acquisition of the entire equity and voting rights of Mango Israel Clothing and Footwear Ltd. (“Mango”), the Israeli distributor and retailer of the international retail brand name MANGO-MNG™ in consideration for approximately €2.6 million ($3.1 million) and additional consideration paid for inventories and other working capital items. Concurrently with the above agreement, Mango executed a distribution agreement with the owners of the MANGO-MNG™ brand name for a 10-year period.

12.
Sale of four Operational Shopping and Entertainment Centers in Hungary: On April 21, 2005, PC sold four shopping centers in Hungary to a subsidiary of the Dawnay Day Group (“Dawnay Day”), a leading financial and property group in the United Kingdom, at an aggregate asset value of approximately €54.4 million (approximately $64.3 million) determined as of the closing date. The aggregate net consideration (after deduction of bank loans and other working capital items) was approximately €17.2 million (approximately $20.7 million).

13.	Dividend Declared and Paid: On February 7, 2005, we declared a dividend in an aggregate amount of $37 million. The dividend was paid on March 17, 2005 to shareholders of record as of March 2, 2005.

Full details of the foregoing transactions, as well as current and prospective activities, are included in the Company’s annual report on Form 20-F for the year 2005, which was filed with the United States Securities and Exchange Commission in June 2006.

We would like to take this opportunity to thank our shareholders for their continued support and the members of the Company’s team for their work and commitment during 2005. We remain dedicated to increasing shareholder value and pledge to manage the Company with that goal in mind.

    With our sincerest regards,

            Mr. Shimon Yitzhaki,
            President

GENERAL INFORMATION

Elbit Medical Imaging (“EMI” or the “Company”) was incorporated in 1996 and has a perpetual duration. EMI is a company incorporated under the laws of the State of Israel and is subject to the Israeli Companies Law 1999 - 5759 and the Israeli Securities Law 1968 - 5728 and any regulations published under these laws. The Company’s shares are listed on the NASDAQ National Market (ticker symbol EMITF) and on the Tel Aviv Stock Exchange (TASE).

EMI’s activities are divided into three principal fields: (i) ownership, operation, management, acquisition, expansion and development of commercial and entertainment malls in Europe, primarily in Eastern and Central Europe; (ii) ownership, operation, leasing, management, acquisition, expansion and development of hotels in major European cities and ownership, operation and management of a commercial and entertainment mall in Israel, and ownership, operation and management of the apparel company Mango, through our subsidiary Elscint Ltd. (“Elscint”); (iii) research and development in the image guided focused ultrasound activities through our subsidiary InSightec - Image Guided Treatment Ltd. (“InSightec”) and; (iv) investments in early stage biotechnology companies throught Elscint Bio-Medical Ltd. (“EBM”), our indirect wholly owned subsidiary as Gamida Cell Ltd ("Gamida"), an Israeli company that engages in the expansion of hematopoietic (blood) stem cells therapeutics in clinical development for cancer and autoimmune diseases, as well as future regenerative cell-based medicines including cardiac and pancreatic repair.

In addition to the above, EMI and Elscint hold interests in certain venture capital companies and bio-medical investments. The scope of our and Elscint’s activity in these areas of business is not significant to our results of operations and reference to these investments can be found in the financial statements.

The information included in this Annual Report to the shareholders is accurate as of the date of the filing by the Company with the United States Securities and Exchange Commission of the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2005 (“2005 Form 20-F”).

STOCK PRICES

The following table sets forth the quarterly high and low sale prices of the Company’s ordinary shares on Nasdaq and the TASE1 for the two most recent full financial years:

	Nasdaq		TASE
	High ($)	Low ($)	High ($)	Low ($)
2005
First Quarter	16.21	8.9	16.00	9.01
Second Quarter	19.54	14.38	19.37	14.40
Third Quarter	19.32	15.74	19.18	15.70
Fourth Quarter	16.99	14.75	16.78	14.84

2004
First Quarter	9.35	6.92	9.76	7.21
Second Quarter	8.61	7.24	8.28	7.35
Third Quarter	9.43	7.28	9.35	7.36
Fourth Quarter	10	7.71	9.97	7.82

--------------------------------

(1)
The closing prices of our ordinary shares listed on the TASE for each of the periods referred to in the tables above have been translated into dollars using the representative rate of exchange of the NIS to the U.S. dollar as published by the Bank of Israel on the same dates.

SELECTED FINANCIAL DATA

The following selected financial data of the Company is derived from the Company’s 2005 Consolidated Financial Statements attached to this Annual Report. The 2005 Consolidated Financial Statements were prepared in accordance with Israeli generally accepted accounting principles (“GAAP”), and audited by Brightman Almagor & Co., a firm of certified public accountants in Israel and a member of Deloitte Touche Tohmatsu (“Brightman Almagor”), whose report with respect thereto accompanies the Consolidated Financial Statements. We are providing you with a copy of the 2005 Consolidated Financial Statements, related notes and other financial information included therein, which you should read together with the following table.

For the reader’s convenience, financial information for 2005 has been translated from New Israeli Shekels (“NIS”) to the U.S. dollar (“$” or U.S. dollar), using the representative exchange rate as published by the Bank of Israel as of December 31, 2005 ($1.00 = NIS  4.6030).

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	FOR THE YEAR ENDED DECEMBER 31
	2005	2005	2004	2003	2002	2001
	Reported	Reported	Reported	Adjusted	Adjusted	Adjusted
	Convenience Translation
	$'000	(In Thousand NIS)
REVENUES
Sale of real estate assets and investments, net	61,191	281,661	131,921	-	-	-
Commercial centers operations	31,057	142,957	311,893	347,056	279,776	132,212
Hotels operations and management	58,670	270,057	218,365	189,205	206,679	139,226
Sale of medical systems	16,449	75,713	44,049	-	-	-
Realization of investments	425	1,958	16,415	45,129	24,710	-
Other operational income	9,648	44,409	13,238	13,495	1,509	10,030
Other income	-	-	-	-	30,760	54,394
	177,440	816,755	735,881	594,885	543,434	335,862

COSTS OF EXPENSES
Commercial centers operations	34,248	157,640	271,392	257,913	218,673	85,786
Hotels operations and management	56,331	259,293	207,152	188,672	205,635	133,652
Cost and expenses of medical systems operation	10,771	49,577	26,039	8,720	8,015	7,023
Other operational expenses	10,166	46,793	3,655	3,510	1,392	7,311
Research and development expenses, net	12,796	58,899	38,158	43,719	28,454	24,198
General and administrative expenses	8,025	36,939	43,627	42,144	44,070	42,839
Share in losses of associated companies, net	2,613	12,028	15,968	20,951	2,906	9,712
Financial expenses (income), net	26,574	122,321	53,569	211,821	5,440	(101,559)
Other expenses	12,406	57,106	51,428	10,477	45,965	20,317
	173,930	800,596	710,988	787,927	560,551	229,279

PROFIT (LOSS) BEFORE INCOME TAXES	3,511	16,159	24,893	(193,042)	(17,117)	106,583
Income taxes (tax benefits)	1,694	7,798	15,804	(20,217)	21,711	13,596
PROFIT (LOSS) AFTER INCOME TAXES	1,816	8,361	9,089	(172,825)	(38,828)	92,987
Minority-interest in results of subsidiaries, Net	15,922	73,287	27,448	48,671	24,490	(5,915)
PROFIT (LOSS) FROM CONTINUING OPERATIONS	17,738	81,648	36,537	(124,154)	(14,338)	87,072
Profit from discontinued operations, net	1,285	5,917	6,810	12,073	54,752	18,759
Cumulative effect of accounting change at the beginning of the year	(135)	(622)	-	-	-	-
NET INCOME (LOSS)	18,888	86,943	43,347	(112,081)	40,414	105,831

EARNINGS (LOSS) PER SHARE
	(In NIS)

From continuing operations	0.80	3.66	1.59	(5.56)	(0.64)	3.92
From discontinued operations	0.06	0.27	0.30	0.54	2.45	0.84
Cumulative effect of accounting change at the beginning of the year	(0.01)	(0.03)	-	-	-	-
Basic earnings (loss) per share	0.85	3.90	1.89	(5.02)	1.81	4.76

Dividend declared per share	2.69	12.39*	-	-	-	-

*	We declared distribution of dividends twice during 2005.

INCOME STATEMENT DATA AS PER U.S. GAAP (*):
	YEAR ENDED DECEMBER 31,
	Convenience Translation	2005	2004	2003	2002	2001
		Reported	Reported	Adjusted	Adjusted	Adjusted
	$’000	(In thousand NIS)
A) NET INCOME (LOSS) AND COMPREHENSIVE INCOME:
Net income (loss) according to U.S. GAAP	21,800	103,344	(92,446)	(19,251)	(27,747)	(21,112)
Total comprehensive income (loss) according to U.S. GAAP	26,816	123,429	(149,915)	35,545	143,360	16,373
Basic earning (loss) per ordinary share as per U.S. GAAP (NIS)	0.98	4.53	(4.02)	(0.86)	(1.24)	(0.94)
Diluted earning (loss) per ordinary share as per U.S. GAAP (NIS)	0.98	4.53	(4.02)	(0.86)	(1.35)	(0.96)
Weighted average of number of shares and share equivalents under U.S. GAAP (thousands)	22,154	22,154	23,025	22,337	22,337	22,224

(*)
For further information as to the differences between Israeli and U.S. GAAP, as applicable to the Company's financial statements, see Note 25 to our consolidated financial statements, which are included as part of this Annual Report.

SELECTED BALANCE SHEET DATA

(Including as per U.S. GAAP)

	DECEMBER 31
	2005	2005	2004	2003	2002	2001
	Reported	Reported	Reported	Adjusted	Adjusted	Adjusted
	Convenience Translation
	$'000	(In Thousand NIS)
Current Assets	188,058	865,632	736,339	577,687	1,006,237	1,132,194
Long term investments and receivables	25,839	118,937	185,393	218,407	453,839	477,052
Hotels, commercial centers and other fixed assets	599,275	2,758,465	3,527,988	4,629,675	4,090,936	2,858,129
Other assets and deferred expenses	6,621	30,476	55,859	85,798	73,024	60,596
Assets related to discontinued operations	2,739	12,607	14,700	16,228	111,984	199,360
Total	822,532	3,786,117	4,520,279	5,527,795	5,736,020	4,727,331
Current Liabilities	150,397	692,278	794,741	1,178,415	1,901,506	1,612,532
Long-term liabilities	413,294	1,902,391	2,418,897	2,841,326	2,176,301	1,446,923
Liabilities related to discontinued operations	13,563	62,430	71,986	82,802	110,007	253,854
Convertible debentures	13,514	62,159	-	-	-	-
Minority interest	2,487	11,449	430,687	471,606	486,670	497,257
Shareholders' equity	229,287	1,055,410	803,968	953,646	1,061,536	916,765
Total	822,532	3,786,117	4,520,279	5,527,795	5,736,020	4,727,331
Total assets according to U.S. GAAP	835,635	3,846,427	4,676,008	5,917,917	6,007,937	4,772,914
Total liabilities according to U.S. GAAP	608,633	2,801,532	3,905,673	4,891,985	5,040,903	3,955,945
Total shareholders equity according to U.S. GAAP	227,002	1,044,894	770,335	1,025,932	967,034	816,969

OPERATING AND FINANCIAL REVIEW AND PROSPECTS.

OVERVIEW

Our revenues from the sale of real estate assets are recognized upon consummation of the sale of real estate and/or the investments (see also below revenue recognition). Our revenues from shopping and entertainment centers derive primarily from leasing assets and management fees, both recognized pro rata over the respective term of the lease and/or the management services provided. Our revenues derive also from ownership of hotels owned by Elscint, which revenues are recognized upon performance of service. Operating lease fees, gradually received over the period of the lease, are recognized as revenues by the straight-line method throughout the period of the lease. In December 2005, we sold all of our holdings in the company holding one of our hotels in London, which was the subject of a long term lease agreement, and we are therefore no longer party to the long term lease. Revenues from sale of medical products are recognized provided the following factors are fulfilled: there exists persuasive evidence of an arrangement; delivery has occurred or services have been rendered; the price is fixed or determinable; and collectibility is reasonably assured. As to arrangements with multiple deliverables, revenue thereform will be recognized while consideration is allocated by and between the various items of the agreement.

Our functional currency is NIS, and our financial statements are prepared in accordance with Israeli GAAP. Israeli GAAP and U.S. GAAP differ in certain respects, which are summarized in detail in Note 25 to our consolidated financial statements included as part of this Annual Report.

Because our revenues and expenses are recorded in various currencies, our results of operations are affected by several inter-related factors, including the ratio between the value of the operational and functional currencies of the Company and the timing and amount of the devaluation of the Israeli currency compared to other functional currencies. For additional information relating to the impact of fluctuation on currency exchange rates, see the discussion on “- Critical Accounting Policies and Estimates -Functional Currency of Investee Companies” included in our 2005 Form 20-F.

Financial data included in this discussion were derived from our consolidated financial statements and analyses based on our general accounting records and published statistical data. Such financial data have been rounded to the nearest thousand. For convenience purposes, financial data 2005 presented herein for the fiscal year ended December 31, 2005, have been translated into dollars using the representative exchange rate on December 31, 2005 of NIS 4.603 = $1.00.

OPERATING RESULTS

PRESENTATION METHOD OF STATEMENT OF OPERATIONS AND THE CHANGE THEREOF

Significant recent global changes, particularly in the real estate business in which we operate, enable us to utilize our relative advantage in such field of operation. Such changes include, among others, a decrease in commercial assets' long-term yield rates; low short term interest rates, geo-political evolutions including rapid financial progress in developing markets and transformation thereof to much more readily accessible geographical targets. Concurrently with such changes and consequently thereto, a significant increase was noted in the quest for real assets, both by private, as well as by institutional investors, pension funds, REIT funds, and others. The above mentioned global changes together with the completion of the July 2005 transaction between PC and Klepierre, led the management to reexamine our nature of activity while attempting to strategically alter its business. The core of such change is expressed in evolving the major part of our business activities from the entrepreneurship, development and operation of various commercial real estate assets in the medium to long term, into the entrepreneurship and development of such assets supported by short term management and operation activities with the principal objective of founding and stabilizing the assets for their sale, as closely as possible to completion of construction, and/or into the construction of assets under pre-sale development agreements executed with third parties (such as investment or management companies on the basis of turnkey construction agreements). This new business model is intended to reap the advantages of our strengths and expertise in the entrepreneurship and development of projects, rather than investing precious financial and manpower resources for the operation of its assets for the long term. The reexamination resulted in redefinition of the our operational and business model so that sales of its operational assets are included therein, whereas during previous reporting periods such sales and the results thereof were excluded from our operational results.

Following the consummation of the various "exit" transactions which commenced during 2004 and continued in 2005, and as a result of the change to our business model as specified above, our management believe that the historical presentation format of our statement of operations (“Multiple - step form”) is no longer a meaningful measure and presentation of our business activities, nor does it optimally reflect same. Our management believes that all costs and expenses (including selling and marketing, general and administrative as well as finance costs) should be considered as continuously contributing to obtaining overall income and profits, and that any attempt to classify only part of the expenses directly to the income revenues, may be construed as artificial. Management also believes that splitting such operational costs, to separate items such as "cost of sale", "selling and marketing costs", and "general and administrative expenses", is not meaningful to us, as we are a diversified company (containing a wide range of different activities), but rather an alternative classification should be applied which recognizes two types of costs: (i) those directly related to the sales; and (ii) overhead expenses which serve the business in general and are to be determined as general and administrative expenses. Moreover, distinction between those costs which are or are not taken into account in determining the gross profit, requires significant discretion, often entailing inconsistent and insufficiently reliable accounting classification.

Accordingly, we have adopted a new method for the presentation of our consolidated statement of operations reports, whereby all expenses are presented in one group, which is deducted as a whole from the total revenues which are also represented in one group (“Single - Step Form”), as opposed to the previous presentation, used through the previous reporting period ("Multiple - Step Form"). Accordingly, expense items were classified - as part of such change - by differentiating those costs directly relating to each income, and those which serve the business in general.

In the view of our management, this new method of presentation more adequately and suitably reflects the nature of our operations on a consolidated basis, in the light of our modified strategy and goals. Comparative figures for the previous accounting years have been reclassified accordingly.

The following table presents for the periods indicated the statements of operation of EMI:

	2005	2005	2004	2003
	Reported	Reported	Reported	Adjusted
	Convenience Translation
	$'000	(In Thousand NIS)
REVENUES
Sale of real estate assets and investments, net	61,191	281,661	131,921	-
Commercial centers operations	31,057	142,957	311,893	347,056
Hotels operations and management	58,670	270,057	218,365	189,205
Sale of medical systems	16,449	75,713	44,049	-
Realization of investments	425	1,958	16,415	45,129
Other operational income	9,648	44,409	13,238	13,495
	177,440	816,755	735,881	594,885

COSTS AND EXPENSES
Commercial centers operations	34,248	157,640	271,392	257,913
Hotels operations and management	56,331	259,293	207,152	188,672
Cost and expenses of medical systems operation	10,771	49,577	26,039	8,720
Other operational expenses	10,166	46,793	3,655	3,510
Research and development expenses, net	12,796	58,899	38,158	43,719
General and administrative expenses	8,025	36,939	43,627	42,144
Share in losses of associated companies, net	2,613	12,028	15,968	20,951
Financial expenses, net	26,574	122,321	53,569	211,821

Other expenses, net	12,406	57,106	51,428	10,477
	173,930	800,596	710,988	787,927

PROFIT (LOSS) BEFORE INCOME TAXES	3,511	16,159	24,893	(193,042)
Income taxes (tax benefits)	1,694	7,798	15,804	(20,217)
PROFIT (LOSS) AFTER INCOME TAXES	1,816	8,361	9,089	(172,825)
Minority-interest in results of subsidiaries, Net	15,922	73,287	27,448	48,671
PROFIT (LOSS) FROM CONTINUING OPERATIONS	17,738	81,648	36,537	(124,154)
Profit from discontinued operations, net	1,285	5,917	6,810	12,073
Cumulative effect of accounting change at the beginning of the year	(135)	(622)	-	-
NET INCOME (LOSS)	18,888	86,943	43,347	(112,081)

Fiscal 2005 compared to Fiscal 2004

Most of our businesses, which operate in various countries, report their operational results in their functional currency, being other than NIS (our reporting currency). We translate our subsidiaries’ result of operations into NIS based on the average quarterly exchange rate of the functional currency against the NIS. Therefore, a devaluation of the NIS against each functional currency would cause an increase in our reported revenues and the costs related to such revenues in NIS while a revaluation of the NIS against each functional currency would cause a decrease in our revenues and costs related to such revenues in NIS.

Revenues

Total consolidated revenues for 2005 were NIS 816.8 million ($177.4 million) compared to NIS 735.9 million for 2004, an increase of NIS 80.9 million, or 11%.

Revenues from sale of real estate assets and investments, net, for 2005 were NIS 281.7 million ($61.2 million) compared to NIS 131.9 million in 2004.

Revenues from sale of real estate assets and investments in 2005 were derived from (i) sale of four Polish shopping and entertainment centers to Klepierre in July 2005, which contributed net revenue of NIS 166.4 million; (ii) purchase price adjustment to the sale transaction of 12 Hungarian shopping and entertainment centers to Klepierre in July 2004, which contributed net revenues of NIS 53.4 million ($11.6 million); (iii) sale of four Hungarian shopping and entertainment centers to Dawney Day in April 2005, which contributed net revenues of NIS 3.5 million ($0.8 million); and (iv) sale of our interest (30%) in Shaw in December 2005, which contributed net revenues of NIS 58.4 million ($12.7 million).

Revenues from sale of real estate assets and investments in 2004 derived from the sale of twelve Hungarian shopping and entertainment centers to Klepierre in July 2004.

For further elaboration of these transactions see our 2005 Form 20-F.

Revenues from shopping and entertainment centers operations in 2005 were NIS 143.0 million ($31 million) compared to NIS 311.9 million in 2004, a decrease of NIS 168.9 million or 54%. Such decrease resulted mainly from (i) the sale of the activities of 12 shopping centers in Hungary, which were sold to Klépierre Group at the beginning of the third quarter of 2004 and which did not contribute any revenues in 2005 in comparison with NIS115.5 million in the first half of 2004; (ii) the sale of the activities of four operational centers in Hungary which were sold to Dawny Day at the beginning of the second quarter of 2005, which contributed revenues of NIS 11.5 million ($2.5 million) in first quarter 2005 compared to NIS 46 million in 2004; and (iii) the sale of the activities of four operational centers in Poland which were sold to Klépierre at the beginning of the third quarter of 2005 and which contributed revenues of NIS 40.0 million ($ 8.7 million) in the first half of 2005 compared to NIS 60.0 million in 2004.

Revenues from our hotel operations and management for 2005 were NIS 270.1 million ($58.7 million) as compared to NIS 218.4 million for 2004, an increase of NIS 51.7 million or 23.7%. The increase in revenues in the hotel division resulted primarily from the commencement of operations of the Riverbank Park Plaza Hotel in April 2005, which contributed additional revenues of NIS 39.1 ($8.5 million) in 2005; from an increase in revenues from the operations of Victoria London hotel mainly attributed to higher occupancy rate and higher average room rate; and from an increase in revenue from the Centerville apartments hotel in Bucharest mainly attributed to renovation and commencement of operations of an additional 60 apartments during 2005.

Revenues from InSightec’s sale of medical systems in fiscal 2005 were NIS 75.7 million ($16.4 million) as compared to NIS 44.0 million in 2004. The sales in fiscal 2005 represent sales of 15 "ExAblate 2000" Systems as compared to 10 systems in 2004.

Revenues from realization of investments in 2005 were NIS 2.0 million ($ 0.4 million) which were attributed to additional proceeds received from the sale of our interest in Algotech in November 2003 as compared to NIS 16.4 million in 2004 which were attributed to gain deriving from decrease in shareholding of our interest in InSightec amounting to NIS 13.0 million and certain additional proceeds received from the sale of Algotech amounting to NIS 3.4 million.

Revenues from other operational income in 2005 were NIS 44.4 million ($9.6 million), out of which NIS 31.8 million ($6.9 million) being revenues from the operation of Mango which was acquired in May 2005 and NIS 12.7 million ($2.7 million) representing lease of assets, as compared to NIS 13.2 million in 2004, all of which deriving from lease of assets.

Profits before Income Taxes

Set forth is an analysis of our profits before income taxes and the analysis of the decrease in our profits before income taxes from NIS 24.9 million in 2004 to NIS 16.2 million ($3.5 million) in 2005:

Profit from the sale of real estate assets and investments is presented net, after cost of assets or investments sold, therefore; the profits from such sales are equal to the revenues derived therefrom.

Costs and expenses from shopping and entertainment centers operations less revenues from shopping and entertainment centers in 2005 was NIS 14.7 million ($ 3.2 million) compared to revenues from shopping and entertainment centers operations less costs and expenses related to such revenues in 2004 of NIS 40.5 million. This decrease was attributable mainly to a decrease in the revenues of the shopping and entertainment centers as a result of the projected sales described above. The decrease in revenues was not followed by a matching decrease in other operational expenses related to the shopping and entertainment centers operations (i.e., initiation, selling & marketing as well as general and administrative expenses).

Revenues from hotel operations less costs and expenses related to such revenues in 2005 was NIS 10.7million ($ 2.3 million) compared to NIS 11.2 million in 2004. This decrease is attributable mainly to the fact that the Riverbank Hotel which commenced operation in April 2005 was not operating on a full-scale basis while its fixed expenses (e.g. property tax, insurance, depreciation, etc.) corresponded to full-scale operations of such hotel resulting in losses of approximately NIS 12 million ($2.6 million) from this hotel which are typical to hotel in its preliminary stages of operation. Such losses were partially offset by an increase in profits of the Centerville apartments hotel in Bucharest and the Victoria London Hotel.

Revenues from sale of medical systems less costs and expenses related to such revenues in 2005 was NIS 26.1million ($ 5.7 million) compared to NIS 18.0 million in 2004. This increase is attributable mainly to a growth in sales, as described in preceding paragraphs, offset by increase in selling and marketing expenses and general and administrative expenses attributable to sale of medical systems from NIS 16.2 million in 2004 to NIS 30.2 million ($ 6.6 million) in 2005. This increase in selling and marketing expenses was attributable to InSightec’s extensive efforts and resources devoted to expand its scope of sales and the increase in general and administrative expenses attributable to an increase in InSightec’s headquarters personnel in order to expand InSightec’s activities.

Profit from realization of investments is presented net, after cost of the investments sold and therefore the profit from such item is equal to the revenues derived therefrom.

Costs and expenses from other operational income less revenues from other operational income in 2005 was NIS 2.4 million ($ 0.5 million) compared to revenues from other operational income less costs and expenses related to such revenues in 2004 of NIS 9.6 million. which include the following: (i) revenues of Mango less costs and expenses of Mango of NIS 4.4 million ($1.0 million); (ii) project initiation expenses of NIS 7.8 million ($1.7 million) mainly relating EMI’s tender offer to participate in Israel’s Channel 2 broadcasting; and (iii) revenues from lease of assets less costs and expenses of related to such revenues was NIS 9.8 million ($2.1 million). Revenues from other operational income in 2004 less costs and expenses related to such revenues resulted from lease of assets and amount of NIS 10.0 million.

Research and development expenses, net in 2005 totaled NIS 58.9 million ($12.8 million), after deducting NIS 3.9 million ($0.8 million) granted by the Israeli Office of the Chief Scientist (“OCS”), compared to NIS 38.2 million in 2004, after deducting NIS 7.7 million granted by the OCS. All research and development expenses derived from InSightec’s operations. InSightec expanded its scope of research and development in 2005 to new applications of the ExAblate 2000 systems as well as costs related to the developing of new systems.

General and administrative expenses decreased in 2005 to NIS 36.9 million ($8 million) from NIS 43.6 million in the previous year. This decrease is attributed mainly to a decrease in legal and other professional fees including, inter alia, a one-time write off of a provision previously recorded for such expenses as well as a decrease in headquarters salary expenses. General and administrative expenses include corporate executive, administrative, legal and accounting activities, rental expenses and professional fees. General and administrative expenses related directly to EMI’s operations are included in the cost and expenses of same operations, in accordance with the Single - Step Form, as described above.

Share in losses of associated companies, net, totaled NIS 12.0 million ($2.6 million) in 2005, compared to NIS 16.0 million in 2004. Such losses are attributable mainly to EMI’s share in losses resulted from the operations of our venture capital investments: Gamida, Olive and Easyrun, partially offset by net income deriving from Ercorner (the company holding the Dream Island project).

Finance expenses, net increased to NIS 122.3 million ($26.6 million) in 2005 from NIS 53.6 million in 2004. Such increase resulted from a combination of the following factors:

●	In 2005, EMI had an exchange rate differences loss of NIS 20.2 million ($4.4 million) as compared to an exchange rate differences gain of NIS 87.8 million in 2004 which was attributable to:

(i)  In 2004, our shopping and entertainment centers segment recorded an exchange rate differences gain of NIS 76.8 million, generated mainly by the significant re-valuation (5%) of the Hungarian Forint in Hungary (which until April 1, 2004 was the functional currency of the operations in that country), in relation to the Euro, which is the currency used in financing these activities. This compares to PC’s exchange rate differences losses in 2005 which amounted to NIS 2.1 million, since the Euro is both the functional currency of PC’s subsidiaries and the currency of its monetary net assets. In addition, in 2005, we had an exchange rate differences loss of NIS 12.6 million which resulted mainly from the Arena shopping and entertainment center in Israel as a result of an evaluation of the US dollar against the NIS which constitute Arena’s functional currency;

(ii)  Our hotel segment (mainly its Romanian subsidiary) accrued exchange rate differences loss amounting to NIS 6.0 million ($1.3 million) in 2005 compared to exchange rate differences gain of NIS 17.4 million in 2004, attributed to the fluctuations of the US dollar against the Romanian Lei, being the subsidiary’s functional currency;

(iii) In 2005, we recorded an exchange rate differences loss of NIS 10.3 million ($ 2.2 million), which is attributable to corporate loans provided to us in foreign currencies (mainly the US dollar) against the NIS. This compares to an exchange rate differences gain of NIS 13.0 million in 2004; and

(iv) An increase in our exchange rate differences gain from cash and bank deposits to NIS 10.8 million in 2005 ($ 2.3 million), compared to an exchange rate differences loss of NIS 19.4 million in 2004.

●
In fiscal 2005, we incurred interest expenses and a gain/loss from forward transactions of NIS 102.1 million ($22.2 million) as compared to NIS 141.4 million in 2004, which was attributable to the following:

(i)  In 2005, we recorded a gain from a forward transaction of NIS 14.7 million ($3.2 million) compared to a loss from such transaction of NIS 14.9 million in 2004; Such forward transactions were designed in order to hedge payments or proceeds that should have been paid or received in other currencies and which for accounting purposes do not constitute hedge transactions and therefore, their results were recorded in the statement of operations;

(ii) In 2005, our shopping and entertainment centers segment recorded interest expenses of NIS 27.3 million ($5.9 million), compared to NIS 66.4 million in 2004 mainly due to a decrease in the scope of loans following the sale of the shopping and entertainment centers;

(iii) Our hotels segment recorded interest expenses of NIS 52.7 million ($ 11.5 million) compared to NIS 35.7 million in 2004, mainly due to the commencement of operations of the Riverbank Park Plaza hotel; and

(iv) Interest expenses in respect of our corporate loans less interest income on our deposits increased to NIS 35.5 million ($ 7.7 million) compared to NIS 24.4 million in 2004. This increase is mainly attributable to an increase in our scope of loans and an increase in the basic LIBOR rates for all currencies.

Other expenses, net, in 2005 totaled NIS 57.1 million ($12.4 million) compared to NIS 51.4 million in 2004. This was the result of:

(i)
In 2004 we recorded a gain of NIS 12.4 million deriving from realization of investment-type monetary balances (i.e. foreign currency exchange rates results with respect to shareholder loans provided to our investee company previously recorded directly as cumulative foreign currency translation adjustments within shareholder equity and which, as a result of a repayment of such shareholder loans, were realized into the statement of operations) . In 2005 EMI did not record such a gain; and

(ii)
A provision for loss resulting from expected decline in EMI’s holdings in Elscint due to the probability of realization of Elscint’ shares held by employees under the Elscint Incentive Plan, which was recorded prior to the consummation of the merger between EMI and Elscint, partially offset by a decrease in loss from disposition and impairment of assets and investments which in 2004 totaled NIS 64.8 million compared to NIS 46.4 million recorded in 2005 ($10 million). The assets and investments impairment in 2005 included mainly impairment of our hotels and shopping and entertainment centers and impairment of our investment in Vcon, which is one of our venture capital investment companies.

As a result of the foregoing factors, profit before income tax totaled in 2005 NIS 16.2 million ($3.5 million), compared to NIS 24.9 million in 2004.

Certain additional factors affecting our net profit for 2005 and 2004 included the following:

(a)	income taxes in 2005 totaled NIS 7.8 million ($1.7 million) compared to NIS 15.8 million in 2004;

(b)
minority interest in results of subsidiaries, net, totaled NIS 73.3 million ($15.9 million) compared to NIS 27.4 million in 2004, mainly resulting from an increase in EMI’s share in Elscint’s and InSightec’s losses;

The above resulted in profit from continuing operation totaling NIS 81.6 million ($17.7 million) in 2005, compared to NIS 36.5 million in 2004.

(a)
profit from discontinuing operations, net, totaled NIS 5.9 million ($1.3 million) in 2005, compared to NIS 6.8 million in 2004; this profit resulted mainly from the collection of receivables previously written off and to exchange rate differences income attributable to monetary assets pertaining to discontinuing operations;

(b)	cumulative effect from the application of a new accounting standard, resulted in loss of NIS 0.6 million ($0.1 million) in 2005;

The above resulted in net profit of NIS 86.9 million ($18.9 million) in 2005, compared to NIS 43.3 million for fiscal 2004.

Fiscal 2004 compared to Fiscal 2003

Revenues

Total consolidated revenues for fiscal 2004 were NIS 735.9 million compared to NIS 594.9 million for 2003, an increase of NIS 141 million, or 23.7%.

Revenues from sale of real estate assets and investments, net, for fiscal 2004 were NIS 131.9 million. There were no such transactions in 2003.

Revenues from sale of real estate assets and investments in 2004 derived from the sale of twelve Hungarian shopping and entertainment centers to Klepierre in July 2004.

Revenues from shopping and entertainment centers operations for fiscal 2004 were NIS 311.9 million compared to NIS 347.1 million in 2003, a decrease of NIS 35.2 million or 10%. This decrease resulted from the exclusion of the activities of 12 shopping centers in Hungary, which were sold to Klépierre at the beginning of the third quarter of 2004, which contributed revenues of NIS 115.5 in the second half of 2004 compared to NIS 219.0 million in 2003. This decrease was offset by: (i) an increase in revenues from Arena in the amount of NIS 35 million; Arena commenced partial operations in mid June 2003 while during fiscal 2004 attaining almost full scale operations; (ii) an increase revenues in the amount of NIS 7 million deriving from the opening of an additional shopping center in Hungary during 2004; (iii) an increase revenues in the amount of NIS 15 million received by the center’s management company (in which EMI then held 50%) during the second half of 2004, from the 12 centers sold to Klépierre; and (iv) an increase revenues in the amount of NIS 13 million resulting from currency fluctuations in Hungary and Poland during the fiscal year 2003.

Revenues from hotel operations and management for 2004 were NIS 218.4 million as compared to NIS 189.2 million for fiscal 2003, an increase of NIS 29.2 million or 15%. The increase in revenues resulted from: (i) commencement of operations of the Aquotopia attraction within the Astrid Park Plaza facilities in 2004; (ii) higher occupancy rates in Victoria London and the Sherlock Holmes hotels; and (iii) renovations and operations of additional apartments in our Centerville apartment hotel in Bucharest during fiscal 2004 and higher occupancy and rental rates from this hotel.

Revenues from InSightec’s sale of medical systems in 2004 were NIS 44 Million. InSightec commenced sales during the first quarter of 2004. The sales represent sales of 10 "ExAblate 2000" Systems.

Revenues from realization of investments in 2004 were NIS 16.4 million, compared to NIS 45.1 million in 2003. This decrease was attributable to a decrease in our shareholding in InSightec amounting to NIS 13.0 million in 2004 and NIS 20.4 in 2003, as well as additional proceeds received from the sale of our interest in Algotech totaling NIS 3.4 million in 2004 compared to gain derived from the consummation of this sale of NIS 24.7 million in 2003.

Other operational income consists of revenues deriving from hotel leasing in 2004 of NIS 13.2 million as compared to NIS 13.5 million for 2003.

Profits before Income Taxes

Set forth is an analysis of the profits before income tax: Profit from the sale of real estate assets and investments is presented in net, after cost of assets or investments sold; therefore, the profits from such sales are equal to the revenues derived therefrom.

Revenues from shopping and entertainment centers operations less costs and expenses related to such revenues in 2004 was NIS 40.5 million compared to NIS 89.1 million in 2003. This decrease was mainly due to the sale of the activities of 12 shopping centers in Hungary, which were sold to Klépierre at the beginning of the third quarter of 2004.

Revenues from hotel operations less costs and expenses related to such revenues in 2004 was NIS 11.2 million compared to NIS 0.5 million in 2003. This increase resulted from increase in revenues of the hotel segment and improved efficiency in our costs of revenues of this segment.

Revenues from sale of medical systems less costs and expenses related to such revenues in 2004 was NIS 18.0 million compared to costs and expenses of medical systems less revenues from sale of medical systems of NIS 8.7 million in 2003. This increase was attributed to an increase in revenues from the sales of such systems. The costs and expenses related to medical systems operations in fiscal 2003, consists mainly of general and administrative expenses recorded in accordance with the Single - Step Form described above.

Profit from realization of investments is presented net, after cost of the investments sold and therefore, the profit from such item is equal to the revenues derived therefrom.

Revenues from sale of other operational income less costs and expenses related to such revenues in 2004 resulted from the lease of assets.

Research and development expenses, net in 2004 totaled NIS 38.2 million after deducting NIS 7.7 million granted by the OCS, compared to NIS 43.7 million in fiscal 2003, after deducting NIS 7.5 million granted by OCS. All research and development expenses derived from InSightec’s operations.

General and administrative expenses, increased in 2004 to NIS 43.8 million from NIS 42.1 million in the corresponding period of the previous year.

Share in losses of associated companies, net, totaled NIS 16.0 million in 2004, compared to NIS 21.0 million in 2003 mainly resulted from the operations of our venture capital investments: Gamida, Olive and Easyrun, partially offset by net income deriving from Ercorner (the company that owns the Dream Island project). Due to the fact that from the fourth quarter of 2003, the investment in Vcon is stated on a cost basis, the Company has not recorded any equity income or loss regarding Vcon since that date.

Financing expenses, net in 2004, totaled NIS 53.6 million as compared to NIS 211.8 million in 2003, a decrease of NIS 158 million. Such decrease resulted from a combination of the following factors:

●
In 2004, EMI had exchange rate differences gain of NIS 87.8 million compared to exchange rate differences loss of 67.1 million in 2003, which was attributable mainly to an exchange rate differences gain of NIS 76.7 million recorded by our shopping and entertainment segment in 2004, which were generated mainly by the significant re-valuation of the Hungarian Forint (which until April 1, 2004 was the functional currency of the operations in that country), in relation to the Euro, which is the currency used in financing these activities. This compared to exchange rate differences expense losses of NIS 100.9 million in 2003 which were incurred due to substantial currency devaluation (net of inflation) in Hungary and Poland, partially offset by:

(i)
EMI’s hotel segment (mainly its Romanian subsidiary) accrued an exchange rate differences gain of NIS 17.5 million in 2004 compared to accrued exchange rate differences gain of NIS 27.1 million in 2003, attributed to the fluctuations of the US dollar (being the Romanian’s subsidiary net monetary assets currency) against the Romanian Lei; and

(ii)
Exchange rate differences loss in 2004 attributable to our corporate loans and deposits totaled NIS 6.4 million, which resulted mainly from fluctuations in the exchange rates of currencies financing the operations of the Company (mainly exchange rate of the US dollar against the NIS). This compares with an exchange rate gain of NIS 8.6 million in 2003.

●
In 2004, we incurred interest expenses of NIS 141.4 million as compared to NIS_144.7 million in fiscal 2003, which was attributable mainly to the decrease in interest expenses in 2004 accrued on Plaza Center's bank loans, totaling NIS 55.0 million compared to NIS 81.5 million in 2003, which was primarily a result of a reduction in the amount of outstanding loans due to the exclusion of the activities of 12 shopping centers in Hungary that were sold to Klépierre during the third quarter of 2004. This was partially offset by:

(i)
Increase in interest expenses of our hotels segment amounting to NIS 35.7 million in 2004 compared to NIS 27.7 million in 2003, mainly due to an increase in the scope of loans of this segment as a result of new refinance loans; and

(ii)
Increase of Arena’s accrued interest expenses of NIS 11.4 million in 2004 compared to NIS 6.4 million in 2003, mainly due to the fact that Arena commenced operation in mid June 2003 and did not accrue interest expenses in its statement of operations in the first half of 2003; and

(iii)	Decrease in our interest income from bank deposits to NIS 4.6 million in 2004 compared to NIS 11.2 million in 2003 mainly due to a decrease in the amount of deposits held by EMI.

Other expenses, net, in 2004 totaled NIS 51.4 million compared to NIS 10.5 million in 2003. This was as a result of: (i) gain of NIS 12.4 million recorded in 2004 from realization of investment type monetary balance in investees (i.e. foreign currency exchange rates results with respect to shareholder loans provided to our investee company previously recorded directly as cumulative foreign currency translation adjustments within shareholder equity and which, as a result of a repayment of such shareholder loans, were realized into the statement of operations), compared to a gain of NIS 32.3 million in 2003 resulting from such realization; and (ii) an increase from disposition and impairment of assets and investments in 2004 totaling NIS 64.8 million, compared to NIS 38.0 million recorded in 2003.

As a result of the foregoing factors, profit before income tax totaled in 2004 NIS 24.9 million compared to loss before income tax NIS 193.0 million in 2003.

Additional factors affecting EMI’s net profit for 2004 and 2003 are as follows:

(a)	income taxes in 2004 totaled NIS 15.8 million compared to tax benefit of NIS 20.2 million in 2003;

(b)	minority interest in results of subsidiaries, net, totaled NIS 27.4 million compared to NIS 48.7 million in 2003, mainly resulting from increase in EMI’s share in Elscint’s and InSightec’s losses;

The above results in profit from continuing operations totaling NIS 36.5 million in 2004, compared to loss therefrom of NIS 124.2 million for 2003.

(a)
profit from discontinuing operation, net, totaled NIS 6.8 million in 2004, compared to NIS 12.1 million in 2003; this profit resulted mainly from the collection of receivables previously written off and to exchange rate differences for income attributed to monetary assets pertaining to discounting operations;

The above results in net profit of NIS 43.3 million in 2004, compared to loss NIS 112.1 million for 2003.

LIQUIDITY AND CAPITAL RESOURCES

GENERAL

Our capital resources include the following: (a) lines of credit obtained from Israeli banks; (b) proceeds from sales of assets; (c) financing margins resulting from the refinancing of loans extended to the subsidiaries building the centers; (d) private issuance of non-convertible debentures and shares; and (e) available cash and cash equivalents. Such resources are used for one or more of the following purposes:

(i)
equity investments in our centers and hotels constructed by our wholly owned and jointly controlled subsidiaries (special purpose entities that are formed for the construction of the various centers and hotels (“Projects Companies”)). We generally finance approximately 25%-30% of such projects through equity investments in the Project Companies, while the remaining 70%-75% is financed through a credit facility secured by a mortgage of the project constructed by the respective Project Company, registered in favor of the financial institution that provide such financing. The equity investments in the Project Companies are typically provided by us through shareholder loans that are subordinated to the credit facilities as therein provided;

(ii)	additional investments in InSightec if necessary;

(iii)	additional investment in our investees (mainly venture capital investments); and

(iv)	other investments such as project initiation.

InSightec’s capital resources are obtained primarily from additional investments in equity or in convertible notes by its shareholders and from its revenues from sale of medical systems. Such amounts are used for research and development activities aimed at obtaining FDA approvals for further treatments and other general corporate expenses such as cost of revenues, marketing and selling and general and administrative expenses.

LIQUIDITY

The followings items elaborate on the major transactions and events carried out by EMI in 2005 and onwards, which resulted in material changes in EMI’s liquidity:

Sources of Cash from Major Transactions and Events - 2005 and 2006 to the filing of our 2005 Form 20-F:

•
On July 29, 2005, PC sold four operational shopping centers in Poland, to Klépierre for a net cash consideration of €73.8 million ($88.7 million). The net cash consideration reflected the sold centers' asset value as at the closing, after deduction of bank loans and other working capital items of the sold centers (the “first stage“). In accordance with the terms of the agreement, an adjustment of the purchase price was set to be conducted on the basis of the gross rentals as of December 31, 2005 (in respect of one shopping center - as of a date up to May 31, 2006), and a net asset value adjustments based on the audited financial statements of the Sold Centers. As of the date of this annual report such adjustments have not yet been made and we believe that following such adjustments EMI will generate an additional net cash consideration of €15 million.

•
In April 2005, PC sold four shopping and entertainment centers in certain peripheral cities in Hungary to Dawny Day Europe for a net consideration of €17.2 million ($20.3 million). The net cash consideration reflects the asset value of the sold centers after deduction of bank loans and other working capital items of the sold centers. We undertook within the framework of the agreement to guarantee achieving of certain operational targets of one of the sold centers, for a period of 3 years until December 31, 2007, which is estimated to total €1.3 million.

•	On December 19, 2005, Elscint has sold its entire 30% interest in the company owning the Shaw Hotel for net consideration of €5.5 million ($6.5 million)

•
Within the framework of an agreement signed between PC and Klépierre in July 2004 for the sale of 12 shopping and entertainment centers in Hungary, PC has provided Klépierre with a bank guaranty in order to secure certain revenues achievements of the sold centers. In the framework of the agreement signed between PC and Klépierre in July 2005, as described above, Klépierre released the guaranty unexercised, and PC received an additional cash consideration from Klépierre which amounted to €7.6 million ($9.0 million). In addition, in accordance with the agreement signed with Klepierre in July 2004, PC deposited €6.8 million ($8.2 million) in an escrow account in order to secure certain tax conditions set forth in the sale agreement, which have been released to us in March 2005.

•
In 2005, we continued our investments in those shopping and entertainment centers and hotels, which are under construction, through grants to our project companies totaling approximately €24 million ($28 million).

•
On March 2, 2006, through our jointly controlled subsidiaries, which hold three hotels in the United Kingdom (“Holding Companies”), we executed a refinance loan agreement together with Park Plaza. The Holding Companies and Park Plaza are jointly and severally borrowers under the agreement, while our share in the loan amounted to ₤97.5 million ($168 million) (“Refinancing Loan”). The Refinancing Loan bears annual interest of Libor + 3% and is repayable over a five-year period with an option to extend such term to seven years, subject to fulfillment of certain condition as stipulated in the Refinancing Loan.

In the event of cash distributions deriving from the sale, disposal or refinancing of the hotels which were financed by the refinancing loan funds (“Transactions”), the Borrowers are required to pay to the financing bank an amount equivalent to 15% of the difference between the market value of the hotels as determined in such Transactions and the value of the hotels as set and agreed upon for the purposes of the Refinancing Loan.

The Refinancing Loan proceeds were first used for the repayment of outstanding loans previously granted to the Holding Companies, in which our share amounted to ₤60 million ($104 million).

The Holding Companies have transferred to us the surplus of the credit-received totaling ₤30.6 million ($52.7 million) out of which, ₤16.7 million ($28.7 million) was used to repay bank loans that financed our equity investments in the Holding Companies.

•
In February, March and June 2006, we issued unsecured non-convertible debentures totaling NIS 527 million ($114 million) to Israeli investors. The debentures consist of two series: Series A Debentures, in a principal amount of NIS 468.0 million ($101.7 million), bear annual interest of 6% and are linked (principal and interest) to the increases in the Israeli CPI. Series B Debentures, in a principal amount of NIS 59.0 million ($12.6 million), bear annual interest of LIBOR plus 2.65% and are linked (principal and interest) to the US dollar. The principal amount of Series A and Series B Debentures are repayable in equal 10 semi-annual installments, commencing August 2009. The Series A and Series B debentures also provide that the debentures will be prepaid by us at the option of the trustee or the holders of the debentures if our securities are de-listed from trade on both the Tel Aviv Stock Exchange and on Nasdaq Global Market. We have undertaken to use our best efforts to register the two series of debentures for trade on the Tel Aviv Stock Exchange not later than August 30, 2006. So long as the debentures are not registered for trade on the Tel Aviv Stock Exchange, we have undertaken: (i) to pay an additional interest at a rate of 0.3% per annum; (ii) not to make any distribution as defined in the Israeli Companies Law to our shareholders which does not comply with the profit and solvency tests provided in section 302(a) of the Companies Law, unless such distribution is approved at the general meeting of holders of each series of debentures by an unanimous vote of all holders participating in the vote; (iii) to pre-pay the debentures at the option of the trustee or the holders of the debentures upon the occurrence of any of the following events: (a) the rating of the debentures in Israel decrease in Baa2 (the equivalent rating of BBB); or (b) the holding of Europe-Israel in us drops below 25% of our issued share capital. Such undertaking will be terminated upon the registration for trade of the debentures on the Tel Aviv Stock Exchange.

•
On May 17, 2006, Elscint sold through a private transaction, 524,187 dormant shares of EMI in consideration for NIS 115 per share, generating net cash consideration of NIS 60.2 million ($13.1 million).

•
On June 11, 2006, EMI issued to Israeli investors additional series A unsecured non-convertible debentures, in an approximate aggregate amount of NIS 68 million ($14.7 million) .The newly issued series A debentures have same terms as those governing the previously issued series A debentures, as described above.

Use of Cash from Major Transactions and Events - 2005 and 2006 to Date:

•	On March 17, 2005, we distributed to our shareholders a dividend in the amount of NIS 153.9 million ($34.5 million).

•	On January 17, 2006, the Company distributed to its shareholders a dividend in the amount of NIS 130.0 million ($28.2 million).

The following table sets forth the components of our cash flows statements for the periods indicated:

	Year ended December 31,
	2005	2005	2004	2003
	Convenience Translation US $	NIS Thousands	NIS Thousands	NIS Thousands
Net cash used in operating activities	(21,531)	(99,108)	(21,562)	(8,333)
Net cash provided by investing activities	1,194	5,496	128,481	131,443
Net cash provided by (used in) financing activities	52,950	243,727	75,872	(174,995)
Net effect on cash due to changes in currency exchange rates	(1,416)	(6,516)	(522)	3,959
Increase (decrease) in cash and cash equivalents	31,197	143,599	182,269	(47,926)

Cash flow from operating activities

Net cash used in operating activities for fiscal 2005 was NIS 99.1 million ($21.6 million), as compared to NIS 21.5 million for fiscal 2004. This increase in net cash used in operating activities, in the amount of NIS 77.5 was mainly due to a decrease of NIS 116.0 million ($25.0 million) in PC's net cash provided by its operating activities, which resulted mainly from (i) the sale of the activities of 12 shopping centers in Hungary, which were sold to Klépierre at the beginning of the third quarter of 2004; (ii) the sale of the activities of four operational centers in Hungary which were sold to Dawny Day at the beginning of the second quarter of 2005; and (iii) the sale of the activities of four operational centers in Poland which were sold to Klépierre at the beginning of the third quarter of 2005.

This was offset by:

(i)
Cash flow in respect of gain from derivative financial transactions of NIS 14.7 million ($3.1 million) in 2005 compared to loss from such transactions of NIS 13.5 million in 2004. Consequently, the total change in cash flow from our operating activities deriving from these transactions amounted to NIS 28.2 million.

(ii)	A decrease in the amount of NIS 15 million in InSightec’s net cash used for its operating activities as a result of an increase in revenues generated from the sales of medical systems.

Cash flow from investing activities

Cash flow from investment activities decreased to NIS 5.5 million ($1.1 million) in 2005 from NIS 128.5 million in 2004. This decrease was mainly attributable to the following:

●
an increase in the purchase of fixed assets to NIS 435.8 million in 2005 from NIS 373.5 million in 2004 mainly in respect of the construction of our shopping and entertainment centers in Poland and the Czech Republic and the construction of the Riverbank hotel in London.

●
an increase in our investments in subsidiaries which were first acquired and consolidated in 2005 to NIS 117.7 million ($25.6 million) from NIS 35.5 million. Such investments in 2005 are attributed mainly to (a) the purchase of the remaining 50% not owned by EMI in Sadyba; (b) the purchase of the entire equity and voting right in Kerepesi; and (c) the purchase of the entire equity and voting rights of Mango. This was partially offset by an increase in the proceeds from sale of real estate assets and investments to NIS 524.5 million ($113.9 million) in fiscal 2005 compared to NIS 412.0 million in 2004.

●
A decrease in the proceeds from the sale of fixed assets and investments to NIS 7.8 million ($ 1.7 million) in 2005 from NIS 59.3 million in 2004; and (iv) a decrease in realization of short and long term deposits to NIS 37.5 ($ 8.1 million) million in 2005 from NIS 60.0 million in 2004.

Cash flow from finance activities

Cash flow from financing activities increased to NIS 243.7 million ($53.0 million) in fiscal 2005 from NIS 75.9 million in 2004. Such increase was attributable to (i) receipt of long term bank loans - net of repayment of such loan - of NIS 365.7 million ($79.5 million) compared to NIS 218.4 million in 2004. The proceeds from these new bank loans were used mainly for the construction and/or purchase of our shopping and entertainment centers and hotels; (ii) a dividend payment in fiscal 2005 of NIS 153.9 million ($33.4 million) with no such distribution in 2004 although in fiscal 2004 EMI had acquired its shares in a total amount NIS 138.9 million with no similar purchase in 2005; and (iii) the issuance of convertible debentures by InSightec of NIS 60.2 million in 2004 with no such issuance in 2005.

Major balance sheet changes

Major balance sheet items as a percentage of total assets as at December 31, 2005 and 2004 were as follows:

	DECEMBER 31,
	2005	2004
Current assets	23%	16%
Current liabilities	18%	18%
Long-term Investments and fixed assets	76%	82%
Long-term liabilities	50%	54%
Minority Interest	0.3%	10%
Shareholders’ equity	28%	18%

Hotels, shopping and entertainment centers and other fixed assets decreased by NIS 0.8 billion, to NIS 2.7 billion ($0.6 billion) at December 31, 2005 from NIS 3.5 billion at December 31, 2004. This decrease derived primarily from: (i) the sale of the centers to Klepierre; (ii) the sale of the centers to Dawny Day; and (iii) the sale of the Shaw hotel. This decrease was partially offset by the continuing investments in the shopping and entertainment centers and hotels under construction in Europe.

Short-term credits and long term debt decreased to NIS 2,363 million ($513.3 million) at December 31, 2005 from NIS 2,956 million at December 31, 2004. The decrease in borrowings resulted primarily from repayment of long term loans which used to finance the centers and the hotels that were sold during 2005, and the decrease wasoffset somewhat by loans obtained for the financing of new centers and hotels.

Based on management's internal forecasts and assumptions relating to our operations, that our existing cash and funds generated from operations, together with the proceeds from the sale of assets and together with our existing financing agreements, will be sufficient to meet our working capital and capital expenditure requirements for the completion of those projects whose construction has already commenced. In the event that our plans change, our assumptions change or prove to be inaccurate, business conditions change, or if other capital resources and projected cash flow otherwise prove to be insufficient to fund our operations (due to unanticipated expenses or other unforeseen events), we may be required to reduce our operating expenses or use more of our cash reserves to fund operating expenses. In addition, we may need to seek additional financing sooner than currently anticipated. We have no current arrangements with respect to sources of additional financing and there can be no assurance that we will be able to obtain additional financing on terms acceptable to us, if at all.

Concentration of Credit Risk

Cash and amounts on deposit in Israel and abroad are deposited in banks. For information on composition of the short and long-term investment portfolio, see Notes 4 and 8 to our consolidated financial statements which are included in this annual report. Such investments are exposed to market-price fluctuation, with the group affected by fluctuation of the Israeli capital market, over which the group has no control. Such changes may have an impact on the value of these investments upon realization.

EMI and most of its investee companies (the “Group Companies”) are not materially exposed to credit risks stemming from dependence on a given customer. The Group Companies examine, on an ongoing basis, the amount of credit extended to their customers and, accordingly, record a provision for doubtful accounts based on those factors affecting credit risks of certain customers in the opinion of these companies' management.

In 2003, the Israeli Bank Controller instituted new regulations governing lending by Israeli banks to groups of affiliated borrowers. Under these regulations, the banks are limited in their maximum exposure to groups of affiliated companies under a combined lending ceiling based on objective and subjective guidelines. As a result, our borrowing capacity may be limited under certain circumstances even if we have unused lines of credit, due to borrowing by companies affiliated with shareholders that are defined by the Controller of the Banks as controlling shareholders of EMI. In anticipation of such developments, we are developing credit facilities that will not be affected by the new regulations.

Elbit Medical Imaging Ltd.

Board of Directors (as of August 2006)

Mordechay Zisser (1)
Executive Chairman of the Board of Directors
Abraham (Rami) Goren
Vice Chairman of the Board of Directors
Shimon Yitzhaki (1) President and Director
Rachel Lavine
Director
Yehoshua (Shuki) Forer (2)
Director
David Rubner (2)
Director
Zvi Tropp (1) (2)
External Director
Yosef Apter (2)
External Director
Moshe Lion
Director
Shmuel Perets
Director

(1) Member of the Donation Committee
(2) Member of the Audit Committee
Registered Offices (as of September 2006) 2 Weitzman Street Tel Aviv, Israel Tel: (011-972-3) 608-6001, Fax: (011-972-3) 6086050

Corporate Officers	Investor Contact
Shimon Yitzhaki, President Marc Lavine, Corporate Secretary and General Counsel Dudi Machluf, Chief Financial Officer	Anne McBride Company, Inc. 630 Third Avenue New York, NY 10017 Tel: (212) 983-1702, Fax: (212) 983-1736 Attention: Ms. Rachel Levin

Auditors Brightman Almagor & Co. Member of Deloitte Touche Tohmatsu International, Certified Public Accountants	Transfer Agent and Registrar American Stock Transfer and Trust Co. 59 Maiden Lane New York, NY 10038 Tel: (718) 921-8275, Fax: (718) 921-8331

ELBIT MEDICAL IMAGING LTD.
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005

Contents

                          Page

Report of independent registered public accounting firm                                                            F-2 - F-3

Consolidated Financial Statements:

    Balance sheets                                                                           F-4 - F-5

    Statements of operations                                                                         F-6

    Statements of changes in shareholders' equity                                                            F-7 - F-8

    Statements of cash flows                                                                         F-9 - F-11

    Notes to the consolidated financial statements                                                           F-12 - F-134

    Appendix                                                                                    F-135 - F-139

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND THE BOARD OF DIRECTORS OF
ELBIT MEDICAL IMAGING LTD.

We have audited the accompanying consolidated balance sheets of Elbit Medical Imaging Ltd. and its subsidiaries ("the Company"), as of December 31, 2005 and 2004, and the related consolidated statements of operations, statements of changes in shareholders' equity, and the consolidated statements of cash flows, for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain subsidiaries, whose assets included in consolidation constitute 31% and 37% of the total consolidated assets, as of December 31, 2005 and 2004, respectively, and whose revenues included in consolidation constitute 45%, 44% and 50% of total consolidated revenues for the years ended December 31, 2005, 2004 and 2003, respectively. We also did not audit the financial statements of affiliates accounted for by use of the equity method. The Company’s equity of NIS 35 million and NIS 33 million in those affiliates’ net assets as of December 31, 2005 and 2004, respectively, and of NIS 7 million, NIS 4 million and NIS 7 million in those affiliates’ net loss for each of the three years ended December 31, 2005, respectively, are included in the accompanying financial statements. The financial statements of those companies prepared in accordance with International Financial Reporting Standards or in accordance with accounting principles generally accepted in the United States of America or in accordance with accounting principles generally accepted in Israel, as applicable, were audited by other auditors whose reports thereon were furnished to us, and our opinion, insofar as it relates to amounts included for those companies, on such basis of accounting, is based solely on the reports of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements (including the Company’s conversion of amounts in the financial statements of subsidiaries and affiliates, prepared in accordance with International Financial Reporting Standards or accounting principles generally accepted in the United States of America or accounting principles generally accepted in Israel to amounts in accordance with generally accepted accounting principles in Israel and in the United States of America). An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and on the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Elbit Medical Imaging Ltd. and its subsidiaries as of December 31, 2005 and 2004, and the consolidated results of operations and cash flows, for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in Israel.

Accounting principles generally accepted in Israel vary in certain respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 25 to the consolidated financial statements.

As described in Note 2A(2), the financial statements for dates and reported periods subsequent to December 31, 2003 are presented in reported amounts, in accordance with the accounting standards of the Israeli Accounting Standards Board. The financial statements for the year ended in December 31, 2003 are presented in values adjusted until then, based on the changes in the general purchasing power of the Israeli currency and in accordance with the pronouncements of the Institute of Certified Public Accountants in Israel.

As discussed in Note 17B, claims have been filed against Group companies. For some of those claims petitions have been filed for certification as class actions.

As discussed in Note 2L, the Company has adopted effective January 1, 2005, Standard No. 19 of the Israel Accounting Standards Board, "income taxes".

Our audits also comprehended the translation of New Israeli Shekel amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 2A(1). Such U.S. dollar amounts are presented solely for the convenience of readers in the United States of America.

Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel-Aviv (Israel), April 9, 2006

ELBIT MEDICAL IMAGING LTD.
CONSOLIDATED BALANCE SHEETS

		December 31
		2005	2004	2005
		Reported	Reported	Reported
				Convenience
				translation
	Note	(in thousand NIS)		US$'000
Current Assets
Cash and cash equivalents	(3)	489,344	345,745	106,310
Short-term deposits and investments	(4)	240,072	278,021	52,155
Trade accounts receivable	(5)	35,404	39,102	7,691
Receivables and other debit balances	(6)	76,680	66,140	16,659
Inventories	(7)	24,132	7,331	5,243
		865,632	736,339	188,058

Long-Term Investments and Receivables
Long-term deposits, debentures, loans
and other long-term balances	(8)	62,139	113,785	13,500
Investments in investees and other companies	(9)	56,798	71,608	12,339
		118,937	185,393	25,839

Real Estate and other Fixed Assets	(10)	2,758,465	3,527,988	599,275

Other Assets and Deferred Expenses	(11)	30,476	55,859	6,621

Assets Related to Discontinuing Operation	(22)	12,607	14,700	2,739

		3,786,117	4,520,279	822,532

The accompanying notes to the financial statements constitute an integral part thereof.

ELBIT MEDICAL IMAGING LTD.
CONSOLIDATED BALANCE SHEETS

		December 31
		2005	2004	2005
		Reported	Reported	Reported
				Convenience
				translation
	Note	(in thousand NIS)		US$'000

Current Liabilities
Short-term credits	(12)	460,270	536,937	99,994
Suppliers and service providers		82,013	74,358	17,817
Payables and other credit balances	(13)	149,995	183,446	32,586
		692,278	794,741	150,397

Long-Term Liabilities	(14)	1,902,391	2,418,897	413,294

Liabilities Related to Discontinuing Operation	(22)	62,430	71,986	13,563

Convertible Debentures		62,159	-	13,504

Minority Interest		11,449	430,687	2,487

Commitments, Contingencies, Liens and Collaterals	(17)

Shareholders' Equity	(18)	1,055,410	803,968	229,287

		3,786,117	4,520,279	822,532

Mordechai Zisser Chairman of the Board of Directors	Shimon Yitzhaki CEO, a member of the Board of Directors and the Senior Financial Officer of the Company

Approved by the Board of Directors on April 9, 2006.

The accompanying notes to the financial statements constitute an integral part thereof.

ELBIT MEDICAL IMAGING LTD.
CONSOLIDATED STATEMENT OF OPERATIONS

			Year ended December 31
			2005	2004 (*)	2003 (*)	2005
			Reported	Reported	Adjusted	Reported
						Convenience
						translation
	Note		(in thousand NIS)			US$'000
			(Except for per-share data)

Revenues
Sale of real estate assets and investments, net	(19A	)	281,661	131,921	-	61,191
Commercial centers operations			142,957	311,893	347,056	31,057
Hotels operations and management	(19B	)	270,057	218,365	189,205	58,670
Sale of medical systems			75,713	44,049	-	16,449
Realization of investments	(19C	)	1,958	16,415	45,129	425
Other operational income	(19D	)	44,409	13,238	13,495	9,648
			816,755	735,881	594,885	177,440
Costs and expenses
Commercial centers operations	(19E	)	157,640	271,392	257,913	34,248
Hotels operations and management	(19F	)	259,293	207,152	188,672	56,331
Cost and expenses of medical systems operation	(19G	)	49,577	26,039	8,720	10,771
Other operational expenses	(19H	)	46,793	3,655	3,510	10,166
Research and development expenses, net	(19I	)	58,899	38,158	43,719	12,796
General and administrative expenses	(19J	)	36,939	43,627	42,144	8,025
Share in losses of associated companies, net			12,028	15,968	20,951	2,613
Financial expenses, net	(19K	)	122,321	53,569	211,821	26,574
Other expenses, net	(19L	)	57,106	51,428	10,477	12,406
			800,596	710,988	787,927	173,930

Profit (loss) before income taxes			16,159	24,893	(193,042)	3,510
Income taxes (tax benefits)	(16)		7,798	15,804	(20,217)	1,694
Profit (loss) after income taxes			8,361	9,089	(172,825)	1,816
Minority interest in results of subsidiaries, net			73,287	27,448	48,671	15,922
Profit (loss) from continuing operation			81,648	36,537	(124,154)	17,738
Profit from discontinuing operation, net	(22)		5,917	6,810	12,073	1,285
cumulative effect of accounting change at the beginning of the year	(2L	)	(622)	-	-	(135)

Net income (loss)			86,943	43,347	(112,081)	18,888

Earnings (loss) per share - (in NIS)	(19M	)
Basic earnings (loss) per share:
From continuing operation			3.66	1.59	(5.56)	0.80
From discontinuing operation			0.27	0.30	0.54	0.06
Cumulative effect for the beginning of the year due to a change in accounting method			(0.03)	-	-	(0.01)
Basic earnings (loss) per share			3.90	1.89	(5.02)	0.85

(*) Reclassified - see Note 2C. below.

The accompanying notes to the financial statements constitute an integral part thereof.

ELBIT MEDICAL IMAGING LTD.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

	Share		Cumulative foreign currency				Loans to employees to acquire	Dividend declared after balance
	Capital	Capital	translation	Retained	Gross	Treasury	Company	sheet
	(1)	reserves	adjustments	earnings	Amount	stock	Shares	date	Total
	(In thousand NIS)

Balance - January 1, 2003 (adjusted amounts)	33,028	465,766	135,748	481,728	1,116,270	(40,291)	(14,443)	-	1,061,536

Loss for the year	-	-	-	(112,081)	(112,081)	-	-	-	(112,081)
Differences from translation of autonomous foreign entities' financial statements (2)	-	-	4,191	-	4,191	-	-	-	4,191
Employee shares premium	-	1,073	-	-	1,073	-	(1,073)	-	-

Balance - December 31, 2003 (adjusted amounts)	33,028	466,839	139,939	369,647	1,009,453	(40,291)	(15,516)	-	953,646

Net income for the year	-	-	-	43,347	43,347	-	-	-	43,347
Issuance of shares (Note 18B(ii))	623	18,283	-	-	18,906	-	-	-	18,906
Differences from translation of autonomous foreign entities' financial statements (2)	-	-	(89,321)	-	(89,321)	-	-	-	(89,321)
Self-purchase of Company's shares (Note 18B(iv))	-	-	-	-	-	(138,519)	-	-	(138,519)
Sale of treasury stock (Note 18B(iii))	-	(2,725)	-	-	(2,725)	16,427	-	-	13,702
Employee shares premium	-	1,821	-	-	1,821	-	386	-	2,207
Declared dividend in respect of shareholders outside the group, other than employees (Note 18D(i))	-	-	-	(153,938)	(153,938)	-	-	153,938	-

Balance - December 31, 2004 (reported amounts)	33,651	484,218	50,618	259,056	827,543	(162,383)	(15,130)	153,938	803,968

Net income for the year	-	-	-	86,943	86,943	-	-	-	86,943
Issue of shares to the minority shareholders of Elscint (Note 9B(1))	3,479	288,728	-	-	292,207	-	-	-	292,207
Exercise of warrants (Note 20A(4))	350	15,645	-	-	15,995	-	-	-	15,995
Differences from translation of autonomous foreign entities' financial statements (2)	-	-	23,806	-	23,806	-	-	-	23,806
Dividend paid (Note 18D(i))	-	-	-	-	-	-	-	(153,938)	(153,938)
Repayment of loans as a result of the realization by employees of rights to shares	-	-	-	-	-	-	6,781	-	6,781
Loans to employees of Elscint in relation to shares issued as part of the merger	-	-	-	-	-	-	(10,112)	-	(10,112)
Employee shares premium	-	573	-	-	573	-	(573)	-	-
Declared dividend in respect of shareholders outside the group, other than employees (Note 18D(ii))	-	-	-	(126,839)	(126,839)	-	-	126,839	-
	37,480	789,164	74,424	219,160	1,120,228	(162,383)	(19,034)	126,839	1,065,650
Cumulative effect of accounting change at the beginning of the year	-	-	(6,552)	(3,688)	(10,240)	-	-	-	(10,240)

Balance - December 31, 2005 (reported amounts)	37,480	789,164	67,872	215,472	1,109,988	(162,383)	(19,034)	126,839	1,055,410

(1) As of December 31, 2005 - net of 2,842,400 "dormant" shares and 524,187 shares held by Elscint Ltd.
(2) Net, after realization of capital reserves (see Note 19A.(i) below).

The accompanying notes to the financial statements constitute an integral part thereof.

ELBIT MEDICAL IMAGING LTD.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

	Share		Cumulative foreign currency				Loans to employees to acquire	Dividend declared after balance
	Capital	Capital	translation	Retained	Gross	Treasury	Company	sheet
	(1)	reserves	adjustments	earnings	Amount	stock	Shares	date	Total
	Convenience translation into US$'000

Balance - January 1, 2005	7,311	105,196	10,997	56,280	179,784	(35,278)	(3,287)	33,443	174,662

Net income for the year	-	-	-	18,888	18,888	-	-	-	18,888
Issue of shares to the minority shareholders of Elscint (Note 9B(1))	756	62,726	-	-	63,482	-	-	-	63,482
Exercise of warrants (Note 20A(4))	76	3,399	-	-	3,475	-	-	-	3,475
Differences from translation of autonomous foreign entities' financial statements (2)	-	-	5,172	-	5,172	-	-	-	5,172
Dividend paid (Note 18D(i))	-	-	-	-	-	-	-	(33,443)	(33,443)
Repayment of loans as a result of the realization by employees of rights to shares	-	-	-	-	-	-	1,473	-	1,473
Loans to employees of Elscint in relation to shares issued as part of the merger	-	-	-	-	-	-	(2,197)	-	(2,197)
Employee shares premium	-	124	-	-	124	-	(124)	-	-
Declared dividend in respect of shareholders outside the group, other than employees (Note 18D(ii))	-	-	-	(27,556)	(27,556)	-	-	27,556	-
	8,143	171,445	16,169	47,612	243,369	(35,278)	(4,135)	27,556	231,512
Cumulative effect of accounting change at the beginning of the year	-	-	(1,424)	(801)	(2,225)	-	-	-	(2,225)

Balance - December 31, 2005	8,143	171,445	14,745	46,811	241,144	(35,278)	(4,135)	27,556	229,287

(1) As of December 31, 2005 - net of 2,842,400 "dormant" shares and 524,187 shares held by Elscint Ltd.
(2) Net, after realization of capital reserves (see Note 19A.(i) below).

The accompanying notes to the financial statements constitute an integral part thereof.

ELBIT MEDICAL IMAGING LTD.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

CASH FLOWS FROM OPERATING ACTIVITIES
Net profit (loss) for the year	86,943	43,347	(112,081)	18,888
Adjustments required to present cash and cash equivalents from continuing operating activities (Appendix A)	(189,640)	(64,553)	109,794	(41,199)
Net cash used in continuing operating activities	(102,697)	(21,206)	(2,287)	(22,311)
Net cash provided by (used in) discontinuing operating activities	3,589	(356)	(6,046)	780
Net cash used in operating activities	(99,108)	(21,562)	(8,333)	(21,531)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in initially-consolidated subsidiaries (Appendix C)	(117,666)	(35,546)	(18,070)	(25,563)
Purchase of fixed assets and other assets	(435,810)	(373,454)	(540,299)	(94,680)
Proceeds from realization of fixed assets, investments and loans	7,811	59,310	14,444	1,697
Proceeds from realization of investments in subsidiaries (Appendix D)	524,482	412,005	-	113,945
Investments (including by loans) in investee and other companies	(10,815)	(3,090)	(30,027)	(2,350)
Proceeds from realization of long term deposits	18,579	8,965	252,124	4,036
Short-term deposits and marketable securities, net	18,915	58,147	358,551	4,109
Net cash provided by continuing investing activities	5,496	126,337	36,723	1,194
Net cash provided by (used in) discontinuing investing activities	-	2,144	94,720	-
Net cash provided by investing activities	5,496	128,481	131,443	1,194

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares, by a subsidiary, to its minority shareholders	-	13,492	12,469	-
Excercise of options into shares	15,995	-	-	3,475
Dividend Paid	(153,938)	-	-	(33,443)
Self-purchase of Company's shares	-	(138,519)	-	-
Issuance of convertible debentures by a subsidiary to its minority shareholders	-	60,234	-	-
Receipt of long-term loans	437,407	722,089	521,506	95,027
Repayment of long-term loans	(71,669)	(503,706)	(523,715)	(15,570)
Short-term credit, net	15,932	(77,718)	(185,255)	3,461
Net cash provided by (used in) financing activities	243,727	75,872	(174,995)	52,950

Net effect on cash due to currency exchange rates changes	(6,516)	(522)	3,959	(1,416)

Increase (decrease) in cash and cash equivalents	143,599	182,269	(47,926)	31,197

Cash and cash equivalents at the beginning of the year	345,745	163,476	211,402	75,113

Cash and cash equivalents at the end of the year	489,344	345,745	163,476	106,310

The accompanying notes to the financial statements constitute an integral part thereof.

ELBIT MEDICAL IMAGING LTD.
CONSOLIDATED STATEMENT OF CASH FLOWS (CONT.)

Year ended December 31
2005	2004	2003	2005
Reported	Reported	Adjusted	Reported
			Convenience
			translation
(in thousand NIS)			US$'000

Appendix A -
Adjustments required to present cash and cash equivalents from continuing operating activities

Income and expenses not involving cash flows:
Discontinuing operation	(5,917)	(6,810)	(12,073)	(1,285)
Depreciation and amortization (including impairment of investments and assets)	129,356	191,752	175,346	28,103
Share in losses of associated companies	12,028	15,968	20,951	2,613
Minority interest in results of subsidiaries	(73,287)	(27,448)	(48,671)	(15,922)
Loss from realization of assets and liabilities	21,836	12,201	7,808	4,744
Exchange-rate differences on loans and deposits, net	25,677	(104,679)	62,646	5,578
Profit from realization of investments	(283,619)	(148,334)	(45,129)	(61,617)
Profit from realization of monetary balances of a capital-nature in investee companies	-	(12,378)	(32,253)	-
Deferred taxes	2,682	12,516	(29,580)	583
Others	3,761	(274)	(1,886)	817

Changes in assets and liabilities:
Trade accounts receivables	(24,140)	(6,023)	12,774	(5,244)
Receivables and other debit balances	(10,142)	15,102	(9,694)	(2,203)
Long-term receivables	(2,946)	(5,354)	(5,113)	(640)
Inventories	(12,952)	(2,646)	(1,069)	(2,814)
Suppliers and service providers	13,502	(1,997)	5,416	2,933
Payables and other credit balances	14,521	3,851	10,321	3,155
	(189,640)	(64,553)	109,794	(41,199)

Appendix B -
Non-cash transactions

Acquisition of fixed assets and other assets by credit	62,533	18,570	34,064	13,585

The accompanying notes to the financial statements constitute an integral part thereof.

ELBIT MEDICAL IMAGING LTD.
CONSOLIDATED STATEMENT OF CASH FLOWS (CONT.)

Year ended December 31
2005	2004	2003	2005
Reported	Reported	Adjusted	Reported
			Convenience
			translation
(in thousand NIS)			US$'000

Appendix C -
Initially consolidated subsidiaries

Deficit in working capital (excluding cash), net	1,769	28	3,535	384
Long-term receivables, investments and deposits	(387)	-	-	(84)
Fixed assets and other assets	(226,469)	(35,706)	(32,955)	(49,200)
Long-term liabilities	107,421	132	11,350	23,337
	(117,666)	(35,546)	(18,070)	(25,563)

Appendix D -
Proceeds from realization of investments in subsidiaries

Working capital (excluding cash), net	17,775	1,347	-	3,862
Fixed assets and other assets	1,167,940	1,585,181	-	253,734
Long term loans	(1,022,113)	(1,091,661)	-	(222,054)
Other long term receivables	39,563	(61,452)	-	8,595
Profit from realization of subsidiaries	281,661	131,921	-	61,191
Realization of capital reserves from foreign currency translation adjustments	39,656	(153,331)	-	8,617
	524,482	412,005	-	113,945

The accompanying notes to the financial statements constitute an integral part thereof.

ELBIT MEDICAL IMAGING LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 - GENERAL

A. The Company engages, directly and through its investee companies, in Israel and abroad, mainly in the following areas:

-  Initiation, construction, operation, management and sale of commercial and entertainment centers in Israel and in Central and Eastern Europe (see also Note 2C. below).

-  Hotels ownership, primarily in major European cities, as well as operation, management and sale of same.

-  Long term leases of real estate property.

-
Investments in the research and development, production and marketing of magnetic resonance imaging guided focused ultrasound treatment equipment, through Insightec Ltd. (formerly - Insightec - Image Guided Treatment Ltd.) ("Insightec").

-  Distributing and marketing of woman's fashion and accessories through its wholly owned Israeli subsidiary - Mango Israel Clothing and Footwear Ltd. ("Mango").

-  Venture-capital investments.

B. The Company's shares are registered for trade on the Tel Aviv Stock Exchange and in the United States on NASDAQ.

C. Definitions:

The Company -	Elbit Medical Imaging Ltd. ("EMI").

Subsidiaries
(consolidated companies) -	companies which over 50% of voting rights thereof or of rights to appoint directors therein are vested with the Company.

Proportionately consolidated
companies -
companies and joint ventures (including partnerships) which the Company holds, together with other entities, among which there exists a contractual agreement for joint control, and the decision making in areas vital to the joint venture is to be made jointly and with the consent of all interest-holders, and which financial statements are consolidated with those of the Company by the proportionate consolidation method.

Associated companies -
companies in which the Company's (direct or indirect) rights entitle it to exercise significant influence on their financial and operational policies, which have been included on the basis of the equity method in accordance with the principles established by Opinion No. 68 of Institute of the Certified Public Accountants in Israel ("ICPAI") and which are not fully or proportionately consolidated.

Investee companies -	consolidated companies, proportionately consolidated companies and associated companies. For a list of principal investee companies - see Appendix to these financial statements.

Acquisition and/or holding
and/or ownership
and/or control -	whether directly or indirectly, through Israeli or foreign subsidiaries.

Group -	the Company and its investee companies.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL (CONT.)

C. Definitions (cont.):

Parent company -	Europe Israel (M.M.S.) Ltd. ("EIL").

Europe Israel Group -	Europe Israel (M.M.S.) Ltd. and its investee companies.

Control Centers -	Control Centers Ltd. - the controlling shareholder of Europe Israel (M.M.S.) Ltd.

Control Centers Group -	Control Centers and its investee companies.

Related parties -	as defined in terms of Opinion No. 29 of the ICPAI.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A. Financial statements in reported amounts

(1) General

Through December 31, 2003, the Company’s financial statements were prepared in adjusted values (in NIS of constant purchase power), on the basis of changes in the consumer price index ("Inflation" and "CPI"), in accordance with Opinions No. 36 and 50 of the ICPAI ("Opinion 36" and "Opinion 50"). On January 1, 2004, Accounting Standard No. 12 of the Israel Accounting Standards Board ("IASB") came into force and effect ("Standard 12"). In accordance with the provisions of Standard 12, adjustment of financial statements to the inflation shall cease commencing January 1, 2004, with adjusted amounts of non-monetary items which were included in the balance sheet as of December 31, 2003, used as basis for the nominal financial reporting as and from January 1, 2004. Amounts presented in the financial statements for periods commencing January 1, 2004 were, therefore, included in values to be hereinafter referred to as - "Reported amounts".

The Company maintains its accounting records on a current basis in nominal NIS. Nominal amounts were adjusted to their respective reported amounts herein, based on the principles detailed in section 2 below, in accordance with the provisions of Standard 12. Therefore, commencing January 1, 2004, the financial statements are presented on the basis of the historical (original) values convention, in reported amounts.

The term "cost" in the financial statements indicates cost in reported amounts (or adjusted, as the case may be), unless otherwise stated.

Convenience translation

The financial statements as of December 31, 2005 and for the year then ended have been translated into U.S. dollar using the representative exchange rate as of that date (U.S.$1.0 = NIS 4.603). Such translation was made solely for the convenience of the U.S. readers. The dollar amounts so presented in these financial statements should not be construed as representing amounts receivable or payable in dollars or convertible into dollars but rather a translation of reported amounts into U.S. dollars, unless otherwise indicated.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

A.   Financial statements in reported amounts (cont.)

(2)   Principles of adjustment of nominal value amounts to their respective reported amount

Balance sheet

The balance-sheet items have been included in the following manner:

Non-monetary items (mainly fixed assets and other assets, depreciation thereof, and share capital) have been adjusted according to the changes in the CPI from their respective acquisition or formation date, as the case may be, through December 2003 and from such date (or the acquisition or formation date, whichever be the later) through the balance-sheet date - with no further adjustment (in nominal values).

Monetary items (representing amounts receivable or payable at par value or which are presented in realizable values) are included in their nominal values.

The value of investments in investee companies and minority interest in subsidiaries have been determined on the basis of the financial statements of those companies, in reported values (through 2003 - in adjusted values). As to foreign autonomous investee companies - see section (3) below.

Reported values (or adjusted, as the case may be), of non-monetary assets do not necessarily represent realizable or actual economic value, but rather the original values calculated in accordance with the above stated principles.

Statement of operations

Statement of operations’ items have been included in the following manner:

Revenues and expenses, including financial expenses and excluding those generated from non-monetary items, have been recorded in their nominal values (such revenues and expenses with the exclusion of financial expenses were adjusted - during the year ended December 31, 2003 - to the changes in the CPI from the date of each transaction through December 31, 2003; the financing item reflected financial expenses net of financial income in real terms (e.g. interest on deposits and credits), results of marketable securities, activities and inflationary erosion of monetary items deriving from transactions included in the statements of operations).

Income and expenses stemming from non-monetary items (mainly depreciation, amortization and changes in inventories) have been recorded on the basis of principles used for the inclusion in the balance sheet, of the items to which they relate.

The Company's share as well as minority interest in the results of investee companies were determined on the basis of the financial statements thereof in reported amounts (in adjusted values - though December 2003). As to foreign autonomous investee companies - see section (3)(i), below.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

A.    Financial statements in reported amounts (cont.)

(3) Foreign Investee Companies

(i)
Investee companies that operate outside the borders of the state of residence of their holding entity, and which constitute autonomous entities, prepared their financial statements through December 31, 2003 in accordance with the principles established in Opinion 36 (including Interpretations No. 8 and 9 thereon) in the currency of their country of residence adjusted to changes in the CPI of such country. Such financial statements were translated into the holdings entity’s reporting currency using the exchange rate prevailing as at the balance sheet date ("translation" and "closing rate"). Differences between (i) adjusted amount of the holding entity’s investment in the investee companies (including monetary balances of a capital-nature), based on changes in the CPI of the country of residence of such holding entity; and (ii) the holding entity’s share in the adjusted shareholders' equity of these investee companies as aforestated, as translated into the reporting currency of the holding entity as per closing rates, are charged to the "Capital reserve from foreign currency translation adjustments of autonomous foreign entities’ financial statements" within shareholders' equity. Exchange differences relating to foreign currency loans used to finance investments in autonomous foreign entities in same currency, were also charged to said capital reserve. Income taxes relating to such differences have also been included in that item of shareholders’ equity.

Upon the realization of an autonomous foreign entity, in whole or in part (including realization as a result of a decline in holding percentage arising from the issuance of shares to a third party or through the repayment of monetary balances of a capital-nature), such foreign currency translation adjustments relating to the realized investment are charged to the statement of operations as other income (expense).

As from January 1 2004, financial statements of autonomous foreign entities were prepared based on principles detailed in section (2) above. On January 1, 2004, accounting standard No. 13 of the IASB came into force and effect, regarding the effect of the changes in foreign currency exchange rates, which provides for translation of foreign currency transactions and foreign operations’ financial statements for the inclusion thereof in the financial statements of the reporting entity ("Standard 13"). The principal provisions of Standard 13 that differ from accounting principles used through December 31, 2003 and are relevant to the group companies’ autonomous foreign entities, are:

•
Translation of revenues and expenses as well as cash flows, of foreign operations constituting "autonomous foreign entities" based on exchange rate as at the date of transaction or cash flow, as the case may be, or for sake of practicality - using average exchange rate for the period, as opposed to principles used prior to December 31, 2003 which provided for translation of all items of the "autonomous foreign entities" financial statements based on closing rates. Exchange rate differences that result from the difference between translation method of revenues and expenses (average) to that of the shareholders' equity (closing rate) are charged to the "Capital reserve from foreign currency translation adjustments of autonomous foreign entities’ financial statements" within shareholders' equity.

•
Goodwill generated upon acquisition of an "autonomous foreign entity" shall be regarded as an asset of such autonomous foreign entity and be translated based on closing rates, as opposed to principles used prior to December 31, 2003 whereby said goodwill was considered an independent non-monetary item, of the holding entity.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

A.    Financial statements in reported amounts (cont.)

(3) Foreign Investee Companies (cont.)

(i) (Cont.)

•
Classification of foreign operations as "autonomous foreign entity" or as an "integral foreign operation of the Company" based on indicators stipulated in the standard, while exercising management discretion, as opposed to principles used prior to December 31, 2003 which provided for the fulfillment of certain cumulative tests in order to define foreign operations as "autonomous foreign entity" with no management discretion.

•
Adjustment of financial statements of "autonomous foreign entities" prior to translation thereof to the reporting currency of the reporting entity, which, as per the principles in effect prior to December 31, 2003 was possible in any case, shall only be carried out when the "autonomous foreign entity" operates in a hyper-inflationary environment. In such instances, translation of the entire financial statements shall be carried out based on closing rates.

(ii)
The entering into effect of Standards 12 and 13 have superseded, the provisions of Opinion 36 (which determined the CPI of the country of residence to be the measurement basis of the adjusted financial statements) and Interpretations 8 and 9 thereon (pertaining to the principles governing the determination of the measurement basis and translation rules of autonomous foreign entities). Upon the termination of Opinion 36 (including Interpretations 8 and 9) on January 1, 2004, and given the absance of any specific standard in Israel as to the "functional currency" of autonomous foreign entities, group companies constituting autonomous foreign entities, adopted the principles set forth by international standards (International Accounting Standard No. 21 (as revised) (IAS- 21) and SIC19). Accordingly, the functional currency is that of the primary economic environment in which the investee company operates (normally being the currency in which it primarily generates and expends cash) and that, in the judgment of management, exercised based on qualitative criteria stipulated in the standard, reflects the economic substance of the underlying events and circumstances relevant to such investee company, a currency which has been used to a significant extent in its operations or alternatively which has a significant impact thereon (mainly, the economic currency which serve as basis for determination of: (i) selling and settlement prices with customers; (ii) transactions prices for land acquisition and construction services or settlement with suppliers and subcontractors; (iii) currency policy of the investee company; (iv) its financing activities, etc.).

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

A.    Financial statements in reported amounts (cont.)

(3) Foreign Investee Companies (cont.)

(iii)
On May 1, 2004, several countries, among them Hungary, Poland and the Czech Republic (countries in which the majority of the operation of Plaza Centers (Europe) B.V. ("PC") in the field of commercial and entertainment centers, is concentrated), joined the European Union. The joining countries undertook to manage an economic policy, that conforms to certain monetary and regulatory targets, aiming at implementing required conditions for the adoption of the Euro as the country’s legal currency. Prior to their joining, those countries took significant action pertaining thereto, such as: alterating their monetary and fiscal policies, including full liberalization of their currency regimes and lifting of foreign currency controls (such as liberty to transact, transfer and execute payment in foreign currency, allowing free trading in the local currency abroad, lifting of the restrictions on transferring foreign currency abroad, allowing free unlimited trading in foreign securities, reporting, etc.). As a result, the PC Group companies that are incorporated and operate in Hungary, Poland and the Czech Republic (the "Companies") deemed it necessary to reconsider their settlement currency with lessees ("Settlement Currency"), the nature and scope of protection of the value of their financial assets and liabilities, their currency risk management policy, etc. In light of the foregoing and concurrently therewith, the Companies reconsidered their operational and measurement currency. Following examination of the international standards criteria (as hereinabove mentioned), and according to the nature of the companies’ operations and the changes in the economic environment in which they operate, PC’s management is of the opinion that as of April 1, 2004 and thereafter, the Euro, rather than the local currency, reflects, more adequately, the business condition and the results of operations (transactions) of the companies, affecting the management policy and decision-making processes as well as the transactions (revenues and cost of acquisition/construction of assets), the scope and prices thereof, the currency risk policy and the financing operations thereof. Accordingly, the Euro serves as the functional currency of these companies starting from April 1, 2004. Book value of non-monetary items included in the balance for March 31, 2004 have been translated into Euro based on its prevailing exchange rate with local currencies at that date, and such amounts served as basis for the value of such items (in Euro), as recorded in the financial statements for reporting periods commencing April 1, 2004.

B.    Consolidated financial statements

The consolidated financial statements include the financial statements of the Company and its subsidiaries. Results of operations of subsidiaries are included, as from the date of incorporation or proximate to the date of acquisition thereof by the Company, as the case may be, through each balance-sheet date, or a date proximate to sale thereof (or voluntary liquidation), whichever be the earlier.

Assets, liabilities and operations of jointly controlled companies and ventures have been included in the consolidated financial statements, on the basis of the proportionate-consolidation method, in accordance with principles established by Opinion no. 57 of the ICPAI.

Data extracted from amounts included in financial statements of subsidiaries, have been included within the consolidated financial statements following adjustments required for compliance with unified accounting principles used by the Group.

Material inter-company balances and transactions (including convertible debentures issued by a subsidiary and partially acquired by the Company) have been eliminated in the consolidated financial statements.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

B.    Consolidated financial statements (cont.)

Profits generated from intercompany transactions, the results of which are attributable to assets, which at the respective balance-sheet date had not been realized to third parties, were eliminated in the consolidated financial statements.

C.    Presentation method of statement of operations and the change thereof

Significant recent global changes, particularly in the real estate business in which the Company operates, enable it to utilize its relative advantage in same. Such changes include, among others, decrease in commercial assets' long-term yield rates; low short term interest rates, rapid financial progress in developing markets and transformation thereof to more readily accessible geographical targets. Concurrently with such changes and consequently thereto, a significant increase was noted in the demand for real assets, both by private, as well as by institutional investors, pension funds, REIT funds, and others. The above mentioned global changes together with the completion of the July 2005 transaction between PC and Klepierre, (as elaborated in Note 9B(3)d., below), led the management to reexamine the Company’s nature of activity while attempting to strategically alter its business. The core of such change is expressed in evolving, the major part of the Company's business activities from the entrepreneurship, development and operation of various commercial real estate assets in the medium to long term, into the entrepreneurship and development of such assets supported by short term management and operation activities with the principal objective of founding and stabilizing the assets for the sale thereof, as closely as possible to completion of construction, and/or into the construction of assets under pre-sale development agreements executed with third parties. The reexamination resulted in redefinition of the Company's operations and business, such that sales of its operational assets, are included therein, whereas during previous reporting periods such sales and the results thereof were excluded from the Company's operational results.

Following the consummation of the various "exit" transactions which commenced during 2004 and continued in 2005, and in consequence of the change to the Company’s business model as specified above, the Company’s management believes that the historical presentation format of its statement of operations (“Multiple - step form”) is no longer a meaningful measure and presentation of the Company's business activities. The Company's management believes that all costs and expenses (including selling and marketing, general and administrative and financial expenses) should be considered as continuously contributing to the obtaining of the overall income and profits, and that any attempt to classify only part of the expenses directly to revenues, would be less representational. Management also believes that splitting such operational costs, directly relating to identified operations, to separate items such as "cost of sales", "selling and marketing expenses", and "general and administrative expenses", is not meaningful to the Company, (which has a wide range of different activities), and alternative classification should be applied which recognizes two types of costs: (i) those directly related to revenues; and (ii) overhead expenses which serve the business in general and are to be determined as general and administrative expenses. Moreover, distinction between those costs, which are or are not taken or not taken into account in determining the gross profit, requires significant discretion, often entailing inconsistent and insufficiently reliable accounting classification.

Accordingly, from the third quarter of 2005, the Company has adopted a new method for the presentation of its consolidated statement of operations reports, whereby all expenses are presented in one group, which is deducted as a whole from the total revenues which are also represented in one group (“Single - Step Form”), as opposed to the previously practiced presentation used ("Multiple - Step Form"). Accordingly, profit and loss items have been classified, as part of such change, by differentiating those costs directly relating to each revenue type, and those which serve the business in general.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

C.    Presentation method of statement of operations and the change thereof (cont.)

In view of the Company's management, this new method of presentation reflects more appropriately and suitably the nature of the Company’s operations on a consolidated basis, in the light of the Company’s modified strategy and goals. Comparative figures for the previous accounting years have been reclassified accordingly.

D.    Cash and cash equivalents

Cash equivalents include unrestricted liquid deposits, maturity period of which, as at the date of investments therein, does not exceed three months.

E.    Allowance for doubtful debts

The allowance has been specifically determined in relation to debts, the collection of which, in the opinion of management of the companies, is doubtful.

F.    Marketable securities

Investments in marketable securities, designated by management for sale in the short term, are included in current assets at their market value as at the balance-sheet date. Changes in the value of such securities are recorded in the statement of operations as incurred. Investments in marketable securities not designated by management for sale in the short term and which are not part of the Group's liquid resources are presented at cost excluding events when, in the opinion of management, there exists a decline in value of other - than -temporary nature.

G.    Inventories

Inventory is stated at the lower of cost or market value, with cost determined as follows:

Hotel inventory and merchandise - by the "first-in, first-out" method;

Raw materials - by the weighted average method;

Work-in-process and finished goods - by cost of material, labor and indirect manufacturing costs.

H.    Investments in investee and other companies

Investments in associated companies are presented by the equity method.

In circumstances where the Company's ownership in an investee company (mainly, venture capital investments) is in the form of preferred securities or other senior securities, the Company records equity losses based on the ownership level of the particular investee securities or loans extended by the Company to which the equity method losses are being applied.

In calculating Company's share equity of investee companies, losses (if any) deriving from expected realization of convertible securities or exercise of vested rights to shares issued by such investee companies (including shares financed by loans, when such securities constitute the sole security for repayment of loans), are taken into consideration, if such conversion or exercise is probable. As for accounting standard No. 22, which is effective from January 1, 2006 - see Note 2X.(i).

The excess of the investment's cost over the Company's share in the fair value of the investee companies’ net identified assets at acquisition (or upon the change from the cost method to the equity method, as applicable), is recorded as goodwill and amortized over its estimated economic benefit period, (generally 10 years). As for accounting standard No. 20, which is effective from January 1, 2006 - see Note 2X.(v).

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

H.    Investments in investee and other companies (cont.)

Financing costs in respect of credit used for investment (shares and loans) in companies engaged solely in the construction of projects, have been capitalized to cost of investment.

Gain from issuance of shares to a third party by a research and development stage investee company , has been recorded as deferred income and charged to the statements of operations as other income, over three years or up to the holding entity’s share in the losses of the investee company, whichever is higher on a cumulative basis for each given year.

I.    Fixed assets

(1)    Fixed assets are stated at cost. Investment grants have been deducted from cost of assets for which they have been granted.

The cost of the land and building construction includes, among other things, costs in respect of contractual obligations for the acquisition of land when the group companies' obligations thereunder are substantially finalized at the financial statement date (i.e., all major conditions required for the conclusion of the transaction and its implementation had been fulfilled) and the amounts thereof are determined. Amounts not yet paid as at each respective balance-sheet date are presented, accordingly, as a liability.

Improvements and renovations are charged to cost of assets. Maintenance and repair costs are charged to the statement of operations as incurred.

Consideration paid for multiple assets acquired at an aggregate amount ("package") is allocated to the cost of the assets on the basis of value estimation and relatively to their fair value in that package.

Financing costs in real terms in respect of credit used for acquisition or construction of buildings (including acquisition of related land) as well as direct supervision and construction costs incurred in the pre-operating period, have been capitalized to the cost of the buildings. As to the borrowing costs capitalization principles - see item U below.

Fixed assets acquired from controlling shareholders of the Company are included according to their reported book value in the controlling shareholders' financial statements immediately prior to acquisition thereof.

(2)    Depreciation is calculated by the straight-line method at annual rates deemed sufficient to depreciate the assets over their estimated useful lives. Leasehold improvements are amortized over the estimated useful period of use not exceeding the lease period (including the period of renewal options that the company intends to exercise).

Annual depreciation rates are as follows:
%

Freehold land	0
Leasehold land	Over lease period
Hotels	1.1 - 1.5
Commercial centers	2.0
Other buildings	2.0 - 2.5
Building operating systems	7.0 (average)
Other fixed assets (*)	6.0 - 33.0

(*)	Consists of motor vehicles, aircraft, office furniture and equipment, machinery and equipment, electronic equipment, computers and peripheral equipment, software, leasehold improvements, etc.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

J.    Other assets and deferred expenses

(1)	Acquired patent rights, technical know-how, intellectual property and distribution rights - are stated at cost and amortized by the straight-line method over its estimated benefit period (10 years).

(2)
Pre-operating Hotel and/or commercial center pre-opening costs - mainly - employee training, testing of systems and preparation of the hotel/center for opening, operation and occupancy, are stated at cost and amortized over a three-year period from commencement of full-scale operations.

(3)
Operating costs relating to initiation activities - (prior to finalization of the investment transaction or land acquisition, etc.) are capitalized as incurred, when an investment or a property acquisition transaction is reasonably foreseeable, and are charged to the cost of the investment or the real estate project cost upon the execution of the investment or the acquisition. In circumstances where execution of investment or transaction is not probable or the expected economic benefit is doubtful, these costs are charged to the statement of operations.

(4)	Entertainment and leisure facilities operating rights - are included at cost and amortized by the straight line method over their estimated benefit period.

(5)
Costs of obtaining loans - Includes costs related to refinancing loans, which in effect constitutes an extension of previous loans (including costs deriving from prepayment of loans), are capitalized as incurred and are charged to the statement of operations over the loans' period of benefit and in relation to their balance.

(6)
Cost of obtaining long-term leases - are capitalized as incurred and charged to the statements of operations over the respective lease period or on an average basis, as applicable. When a termination of a contract, or a group of contracts is reasonably expected, or when the expected economic benefit of these costs is doubtful, these costs are charged to the statement of operations.

(7)	Acquisition costs of a long-term service contract - are stated at cost and amortized over the service period (5 years).

K.    Long-term receivables and liabilities

(1)
Long-term fixed period liabilities, which do not bear specified interest or that bear interest at below market rates, and the difference between the nominal book value of which and the present value of which at the time of loan receipt, is material, are stated at present value (discounted at market interest rates customary for similar loans). The effective interest is charged to the statement of operations over the term of the liability.

(2)
Suppliers credits and other short term liabilities, as well as short-term bank borrowings used for construction of commercial centers and/or hotels and whose repayment sources are funded by long-term financing agreements with financial institutions, have been included as long-term liabilities. Repayment schedules of such loans are included in accordance with the terms of the respective long-term credits, according to agreements with the lenders.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

L.    Income taxes

Deferred taxes are calculated in respect of all temporary differences, including (i) differences between the timing of record of income and expenses in the financial statements and the recognition thereof for income tax purposes; (ii) differences between the reported value of non-monetary depreciable assets (through December 31, 2004 - excluding the adjustment component for buildings - see below) and the amount deductible for income tax purposes (except for temporary differences generated upon initial recognition of goodwill and/or asset or liability, not in connection with a business combination and that which at the initial recognition thereof had no effect on the accounting or tax net income); (iii) tax losses and deductions that may be carried forward for future years or used against previous years; and (iv) differences between fair value of identified assets and liabilities of subsidiaries upon acquisition of the investment therein (through 2004 excluding assets, depreciation of which is not tax deductible), and tax base of same (value for tax purposes) at that date provided that such differences relate to transactions occurred after January 1, 2005. Deferred taxes have also been calculated in respect of temporary differences generated from the measurement currency in the financial statements being other than that according to which profit (loss) is determined for tax purposes (and accordingly, tax base of assets and liabilities).

The calculation of tax liabilities (current and deferred) does not include taxes that would have arisen in the event of a realization of investments in investee companies (except those that are to be liquidated), or upon receiving their retained earnings as dividends, since, in respect of some, dividends from profits thereof and/or gains to be generated from their realization, are tax exempt, and in respect of others, it is management's policy not to realize and/or to declare dividend out of their retained earnings, or other form of profit distributions, in the foreseeable future, in a manner which entails additional substantial tax burden on the group, except for the effect of the Israeli tax laws that would apply to undistributed profits of foreign investee companies as from January 1, 2003 - See Note 16B(1)(b).

A tax benefit is recorded as an asset, only when its realization against future taxable income is probable, or when sufficient taxable temporary differences, the timing of reverse of which does not precede the realization timing of the tax benefit, as aforestated, exist. Tax assets and liabilities (current and deferred), are calculated according to the tax rates and relevant laws expected to apply upon utilization thereof, as are in effect (or enactment thereof is practically completed) as at the balance sheet date. Current and deferred taxes relating to capital reserve from foreign currency translation adjustments or to other capital items are charged directly to shareholders' equity. Deferred taxes deriving from changes in the tax rate (including those in respect of balances previously created on temporary differences within a business combination) are charged to the income tax item in the statement of operations, or in the capital reserve from foreign currency translation adjustments, as applicable.

On July 2004, Accounting Standard No. 19 - Income Taxes ("Standard 19") was published by the IASB. Standard 19 sets forth principles for recognition, measurement, presentation and disclosure of income taxes in financial statements. Standard 19 applies to financial statements for periods commencing on or after January 1, 2005. Initial implementation of Standard 19, mainly for the initial inclusion of deferred taxes in respect of adjustment component for land and buildings, is included as "cumulative effect for the beginning of the year due to a change in accounting method" in the statement of operations and in the statement of changes of shareholders’ equity for the current period.

Deferred taxes in respect of exempt profits of an approved enterprise - see Note 16B.1.d below.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

M.    Exchange rates and linkage bases

Foreign currency balances or those linked thereto are included in the financial statements on the basis of the exchange rate in effect as at the balance-sheet date.

Balances linked to various indices or security rates, are included on the basis of the relevant index or rate, as applicable to each linked asset or liability.

Rate of exchange of NIS, in effect, in relation to foreign currency (in NIS)
	December 31
	2005	2004
US Dollar ($)	4.603	4.308

EURO (€)	5.446	5.877
British Pound (£)	7.940	8.308
1,000 Romanian New Lei (RON)	1,480	1.480

Scope of change in the exchange rate, in effect, of the NIS in relation to the foreign currency
	Year ended December 31
REVENUES	2005	2004	2003
US Dollar ($)	6.84	(1.62)	(7.56)
EURO (€)	(7.32)	6.21	11.33
British Pound (£)	(4.42)	5.85	2.83
Romanian New Lei (RON)	(0.03)	9.63	(4.93)

N.    Financial instruments

(1)	Financial instruments - see Note 23 below.

(2)
Results of derivatives and financial instruments designated for hedging purposes of existing assets and liabilities, or against fluctuations in the exchange rates in which firm commitments are denominated, as well as those designated as a hedge against fluctuations of interest rates of variable-interest loans, are charged to the statement of operations concurrently with the charging of the results from the hedged assets and liabilities and/or the realization of the relevant transaction and/or the charging of the interest according to the interest rate specified in the loan agreement, as applicable.

Derivative financial instruments not designated for hedge purposes are presented at their estimated fair value. Changes in their fair value during the reported period are charged to the statement of operations.

O.    Impairment of long-lived assets

The Company applies Standard No.15 of the IASB - "Impairment of Assets". The standard sets forth the accounting treatment and method of presentation required in the event of asset impairment (including investments in associated companies), and provides for the assets of a corporation not to be presented in amounts exceeding the higher of their net selling price or their value in use based on future discounted cash flow expected to be generated from such an asset ("recoverable amount"). Standard No. 15 stipulates that the recoverable amount must be assessed whenever indicators point to a possible impairment of an asset. Any impairment of assets is to be recorded as a loss in the statement of operations.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

P.    Convertible debentures

Are included based on conversion probability tests and presentation regulations, as set out in Opinion No. 53 of the ICPAI. Debentures, whose conversion is not probable, are presented at their liability value. Debentures, whose conversion are probable are included as a quasi - equity item between liabilities and shareholders equity, at the higher of their monetary or non-monetary value. As for Accounting Standard No. 22 which is effective from January 1, 2006 - see Note 2X(i).

Q.    Share capital

Company shares held (directly or through a subsidiary) by the Company (“dormant shares"), are presented at cost and deducted from share capital of the Company according to the "treasury stock" method.

The sale of "treasury stock" or the issuance of company`s shares to third parties is recorded based on the fair value of the assets or cash received in consideration thereof or the fair market value of shares issued (see also Note 9B.(1) below), as applicable.

Loans granted to employees for purchasing Company shares which constitute the sole security for the loans' repayment, and which shall be repaid out of proceeds of the sale thereof, are included in the balance sheet as a deduction from shareholders' equity.

R.    Revenue recognition

(i)
Revenues from the leasing of property and management fees, as well as other revenue relating to the operations of commercial and entertainment centers, are recorded pro rata over the term of the lease and/or the service.

(ii)	Revenues from hotel operations are recorded upon performance of service.

(iii)
Revenues from operating lease (based on a long term firm commitment with a fixed period), which increase gradually over the period of the lease, are charged to the statement of operations by the straight-line method throughout the period of the lease.

(iv)
The Company recognizes gain on sales of real estate assets and investment properties when a sale has been consummated, the buyer's initial and continuing investment is adequate to demonstrate commitment to pay, any receivable obtained is not subject to future subordination and the usual risks and rewards of ownership have been transferred.

For sales transactions with continuing involvement by the Company in the form of a guarantee of a return on the buyer’s investment for limited period or in a limited amount, profit is recognized when there is reasonable assurance that total estimated future rent receipts will cover operating expenses and debt service including payments due the buyer under the terms of the transaction. In making this determination, total estimated future rent receipts of the property are reduced by a reasonable safety factor, unless the amount so computed is less than the rents to be received from signed leases. For the Company, these conditions are usually fulfilled at the time of sale.

If, according to the terms of the transaction, the Company will participate in future profit from the property without risk of loss, and the transaction otherwise qualifies for profit recognition under the full accrual method, the contingent future profits are recognized when they are realized.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

R.    Revenue recognition (cont.)

(v)
Revenues from the sale of medical products are recognized in accordance with SAB 101, as amended by SAB 104, provided that persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable and collectibility is reasonably assured. For sale arrangements which include multiple deliverables such as system sales, installation at the customer's site and training, the revenue is recognized by implementing the guidance of EITF No. 00-21 "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). In accordance with the guidance in EITF No. 00-21, multiple deliverable arrangements are assessed to determine whether they can be separated into more than one unit of accounting. A multiple deliverable arrangement is separated into more than one unit of accounting if all of the following criteria are met: (i) The delivered item has value to the customer on a stand-alone basis; (ii) There is objective and reliable evidence of the fair value of the undelivered item; and (iii) If the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered items is considered probable and substantially in control of the Company. If these criteria are not met, then revenue recognition is deferred until such criteria are met or until the last undelivered element is delivered, unless the undelivered element is considered inconsequential or perfunctory.

If there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the Company allocates the arrangement consideration to the separate units of accounting based on their relative fair value. In instances, which there is objective and reliable evidence of the fair value of the undeliverable item in an arrangement but no such evidence for the delivered item, the Company allocates the arrangement consideration to the deliverables using the residual method. Under the residual method, the amount of consideration allocated to the delivered item equals the total arrangement consideration less the aggregate fair value of the undelivered items.

(vi)	Service revenues from product support agreements are recognized ratably over the service period.

(vii) Revenues from the sale of goods in the fashion industry are recognized upon delivery.

S.    Accrued warranty costs

A subsidiary provides a warranty as to the quality of its products sold thereby, for a limited period of time following provision thereof (generally one year). In order to allow for the fulfillment of this liability, a provision is included based on past experience and management estimation.

T.    Research and development costs

Research and development costs, net of grants and third party participation (mainly the Government of Israel - the OCS), are charged to the statement of operations, as incurred. The accrual for grant receivable is determined based on the terms of the project, provided that the criteria for entitlement have been met.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

U.    Capitalization of borrowing costs

Borrowing costs are capitalized in accordance with Standard No. 3 of the IASB. Accordingly, both specific and non-specific borrowing costs are capitalized to qualified assets (assets in preparation or under construction not yet in their designated use and whose preparation for this purpose requires a prolonged period of time). Non-specific borrowing costs are capitalized to qualified assets (or portion thereof) not financed by specific borrowing, by using a rate constituting a weighted average of the costs in respect of the Group's borrowings not specifically capitalized. Capitalization of borrowing to assets, continues, generally until the completion of all the activities necessary to prepare the asset for its designated use, except in events where capitalization is suspended as a result of a prolonged interruption of the asset construction, as aforestated.

V.    Earnings (loss) per share

Earnings (loss) per share is calculated in accordance with Opinion No. 55 of the ICPAI based on the weighted-average of outstanding paid-up share capital during the year (net of treasury stock shares).

The number of shares used for the computation of basic earnings (loss) per share, takes into account convertible securities or other rights to vested shares (including shares issued against loans which constitute the sole security for the loans repayment), if conversion or realization may reasonably be assumed. Diluted earnings (loss) per share take into account all those securities excluded from the basic earnings (loss) per share computation if their effect is dilutive. Net income which has been taken into account in calculating diluted earnings per share has been deducted by the periodic change in the necessary provision, if any, assuming the full exercise of the Company’s and/or investee company’s securities not taken into account in the computation of basic earnings (loss) per share. As for Accounting Standard No. 21 - see Note 2X.(iv).

W.    Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires of Group companies' managements to make estimates and rely upon assumptions and assessments affecting the reported balance-sheet amounts of assets and liabilities, the disclosure of contingent assets and liabilities as at the financial statements date, and the amounts of revenues and expenses during the reporting periods. Actual data and operating results may differ from these estimates.

X.    Recently issued accounting standards

(i)
In July 2005 the IASB published a new standard No. 22 - Financial instruments: Disclosure and presentation ("Standard 22"). Standard 22 contains requirements for the presentation of financial instruments and identifies the information that should be disclosed about them. The presentation requirements apply to (i) the classification of financial instruments into financial assets, financial liabilities and equity instruments; (ii) the classification of related interest, dividends, losses and gains; and (iii) the circumstances in which financial assets and financial liabilities should be offset. Standard 22 requires disclosure of information about factors that affect the amount, timing and certainty of an entity’s future cash flows relating to financial instruments and the accounting policies applied to those instruments. Standard 22 also requires disclosure of information about the nature and extent of an entity’s use of financial instruments, the business purposes they serve, the risks associated with them, and management’s policies for controlling those risks.

Standard 22 provides for an issuer of non-derivative financial instruments (including those issued before January 1, 2006 and had not been converted or exercised until that date) to evaluate, as from January 1, 2006, the terms of each financial instrument in order to determine whether it contains both a liability and an equity component. Such components shall be classified separately as financial liabilities, financial assets or equity instruments, in accordance with the substance of the contractual arrangement and the definitions of a financial liability, a financial asset and an equity instrument.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

X.    Recently issued accounting standards (cont.)

(i) (Cont.)

Standard 22 shall be applied, prospectively, in financial statements for periods commencing on or after January 1, 2006. Standard 22, upon going effect will supersedes the provisions of Opinions No. 48 and No. 53 of the ICPAI, regarding the accounting treatment of convertible securities (options, warrants and convertible debentures). The provision included in the financial statements as of January 1, 2006, for a loss resulting from a shareholding decrease in an investee company, assuming realization of all rights to convert and/or to exercise the outstanding convertible securities, will be included in the statement of operations as "cumulative effect for the beginning of the year due to a change in accounting method", in the first quarter of 2006.

The impact of the implementation of standard 22 on 2006 consolidated financial statements are: classification of convertible debentures amounted to NIS 62.2 from quasi-equity item to long-term liabilities and classification of cost of obtaining loans, net amount to NIS 10.4 million from other assets and deferred charges to long-term liabilities.

(ii)
In August 2005, the IASB published Standard No. 24 - "Share-Based Payment" ("Standard 24"), the objective of which is to specify the principles of financial reporting by an entity where it enters into a share-based payment transaction. In particular, it requires an entity to reflect in its statement of operations and financial position, the effects of share-based payment transactions, including expenses associated with transactions in which stock options are granted to employees. For equity-settled share-based payment transactions, the goods or services received, and the corresponding increase in equity, should be measured directly, at the fair value of the goods or services received, unless that fair value cannot reliably be estimated. If so, their value, and corresponding increase in equity, should be measured indirectly, by reference to the fair value of the equity instruments granted, by measuring their fair value at the measurement date, based on market prices if available. If market prices are not available, fair value of the equity instruments granted should be estimated using a valuation technique consistent with generally accepted valuation methodologies for pricing financial instruments, taking into account the terms and conditions upon which those equity instruments were granted. For transactions with employees and others providing similar services, the fair value of the transaction should be measured directly by reference to the fair value of the equity instrument granted, at the date of grant. Standard 24 is to be effective for periods beginning on or after January 1, 2006 ("effective date"). Pursuant to the transition provisions set forth in the standard, the company shall apply this standard to grants of shares, stock options or other equity instruments that were granted after March 15, 2005 and had not yet vested at the effective date.

In accordance with the provision of standard 24 the Company will retrospectively apply its financial statements for the year ended December 31, 2005 in the first quarter of 2006 and will record an additional expenses in the amount of NIS 1.2 million.

The impact of implemantion of standard 24 on the Company financial statement for the year ended December 31, 2006 based on the existing options plans as of December 31, 2005 is estimated to NIS 2.2 million.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

X.    Recently issued accounting standards (cont.)

(iii)
On February 2006 the IASB issued Standard No. 25 - Revenues (“Standard 25”). The standard determines the principles of recognition, measurement, presentation and disclosure of revenues arising from different types of transactions, such as sales of goods, rendering of services as well as use, by others, of entity’s assets yielding interest, royalties and dividends. The standard determines that revenues shall be measured at the fair value of the consideration received or receivable.

Standard 25 shall be applied, prospectively, in financial statements for periods commencing on or after January 1, 2006. Assets and liabilities which are included in the financial statements as of December 31, 2005 at amounts which differ from those that would have been included should the provisions of Standard 25 so implemented, will be adjusted on January 1, 2006, in order to reflect the latter amounts as of that date. The adjustment will be recorded in the statement of operations, in the first quarter of 2006, as “cumulative effect for the beginning of the year due to a change in accounting method”.

The Company is currently evaluating the impact of the implementation of Standard 25 on its consolidated financial statements.

(iv)	In February 2006 the IASB issued Accounting Standard No. 21, “Earnings per Share” (“the Standard”).

The Standard establishes that an entity is to compute its basic earnings per share in regard to income or loss attributable to ordinary shareholders of the reporting entity, and that the entity shall compute its basic earning per share with respect to income or loss from continuing operations attributable to the ordinary shareholders of the reported entity, should such be presented.
Basic earnings per share is to be computed by dividing income or loss attributed to holders of ordinary shares of the reporting entity (numerator), by the weighted average of the outstanding ordinary shares (denominator) during the period.
In the computation of diluted earnings per share, the entity must adjust its income or loss attributable to the ordinary shareholders of the reporting entity and the weighted average of the outstanding shares for the effects of all the dilutive potential ordinary shares.

The entering into effect of Standard 21 will terminate the provisions of Opinion No. 55 of the ICPAI regarding Earnings Per Share.

In accordance with the Standard’s guidance, the Standard will apply to financial statements for periods starting January 1, 2006 and thereafter. The Standard further establishes that its guidance is to be applied retroactively in respect of comparative earnings per share data relating to prior periods.

The Company is currently evaluating the impact of the implementation of Standard 21 on its consolidated financial statements.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

X.    Recently issued accounting standards (cont.)

(v)
In March 2006 the IASB published the revised Standard No. 20 (“Accounting Treatment of Goodwill and Other Intangibles upon the Acquisition of an Investee”), which applies to financial statements covering periods beginning on January 1, 2006 (“Effective Date”).

According to the standard, the excess of acquisition cost of an investee over the share of the company holding in the fair value of identifiable assets, including intangibles, net of the fair value of identifiable liabilities (after tax allocation) at acquisition, constitutes goodwill. The allocation of excess acquisition cost to an acquired intangible asset will take place only if it is identifiable by the criteria established by this standard. Goodwill in respect of subsidiaries, will not be amortized but will be examined once a year or more frequently should there be an indication of goodwill impairment. Goodwill in respect of associated companies, will be examined for impairment should there be an indication ofgoodwill impairment in respect of the investment in the associated company as whole. Moreover, should negative goodwill be created upon acquisition it would be recognized as a gain and immediately be included in operations and not amortized.

The standard distinguishes between intangible assets which have defined useful lives and those that do not, stating that the former be amortized while latter not so amortized but rather examined once a year or should any signs indicate impairment.

Comparative figures for prior years, covering periods before the standard’s effective date should not be restated and, starting on the effective date, the positive goodwill presented in the balance sheet on December 31, 2005 will no longer be amortized, including goodwill in the investment account of an affiliate. The balance of the negative goodwill presented in the balance sheet on December 31, 2005 will be fully written off on the effective date and directly included in retained earnings. Moreover, starting on the effective date the Company is to discontinue the amortization of its intangible assets having indefinite useful lives arising from the acquisition of an investee included in the 2005 annual financial statements, to be followed by future periodic examinations of their value.

The standard’s implementation will discontinue the amortization of goodwill arising from the acquisition of investees, whose balance in the consolidated balance sheet on December 31, 2005 amounts to NIS 29.1 million (US$ 6.3 million).

The annual amortization of goodwill in the 2005 and 2004 annual financial statements amounted to NIS 4.6 million (US$ 1.0 million) and NIS 4.4 million, respectively.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - CASH AND CASH EQUIVALENTS
	December 31
	2005		2004	2005
		Reported	Reported	Reported
	Interest			Convenience
	rate			translation
	%	(in thousand NIS)		US$'000

In foreign currency:
US dollar	3.9-4.1	64,792	255,184	14,076
Euro	1.5-2.2	363,736	64,989	79,022
British Pound	4.0	34,230	3,997	7,436
Other (mainly, Forint & Zloty)	1.0-3.0	19,009	16,606	4,130
In NIS	2.8-4.4	7,577	4,969	1,646
		489,344	345,745	106,310

NOTE 4 - SHORT-TERM DEPOSITS AND INVESTMENTS

A. Composition:

	December 31
	2005		2004	2005
		Reported	Reported	Reported
	Interest			Convenience
	rate			translation
	%	(in thousand NIS)		US$'000

Deposits with banks and financial institutions(1) denominated in or linked to the:
US dollar	3.5-3.9	148,211	141,043	32,198
Euro	1.0-3.4	45,070	88,794	9,791
Other	1.0-5.0	25,322	24,064	5,501
In NIS	3.3-4.3	13,739	13,007	2,985
		232,342	266,908	50,475

Marketable securities		7,450	6,958	1,619
		239,792	273,866	52,094

Current Maturities of long-term loans and receivables		280	4,155	61
		240,072	278,021	52,155

(1) NIS 121 million serve as security for short term credit.

B.    Liens - see Note 17D.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - TRADE ACCOUNTS RECEIVABLE
	December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000

Outstanding accounts	44,643	66,454	9,698
Less - allowance for doubtful debts	9,239	27,352	2,007
	35,404	39,102	7,691
NOTE 6 - RECEIVABLES AND OTHER DEBIT BALANCES
	December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000

Government institutions	23,414	31,772	5,087
Prepaid expenses	15,755	7,381	3,423
Employees(*)	13,450	3,284	2,922
Receivables in respect of realization of medical equipment	-	12,202	-
Receivables in respect of realization of investments (**)	11,072	-	2,405
Control Center Group companies	3,186	521	692
Other	9,803	10,980	2,130
	76,680	66,140	16,659

(*) Mainly loans in respect of realization of shares - see Note 18B(i) below.
(**) See Note 9B.(3)d.

NOTE 7 - INVENTORIES
	December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000

Hotels inventories	2,729	2,433	593
Image Guided Treatment:
Raw materials	9,747	2,459	2,118
Products under process and finished goods	3,622	2,439	787
Fashion - merchandise	8,034	-	1,745
	24,132	7,331	5,243

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - DEPOSITS, DEBENTURES, LOANS AND OTHER LONG-TERM BALANCES

A.    Composition:
	December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000

Deposits at banks and financial institutions (1)	8,222	68,238	1,786
Loans to interest holders in investee companies (2)	44,296	29,965	9,623
Loan to former associated company (3)	19,997	17,806	4,344
Loans to anchor tenants (4)	1,233	4,383	268
Loans to venture capital companies (5)	1,232	1,232	268
Receivables in respect of long-term lease transaction (6)	-	11,107	-
Deferred taxes	6,356	6,104	1,381
Others	6,467	654	1,405
	87,803	139,489	19,075
Less - allowance for doubtful debts	(25,384)	(21,549)	(5,515)
	62,419	117,940	13,560
Less - current maturities	(280)	(4,155)	(60)
	62,139	113,785	13,500

(1)
Deposits pledged as security for the repayment of loans obtained by Group companies and/or to secure guarantees provided thereby in favor of third parties, have been included as due and payable concurrently with the loan repayment dates or upon release of guarantees for which they have been pledged.

(2)	(i)
Loans to the management company or to its controlled companies. A loan of NIS 7.7 million ($1.7 million) is linked to the US dollar, bears annual interest at a rate of Libor+1%, due and payable on December 31, 2006. A loan of NIS 15.3 million ($3.3 million) may be converted into shares - see Note 17A.(2) below. Should BEA Hotels N.V. (B.H.) decide not to exercise its option to convert the loan into shares, the loan would then be subject to the linkage and interest terms outlined above. According to the agreement, the amounts to be received by the management company from the Group companies in respect of the former’s interest in hotels owned by the latter (other than hotel management fees - see Note 17A.(1)a. and b. below) will be used as security for the repayment of the loans. A loan NIS 2.1 million ($0.5 million ) is linked to the EURO and bears annual interest at a rate of 4.9%. B.H. received no security for these loans.

(ii)	NIS 19.1 million ($4.1 million) - loans to shareholders of a jointly held company (50%) within the PC group - see Note 10B.(6), below.

(3)	An allowance for all outstanding balance of the debt is recorded, since maturity date of the loan has been elapsed, and no securities for its repayment have been received.

(4)	Linked mainly to the US Dollar, bears annual interest of Libor + 1.5% to 2.5%.

(5)
Loans to companies engaged in the biotechnology field, linked to the US Dollar, bears annual interest at customary commercial rates and are convertible into shares of the lender, under certain condition as stipulated in the agreements. An allowance for all outstanding balances of the loans is recorded.

(6)	See Notes 2R.(iii) above and 19A(ii) below.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - DEPOSITS, DEBENTURES, LOANS AND OTHER LONG-TERM BALANCES (CONT.)

B.    Repayment dates:
	December 31 2005
	R e p o r t e d
		Convenience
		translation
	(in thousand NIS)	US$'000

2006 - Current maturities	280	61
2007	10,318	2,242
2008	935	203
2009	2,297	499
Undetermined	48,589	10,555
	62,419	13,560
C.    Liens - see Note 17D.

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES

A. Composition and activity
December 31
2005	2004	2005
Reported	Reported	Reported
		Convenience
		translation
(in thousand NIS)		US$'000

Associated companies:

Shares (1):
Cost (*)	98,140	87,260	21,321
Accumulated losses, net	(39,133)	(27,105)	(8,509)
Adjustment arising from translation of autonomous investees' financial statements	4,337	4,281	949
Total shares	63,344	64,436	13,761
Loans (see (2) and B.(3)f. below)	16,392	16,664	3,561
	79,736	81,100	17,322
Provision for impairment of investment	(22,938)	(24,170)	(4,983)
	56,798	56,930	12,339

Other companies - at cost
Vcon Telecommunications Ltd. ("Vcon") - shares (3)	-	14,678	-

	56,798	71,608	12,339
(*) Including - goodwill:
		Cost(ii)	Net book value
	Amortization	D e c e m b e r 3 1
	Rate(i)	2005	2005	2004
	%	(in million)

NIS	10	47.9	29.1	38.8

Convenience translation into US Dollar		10.4	6.3

(i) See also Note 2H. above.
(ii) Net, after provision for impairment.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

A.    Composition and activity (cont.)

(1) Venture capital investments - associated companies - shares:

a.    General

The company invests in hi-tech associated companies ("Invested Companies"). The Invested Companies engage in research and development operations and have not yet attained financial stability. The value of these investments is thus contingent upon the continued operation of the Invested Companies, which entails certain risks stemming from the nature of their operations including the uncertainty as to the success of development and marketing potential of the product. It is therefore, difficult to objectively assess the fair value of most of these investments due to the lack of a verifiable market value. Nevertheless, the company’s management is of the opinion that the fair value of the investments is not lower than their cost (net of provisions for decline in value, to the extent applicable).

As to a law-suit filed by an employee of the EIL group - see Note 17B.(7) below.

   b.          Biotechnology companies:

   Gamida Cell Ltd. ("Gamida") (through Elscint Bio Medical Ltd.)

Gamida is engaged in the expansion of hematopoietic (blood) stem cells therapeutics in clinical development for cancer and autoimmune diseases, as well as future regenerative cell-based medicines including cardiac and pancreatic repair.

The Company is a party to an agreement, in terms of which, mainly the existing shareholders of Gamida have invested therein, on July 28, 2005, a total amount of $4.0 million, for the consideration of the allotment to such investors of securities having same rights as those issued by Gamida during its recent equity financing round. The Company’s share in the investment totaled approximately $1.4 million. Subsequent to the investment and as of December 31, 2005, the Company holds 33.46% of the equity and voting rights in Gamida and the right to appoint 25% of its directors. The shares held by the Company are in part ordinary shares and in part preferred having anti-dilution rights and liquidation preference (US Dollar linked return of its investment in Gamida bearing 8% annual interest, prior to any distribution to ordinary share holders or holders of preferred shares with subordinated rights). Should all the convertible securities of Gamida be so converted or exercised, then and in such an event, the Company shall be diluted to 30.3%.

On February 16, 2005, Teva Pharmaceutical Industries Ltd. ("Teva") - one of Gamida's shareholders - decided to exercise its option to enter into a joint venture ("JV") with Gamida to develop and commercialize certain products being the subject matter of Gamida's developing technology ("the products").

On February 12, 2006 Gamida, Teva and the JV signed a founders agreement which set forth the establishment, funding and management of the JV. The sole purpose of the JV shall be commercialization of the products and obtaining all required registrations and marketing approvals. Teva shall make an equity investment in the JV of up to $ 25.0 million in consideration for up to 50% of the JV shares. The funding shall be payable as follow: as of the closing date, Teva will sign an irrevocable commitment for payment of total amount of $ 10.0 million payable in installments. The additional funding totaling $ 15 million shall be paid quarterly based on the budget of the JV. Teva shall be entitled to accelerate the funding payments schedule.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

A.    Composition and activity (cont.)

(1) Venture capital investments - associated companies - shares: (cont.)

b.    Biotechnology companies (cont.):

Gamida Cell Ltd. ("Gamida") (through Elscint Bio Medical Ltd.) (cont.)

In the framework of the agreement Gamida and the JV shall sign on a license agreement according to which Gamida shall grant the JV a royalty free, worldwide license to exploit the products and Gamida's IP necessary for developing, manufacturing sale and distribution of the product and a royalty free, illimitable, worldwide exclusive license to manufacture, develop, market, offer for sale, distribute and sell the products and the right to sublicense.

Certain cancellation arrangements were determined between the Company and Teva.

As to a dispute between Elscint Bio Medical and its former CEO - see Note 17B.(8) below.

c.    Telecommunication companies:

Olive Software Inc. ("Olive")

Olive is engaged in the development and marketing of products enabling a transparent link between traditional newspaper printing systems and the world of e-publishing, as well as digital archiving services for newspapers and libraries.

In March 2004, Olive and its shareholders entered into an agreement with the Sequoia Fund according to which, the latter invested in Olive $ 6.0 million in consideration of 26% (on a fully diluted basis) of the equity and control in Olive. In August 2005, Olive and its shareholders entered into an agreement with the Sequoia Fund and with the Pitango Fund, under which the latters invested in Olive an aggregate amount of $9.0 million (NIS 41.4 million), in consideration of 5% and 15.0% (on a fully diluted basis), respectively, of the equity and control in Olive.

The issued shares have anti-dilution rights as well as liquidation preference to receive the amount of their investment with the addition of 8% annual interest thereon, prior to any distribution to other shareholders of Olive (including EUN). EUN’s holdings have consequently been diluted to 22.6%. EUN’s shares entitle it to anti-dilution rights as well as liquidation preference (return of its investment in Olive plus interest at LIBOR + 2% per annum, prior to any distribution to holders of ordinary shares or subordinated preferred shares). Assuming all of Olive’s convertible securities be so converted into shares, EUN’s interest in Olive would then be diluted to 18.3%.

Easy Run Ltd. ("E.R.")

E.R. is engaged in the development and marketing of "call center" solutions, which support under a single platform, diversified infrastructure ranging from historical telephonia through to futuristic telecom equipment (IP switchboards) and modern e-commerce applications.

The Company holds 42% of the equity and voting rights in E.R. as well as the right to appoint 40% of its directors. The shares held by the Company entitle it to anti-dilution rights as well as liquidation preference (as defined in the investment agreements).

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

A. Composition and activity (cont.)

(1) Venture capital investments - associated companies - shares: (cont.)

c. Telecommunication companies (cont.):

Easy Run Ltd. ("E.R.") (cont.)

Within the framework of the rights offering executed by E.R. in August 2004, the Company invested $0.4 million (out of a $0.65 million total funding) calculated at $0.13 per share. In consideration for its investment, the Company was also granted warrants exercisable into shares, at $0.13 per share, up to a total amount of $0.8 million. In addition thereto, the Company converted a $0.3 million loan into shares of E.R. Assuming all loans (including those granted subsequently to the balance sheet date) be converted and warrants be exercised, as afore and below stated, the Company’s interest in E.R. would then increase to 53.94% (fully diluted).

(2) Venture capital investments - associated companies - loans:

A dollar linked $0.7 million (NIS 3.2 million) loan, bearing Libor + 2% interest, convertible, at any time until repayable into E.R. preferred shares having anti-dilution rights and liquidation preferences, using a conversion rate of mainly, $0.35 per each share. Additionally, the Company has a right to be granted upon conversion and without further consideration, warrants convertible into E.R. shares (vested with same rights) at a principal conversion price of, $0.81 per warrant, up to a total amount of NIS 3.0 million.
An additional loan was granted to E.R. during 2005, at an aggregate amount of $0.6 million, bearing 6% interest and convertible into E.R. shares at $0.13 per share, or, subject to certain conditions, at 80% discount of the next financing round price.

(3) Investments in another company:

On August 17, 2005, Vcon reported that following the failure in its previously announced fund raising negotiationsit has determined that it can no longer independently pursue its current mode of operations, and has entered into an agreement for the sale of its business, activities and the majority of its assets to the Emblaze group. Following this transaction, Vcon is engaged only, under the given circumstances, in maximizing the payments and satisfaction of its debts to its creditors and in its dissolving. Vcon estimates that none of the consideration will be allocated to its shareholders. As a result, the Company included in the 2005 financial statements, a loss at the amount of NIS 13.9 million ($3.0 million), which constitute all balance of its investment in Vcon.

B. Additional information as to investments in subsidiaries and changes thereof

(1) Elscint Ltd.

On November 22, 2005 the Company consummated a merger with Elscint, pursuant to which the Company purchased all Elscint ordinary shares, other than those held by the Company and by Elscint. Following such purchase the Company owns all issued and outstanding share capital of Elscint and Elsicnt ordinary shares are no longer traded on the NYSE. Under the terms of the merger, each ordinary share of Elscint (other than ordinary shares of Elscint held by the Company and Elscint) was exchanged for 0.53 ordinary share of the Company.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

B. Additional information as to investments in subsidiaries and changes thereof (cont.)

(1) Elscint Ltd. (cont.)

The merger is treated in these financial statements as a "purchase" for accounting purposes, which means that the purchase price - calculated based on the Company's number of shares issued in consideration for Elscint's minority shares (3,479,216 ordinary shares and 26,500 warrants of the Company) and based on the Company's average share market price close to the date of the announcement of the exchange ratio of the Merger ($18.6) - is allocated to Elscint's assets and liabilities based on the fair value of the assets acquired and the liabilities assumed. As a result, the Company's shareholders’ equity increased by NIS 292.2 million ($63.4 million). The excess of the fair value of Elscint's net identified assets acquired over the purchase price at acquisition ("Negative Initial Difference"), at the amount of NIS 66.3 million ($14.4 million), was set-off, at the date of the consummation of the transaction, in the consolidated financial statements of the Company, first against any intangible asset of Elscint, with the balance set-off against non-monetary tangible assets pro rata to their fair value.

As a result of the merger, certain limitations shall apply (as per law and the tax authorities' approval) for a period of two years from the merger (through December 31, 2007), mainly pertaining to the realization, subject to certain conditions, of Elscint's shares held by the Company and/or by its wholly owned subsidiary. The Company, its controlling shareholders and Elscint will be subject to certain restrictions, mainly pertaining to the realization of the majority of the assets (as defined by law) that were transferred within the framework of the merger and/or the majority of their existing assets. Should the companies fail to fulfill the terms of the approval and/or the provisions of the law, validity of the approval should be terminated retroactively.

(2) Insightec Ltd. (formerly - Insightec - Image Guided Treatment Ltd.) ("Insightec")

a.
Insightec is engaged in the development, manufacture and sale of noninvasive means for the treatment of blood vessel tumors (benign and malignant) and the localized injection of medication, as well as the development of decision support systems for operating rooms and trauma units. In October 2004, Insightec received Food and Drug Administration (FDA) approval for commercial use of the ExAblate system for removal of benign uterine fibroids, as developed thereby.

b.
In 2003, GE exercised an option granted thereto for the acquisition of additional 5% of Insightec’s capital, in consideration for $3.0 million. Following the exercise of the option, GE holds approximately 19% of Insightec’s shares. The agreement with GE for the acquisition of the shares (in December 2001) stipulates several limitations on the execution of certain material transactions or activities not in the ordinary course of business, without obtaining GE’s prior approval.

c.
In March 2004, Insightec and its shareholders executed an agreement with Meditech Advisors LP ("MTA") a group of private investors, under which MTA invested in Insightec $3.0 million ($7.3 per share) in consideration of approximately 2.7% of equity and voting rights in Insightec (fully diluted).

Within the framework of the agreement, the Company was granted warrants, convertible through a 3 year period, into 977,552 ordinary shares of Insightec (constituting approximately 6.5% of equity and voting rights of Insightec), at an aggregate conversion amount of $7.1 million, concurrently with extension of the loans and guarantees provided by the Company to Insightec until March 2007. The Company and Insightec have agreed that prior to Insightec's IPO the Company shall exercise its warrants into Insightec's shares in consideration of (i) a cash payment of $5.0 million; and (ii) a conversion of the loan granted by it to Insightec at the amount of $2.1 million.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

B. Additional information as to investments in subsidiaries and changes thereof (cont.)

(2) Insightec - Image Guided Treatment Ltd. ("Insightec") (cont.)

d. Convertible securities - option plans
	Number of shares (thousands)
	Employee options		Directors options		Service providers options
	1999 plan (1)	2003 plan (2)	1999 plan	2003 plan	2003 plan

Shares issued to trustee through December 31, 2002 as per the "1999 plan"	2,500		150
Shares issued to trustee in 2003 - as per the "2003 plan"		500		200	300
Designated shares transferred to the "2003 plan"	(673)	673	(50)	50
Undesignated shares transferred to the "2003 plan"	(311)	311
Shares transferred to offerees	(56)
Shares held by trustee on December 31, 2005	1,460	1,484	100	250	300

Shares designated and issued:
Through December 31, 2002	1,460		100
During 2003		928		250	20
During 2004		201
During 2005		191			15
Through December 31, 2005	1,460	1,320	100	250	35
Undesignated shares as at December 31, 2005		164			(4)265
	1,460	1,484	100	250	300

Vesting of designated and issued shares:
Through December 31, 2005 (5)	1,460	862	100	250	35
As and from 2006 and thereafter		458
	1,460	1,320	100	250	35

Terms of plan:
Exercise price of each option into NIS 0.01 par value ordinary share	NIS0.01	(3)	$3.33	$3.33	$5.35

Exercise period following date of grant (years) (6)	9	7	9	7	7

(1)	Granted in 1999 through 2001 (mainly 1999).

(2)	Includes 100,000 issued to Company’s CEO and 50,000 issued to one who served, at the grant date, as a director of the Company.

(3)	928,000 options - at NIS 0.01; 260,000 options - at $5.85; 133,000 options - at $16.00; 163,000 options - not yet determined.

(4)
The Company’s board of directors and audit committee have approved in 2003 issuance of 250,000 options in Insightec, for no consideration, to the Company’s chairman of the board (its controlling shareholder), at an exercise price of $5.5 each. Issuance is subject to approval of the Company’s shareholders meeting; designation of 15,000 options has not yet been determined.

(5)
In January 2005, Insightec decided to change the vesting period of options granted under the 2003 plan to be 50% after 2 years from the date of grant, 25% after 3 years from the date of grant, and another 25% after 4 years from the date of grant.

(6)
In January 3, 2006 Insightec's decided to extend the exercise period under the 1999 Plan, extending the exercise period, for 2 additional years, meaning 9 years from the effective date as defined in the 1999 Plan.

(7)
On January 31, 2006 Insightec's Board of Directors approved and adopted a new options plan (“2006 Plan”). The total number of options under the 2006 Plan shall be 400,000 options. The balance of unallocated options from the previous option plan (“2003 Plan”), after allocating the currently approved options would be transferred to 2006 Plan, in addition to the 400,000 options. As of March 31, 2006 Insightec granted 260,000 options from the 2006 Plan.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

B. Additional information as to investments in subsidiaries and changes thereof (Cont.)

(2) Insightec - Image Guided Treatment Ltd. ("Insightec") (cont.)

e.	As to Company’s investment in debentures, convertible into Insightec shares - see Note 14G. below.

f.	Assuming conversion of all of Insightec’s outstanding convertible securities, on December 31, 2005 the Company’s interest would have been diluted to 52.15%.

g.
At year-end of 2002, the operations of Insightec and its wholly owned subsidiary (TxSonics) were merged. In 2005, Insightec and its shareholders on one hand, and the Israeli Tax Authorities on the other, have concluded the principles, subject to which the merger of Insightec and TxSonics was approved under Section 103 of the Income Tax Ordinance, retroactively from December 31, 2002. As per law and approval, taxable consolidated loss of Insightec and TxSonics may be offset against future taxable income, over a 7 year period (16% each year), however not exceeding 50% of annual taxable net income per each year.

Said approval provides, inter alia, that profit generated by EUN from the sale of its holdings in Insightec shall be considered as C.F.C. profits and shall be taxable at a rate of 25%, or any lower rate as determined by tax authorities. EUN undertook, among other things, to deposit its Insightec shares with a trustee, as security of the tax payment to the Israeli Tax Authorities, upon realization of the shares by EUN.

Should the companies fail to fulfill the terms of the approval and provisions of the law, validity of the approval shall be terminated retroactively.

(3) Companies within the Plaza centers (Europe) B.V. ("P.C.") Group

a.
On July 30, 2004, a transaction was consummated, within the framework of which, Klépierre - a French group of companies, and the owner and operator of shopping centers in Europe ("Klépierre") - acquired from PC (EMI's wholly owned subsidiary) all equity and voting rights in and to the companies owning 12 Hungarian shopping centers ("the sold centers"), as well as 50% of the equity and voting rights in and to a wholly owned subsidiary of PC which operates as the management company of the Hungarian commercial and entertainment centers ("Hungarian Management Company"). The remaining 50% of the equity and voting rights in the Hungarian Management Company (which were retained by PC under the 2004 transaction) were subsequently acquired by Klépierre within the framework of the 2005 transaction, as detailed in paragraph d. below, for €0.9 million.

The value of the sold centers and Hungarian Management Company (€287.0 million; NIS 1,565.0 million; $340.0 million) was determined according to a methodology stipulated in the agreement, which is based, mainly, on the revenues thereof (net of certain operating costs and management fees at an agreed rate) and on agreed upon capitalization rates. The cash consideration paid to PC, amounting to €94.1 million (NIS 513.0 million; $111.0 million), was determined according to the value of the sold centers with an addition of monetary and other balances, net of banking and other monetary liabilities relating to the said assets. As security for achieving certain future revenues, PC had provided a bank guarantee totaling €7.5 (NIS 40.8 million; $8.9 million) million which will decrease annually during the period commencing on the fourth anniversary of the closing of the transaction through to the tenth anniversary of that date. Within the framework of the transaction detailed in paragraph d. below, Klépierre has returned the guarantee unexercised. Klépierre, furthermore waives all and any future claims, arguments or contentions of whatsoever nature or kind against PC relating to and/or in connection with and/or arising out of the future sale of utilities in all or any of the sold centers and/or the revenues derived therefrom, in respect of which the guarantee had been furnished. As a result, the Company recorded in the financial statements of the current year an additional pre-tax gain of NIS 27.5 million ($6.0 million), the discounted amount which had been initially deferred for recognition gradually over the years 2008-2014.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

B. Additional information as to investments in subsidiaries and changes thereof (Cont.)

(3) Companies within the Plaza centers (Europe) B.V. ("P.C.") Group (cont.)

a. (Cont.)

As security of fulfillment of certain tax conditions set forth in the sale agreement (to the extent relevant, if at all), PC deposited €6.8 million (NIS 37.0 million; $8.2 million) in an escrow account, which was released to the Company, in accordance with the terms of the agreement, on March 2005. As a condition to such release of the escrow funds and concurrently therewith, the Company provided, in favor of Klepierre, a 5 year guarantee, at a basic amount of €6.8 million (NIS 37.0 million; $8.2 million) together with an additional amount equal to 25% of the basic amount of the guarantee, in order to secure certain payments to foreign tax authorities, if and to the extent imposed on the sold companies and which relate to the periods prior to the consummation of the sale. As a result of the deposit release, the Company released in its financial statements for the current year, the relevant part of the consideration at the amount of €5.8 million (NIS 31.0 million; $6.8 million) which was previously presented as deferred income, was released to the statement of operations.

The revenues of those entities holding the sold centers and their operating profits, as recorded in the consolidated financial statements in 2003, totals €40.0 million (NIS 217.8 million) and €15.8 million (NIS 86.0 million), respectively.

The transaction also included provisions relating to the possible future acquisition by Klépierre of additional property measuring approximately 12,000 sq.m. to be constructed (if and to the extent) by PC on their behalf, as an extension to the Duna Plaza. Construction of the extension and the completion of the transaction are subject, among other things, to the execution of a turn-key construction agreement between the parties, to obtaining regulatory approvals and permits from various competent governmental authorities, during a specific period stipulated in the agreement, as well as to utilization of premises while fulfilling certain operational targets. The amount of consideration and schedule of payments, follows an agreed upon methodology, as well as asset value based on revenues and agreed upon capitalization rate.

The Company guaranteed fulfillment of PC’s undertakings under the detailed agreements.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

B. Additional information as to investments in subsidiaries and changes thereof (Cont.)

(3) Companies within the Plaza centers (Europe) B.V. ("P.C.") Group (cont.)

b.
In April 2005, a transaction was consummated by and between PC and the Dawnay Day Europe group - an international funds management company of the United Kingdom ("Purchaser") - in accordance with which PC sold to the Purchaser all the equity and voting rights (100%) in 4 companies owning 4 commercial and entertainment centers in certain peripheral cities in Hungary ("Sold Centers"). The asset value of the sold centers at the aggregate amount of €54.4 million (NIS 296.2 million; $64.3 million), was calculated according to an agreed upon methodology and is based, mainly, on revenues thereof (net after deduction of certain operational costs and management fees). The net cash consideration which was paid to PC amounted to €17.2 million (NIS 93.7 million; $20.7 million) and was determined according to the asset value of the Sold Centers together with monetary and other balances, after deduction of bank and other monetary liabilities pertaining thereto, and with the addition of a variable amount, determined based on the period that lapsed from the reference date of the transaction (January 1, 2005) through consummation thereof. As a result, the Company recorded in these financial statements a pre-tax gain of approximately NIS 3.5 million ($0.8 million). The Company undertook within the framework of the agreement to guarantee achieving certain operational targets of one of the Sold Centers, for a period of 3 years through December 31, 2007. The Company's management estimates that the maximum exposure of the guarantee expected to be materialized totals €1.1 million (NIS 5.8 million; $1.3 million) and accordingly, a part of the gain deriving from this transaction has been deferred, in these financial statements, for recognition gradually through December 31, 2007.

The Company undertook to guarantee fulfillment of all of PC’s undertakings under the detailed agreements.

The book value of the assets of the companies holding the Sold Centers, their revenues and operating profits thereof, as recorded in the consolidated financial statements as of December 31, 2004 and for the year then ended, totals €55.4 million (NIS 301.7 million(, €8.4 million (NIS 45.7 million) and €2.5 million (NIS 13.6 million), respectively.

c.	On May 17, 2005 PC completed the acquisition of the 50% not owned by it, in the Sadyba commercial and entertainment center in Warsaw, Poland, for a purchase price of $20.0 million (NIS 92.0 million).

d.
On July 29, 2005, a transaction was consummated by and between PC and Klépierre for the sale by PC of all equity and voting rights (100%) of the companies owning 4 operational shopping centers in Poland (“Sold Centers”), for a consideration of €73.8 million (NIS 401.9 million; $87.3 million) based on the Sold Centers' asset value amount to €204.0 million (NIS 1,111 million; $241.0 million). The asset value, calculated on the basis of the gross rentals of the Sold Centers as at the closing, was discounted at certain agreed yields, together with monetary and other balances, after deduction of bank and other monetary liabilities pertaining thereto ("the first stage"). An adjustment of the purchase price will be conducted on the basis of the gross rentals as of December 31, 2005 (in respect of one shopping center - as of a date up to May 31, 2006), discounted at the agreed yields. In addition, a net asset value adjustment will be conducted in 2006, on the basis of audited financial statements as at the closing date. As part of the transaction, Klépierre has acquired all outstanding share capital of the Polish subsidiary of PC which operates and manages the acquired operational shopping centers. As a result, the Company recorded in these financial statements a pre-tax gain of approximately NIS 166.4 million ($36.1 million). An additional pre-tax gain of approximately €8.0 million (NIS 43.6 million; $9.5 million) deriving from the completion of this first stage - part of which is subject to the fulfillment of certain conditions specified in the agreement - expected to be included in the company's results of operations during 2006.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

B. Additional information as to investments in subsidiaries and changes thereof (Cont.)

(3) Companies within the Plaza centers (Europe) B.V. ("P.C.") Group (cont.)

d. (cont.)

The book value of the assets of the companies holding the Sold Centers, their revenues and operating profits thereof, as recorded in the consolidated financial statements as of December 31, 2004 and for the year then ended, totals €100.8 million (NIS 549.0 million; $119.3 million), €10.9 million (NIS 59.3 million; $12.9 million) and €4.0 million (NIS 21.8 million; $4.7 million), respectively.

In addition, on July 29, 2005 PC and Klépierre signed a preliminary share purchase agreement for the future acquisition by Klepierre of all equity and voting rights (100%) in the companies presently developing 2 shopping centers in Poland, as well as a further 2 companies developing shopping centers in the Czech Republic, for an estimated assets value amount to €158.4 million (NIS 862.7 million; $187.4 million) (“the second stage”). Klépierre also has an option to acquire all equity and voting rights of a third company developing a shopping center in Poland, for an estimated asset value amount to €62.0 million (NIS 337.6 million; $73.4 million) upon the fulfillment of certain conditions. Upon the exercise of the option, the construction and delivery of the shopping center will be subject to the same terms and conditions applicable to the remaining centers. If Klepierre does not exercise the option to acquire the shares of such third Polish company, the Company will be obligated to pay a penalty in the amount of € 1.6 million (NIS 8.7 million; $1.9 million). The consideration was determined based on forecasted gross rentals at the date of the execution of the agreement. Upon the completion and delivery of each of these centers, in accordance with certain pre-agreed terms as determined in the preliminary agreement, and upon the fulfillment of certain pre-conditions, Klépierre will pay to PC the purchase price of each specific center owning company which will be calculated based on gross rentals prevailing at a date close to delivery, capitalized at agreed yields. A final price adjustment of the purchase price for each of these development centers will be conducted not later than 10 months following delivery, on the basis of actual gross rentals prevailing on their respective adjustment dates, discounted at the agreed yields. In addition, a net asset value adjustment will be carried out on the basis of audited financial statements as at the delivery date. Klepierre has furnished the Company with a bank guarantee in the amount of €115.0 million (NIS 626.3 million; $136.0 million) for the payment of the respective purchase prices of those development centers in respect of which building permits have been issued. Klepierre has undertaken to furnish the Company with a similar bank guarantee in respect of the remaining development centers immediately upon the issuance of the building permit. These bank guarantees may be exercised in accordance with an agreed mechanism provided for therein. The Company has furnished Klépierre with its corporate guarantee for the fulfillment by PC of all its undertakings and obligations under the definitive agreements.

e.
On November 15, 2005, PC signed an agreement and consummated a transaction for the acquisition of an area of land (measuring 122,857 square meters) situated on Kerepesi Street in central Budapest, the former site of the Hypodrome ("Site"). Building permits for the construction of a large shopping and entertainment center have been issued in respect of the Site, the rights to which were also acquired. The acquisition was carried out by the purchase of all equity rights (100%) of 4 companies holding all freehold ownership and usage rights to the Site. The purchase price of all equity rights represent a Site value of €21.0 million (NIS 114.0 million; $24.8 million). The financing of the Site was provided by a consortium of International Banks, and constitute approximately 90% of the above value.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

B. Additional information as to investments in subsidiaries and changes thereof (Cont.)

(3) Companies within the Plaza centers (Europe) B.V. ("P.C.") Group (cont.)

f.
PC's jointly controlled subsidiary ("AC"), owns approximately 60.0% of the ownership and voting rights of a Target Company, which owns 320,000 sq.m. of land on the island of Obuda in the Danube River, located in the heart of Budapest.

Such investment was financed by a loan of €12.7 million (NIS 69.4 million; $ 15.0 million) granted to AC by Hungarian commercial bank (the "Bank"), which owns the remaining 50% of the equity and voting rights in AC. The loan is linked to the Euro, bears interest at Euribor + 2% per annum, and is repayable on March 31, 2007. As security for the loan, AC, among other things, pledged its shares in the Target Company. In addition, the Company undertook to guarantee repayment of the loan in the event that the construction plans are not approved, as detailed hereinafter. Shareholders rights in the Target Company are subordinated to the Bank loan. One of the minority shareholders (30%) was granted a put option that is to be expire on April 2007, to sell his shares in the Target Company to AC in consideration for a price which is to reflect the cost of the Target Company's shares acquired by AC with the addition of interest at a rate of Euribor +2% per annum and less profits distributed thereby prior to sale.

Resolutions of the Target Company are to be approved by majority of votes while exercising certain minority rights in specific extraordinary matters, in which a 75% majority of votes of shareholders or directors, as the case may be, is required. The parties undertook to complete their respective investments in the Target Company’s shareholders equity, up to a rate of shareholders’ equity and bank loans not less then 20% and 80%, respectively.

10% of equity and voting rights of the Target Company are held by ESI - a company owned by PC's former manager - which were granted to it in consideration for acquisition cost thereof, by AC from the Hungarian Privatization Board. The purchase by ESI of its interests is financed through loans which were granted thereto by the shareholders of the Target Company, pro rata to their shareholdings, in the aggregate total amount of €0.6 million (NIS 3.3 million; $0.7 million), repayable until March 2008.

The Target Company intends to obtain construction rights for 300,000 sq.m. designated for offices, commerce, tourism, entertainment, recreation and hotels. Structures with an area of 55,000 sq.m. are presently built up on the land and leased to offices, restaurants and entertainment businesses. The parties intend to act to change the zoning according to the urban building plan, with a view to enhancing the value of the land and the construction thereon. As for approval of local town planning scheme, of the Budapest General Assembly in May 2006 - see Note 24H.

Financial statements of AC and the Target Company are included in the consolidated financial statements of the Company by the equity method.

(4) Companies in BEA Hotels N.V. ("B.H.") Group

B.H. holds, through a wholly owned and controlled subsidiary incorporated in Romania ("Domino") - approximately 70% of SC Bucuresti Turism S.A. ("Bucuresti") which in turn owns a complex consisting of a hotel, an apartment hotel, commercial areas and a restaurant, situated in the heart of Bucharest, Romania ("the Bucuresti Complex"). Bucuresti was purchased through a privatization tender published by the State Ownership Fund of the Romanian government ("SOF"). The tender procedure was approved by a decision of the Supreme Court of Romania.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

B. Additional information as to investments in subsidiaries and changes thereof (Cont.)

(4) Companies in BEA Hotels N.V. ("B.H.") Group (cont.)

The acquisition of most of the rights in Bucuresti was carried out within the framework of a memorandum of understanding ("MOU") for the establishment of a joint venture, 80% of the rights of which were to be held by B.H. and 20% of the rights by an unrelated third party ("Third Party Shareholder"). Pursuant to the provisions of the MOU, B.H. is entitled to receive 100% of Domino's profits to be distributed as dividends up to an aggregate amount of $2.0 million. Income in excess of such amount is to be distributed according to holdings ratio (80%:20%). In addition, B.H. has a Put Option to oblige the Third Party Shareholder to increase its interest from 20% up to 50% (based on full investment cost) for period and in terms to be agreed upon by the parties. The parties undertook to finance the renovation of the hotel, should same be required. Should one of the parties fail to provide the financing pro rata to its share, the shareholdings of the delinquent party will be diluted based on a methodology to be agreed upon.

As a result of a breach of agreements and undertakings by the Third Party Shareholder, B.H. announced the termination of all agreements and simultaneously filed, together with its subsidiary a law-suit against the Third Party Shareholder for all damages incurred by it due to the latter’s breach of contracts and undertakings. B.H. withheld, prior to filing the claim, the Third Party Shareholder’s shares (20%) as security for fulfillment of its undertakings. As a result of the agreements’ termination and the filing of the lawsuit, the Company believes, based on legal advice, that it is no longer required to transfer said shares to the Third Party Shareholder, which follows that B.H. is in effect the holder of the entire share capital and all voting rights (indirectly) in Domino.

B.H. filed a monetary claim against the Third Party Shareholder for noncompliance with the indemnity conditions, in the framework of which liens were imposed on the Third Party Shareholder's assets. The Third Party Shareholder filed a statement of defense against the suit. Mediation proceeding between the parties failed, and a notice to that effect was filed by B.H. in January 2005 to the competent court, accompanied by a request to schedule a preliminary hearing. Such hearings are scheduled to commence in July 2006.

For information in respect of additional lawsuit filed by the Third Party Shareholder - see Note 24A.

For information concerning legal actions filed in connection with the purchase and ownership of Bucuresti shares, and the real estate owned thereby- See Note 17B.(4), below.

Bucuresti shares are traded on the Romanian stock exchange. The value of B.H.’s holdings in Bucuresti shares, based on the price of a Bucuresti share as of December 31, 2005, amounts to NIS 44.0 million ($9.5 million), and their book value as of that date amount to NIS 235.7 million ($51.2 million).

(5) Mango Israel Clothing and Footwear Ltd.

On May 2005, Elscint completed the acquisition of all (100%) of the equity and voting rights of Mango Israel clothing and footwear Ltd. ("Mango"), the Israeli distributor and retailer of the internationally renowned retail brand name MANGO-MNG™. The book value of the assets of Mango, its revenues and its operating loss, for the period from its acquisition, initially consolidated in the financial statements as of December 31, 2005 and for the year then ended, totals NIS 26.8 million ($5.8 million), NIS 31.8 million ($6.9 million) and NIS 3.8 million ($0.8 million), respectively.

The excess of cost over fair value of identified tangible assets of Mango at the date of acquisition, in the amount of NIS 2.3 million ($0.5 million), was attributed to the distribution rights acquired.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

C. The following is summarized data outlining the Group's share in items of the proportionately consolidated companies financial statements

At December 31, 2005 and for the year then ended:
	(in thousand NIS)
	Proportionately consolidated companies
	R e p o r t e d
Shareholding	50%	33.3%	30%	Total

Current assets	44,449	420	34	44,903
Fixed assets and other assets	965,691	4,239	-	969,930
Long-term deposits, loans and receivables	20,220	791	-	21,011
Current liabilities	(60,676)	(841)	(8)	(61,525)
Long-term liabilities	(662,410)	(4,302)	-	(666,712)
	307,274	307	26	307,607

Liabilities to (of) group companies	311,610	10,871	(1,242)	321,239
Shareholders' equity (deficiency)	(4,336)	(10,564)	1,268	(13,632)
	307,274	307	26	307,607

Revenues	194,884	2,077	12,619	209,580

Profit (loss) before income taxes	(48,727)	(351)	1,639	(47,439)

Net profit (loss)	(49,886)	(351)	1,639	(48,598)
	Convenience translation (US$'000)
	Proportionately consolidated companies
	R e p o r t e d
Shareholding	50%	33.3%	30%	Total

Current assets	9,657	91	7	9,755
Fixed assets and other assets	209,796	921	-	210,717
Long-term deposits, loans and receivables	4,393	172	-	4,565
Current liabilities	(13,182)	(183)	(2)	(13,367)
Long-term liabilities	(143,908)	(935)	-	(144,843)
	66,756	66	5	66,827

Liabilities to (of) group companies	67,697	2,362	(270)	69,789
Shareholders' equity (deficiency)	(942)	(2,295)	275	(2,962)
	66,755	67	5	66,828

Revenues	42,338	451	2,741	45,531

Profit (loss) before income taxes	(10,586)	(76)	356	(10,306)

Net profit (loss)	(10,838)	(76)	356	(10,558)

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INVESTMENTS IN INVESTEE AND OTHER COMPANIES (CONT.)

C. The following is summarized data outlining the Group's share in items of the proportionately consolidated companies financial statements (Cont.)

At December 31, 2004 and for the year then ended:
	(in thousand NIS)
	Proportionately consolidated companies
	R e p o r t e d
Shareholding	50%	33.3%	30%	Total

Current assets	61,774	782	4,479	67,035
Fixed assets and other assets	1,046,759	4,520	117,828	1,169,107
Long-term deposits, loans and receivables	11,253	735	11,104	23,092
Current liabilities	(258,833)	(776)	(4,102)	(263,711)
Long-term liabilities	(476,855)	(4,781)	(151,164)	(632,800)
	384,098	480	(21,855)	362,723

Liabilities to (of) group companies	325,818	11,413	(14,674)	322,557
Shareholders' equity (deficiency)	58,280	(10,933)	(7,181)	40,166
	384,098	480	(21,855)	362,723

Revenues	171,303	2,080	13,241	186,624

Profit before income taxes	1,207	496	1,507	3,210

Net profit (loss)	(888)	496	1,505	1,113

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - REAL ESTATE AND OTHER FIXED ASSETS

A. Composition:
	D e c e m b e r 3 1
	2 0 0 5								2 0 0 4
	R e p o r t e d								Reported
	R e a l e s t a t e
	Hotels		Commercial centers
	Active	Under const-ruction	Active	Under const-ruction	Other	Other fixed assets	Total	Convenience translation	Total
	( i n t h o u s a n d N I S )							US$'000	NIS'000
Cost:
Balance as of January 1	1,195,999	642,106	1,534,329	420,046	223,137	33,452	4,049,069	879,659	5,219,989
Initially consolidated companies	-	-	113,983	123,777	-	36,985	274,745	59,688	36,906
Deconsolidated companies	(132,519)	-	(1,160,047)	-	-	-	(1,292,566)	(280,809)	(1,757,941)
Adjustments resulting from translation of foreign subsidiaries financial statements	(66,457)	(22,867)	(53,861)	(32,075)	(15,311)	1,013	(189,558)	(41,181)	289,374
Additions during the year (2)	26,400	98,381	(26,469)	291,232	2,556	32,878	424,978	92,326	336,758
Commercial centers and hotels whose construction ended during the year	468,863	(468,863)	246,893	(246,893)	-	-	-	-	-
Land whose ultimate designation is yet to be determined	-	-		(18,371)	18,371	-	-		-
Disposals in reported year	(8,677)	-	(47)	-	(12,646)	(3,167)	(24,537)	(5,331)	(80,430)
Balance as of December 31	1,483,609	248,757	654,781	537,716	216,107	101,161	3,242,131	704,352	4,044,656

Accumulated depreciation:
Balance as of January 1	205,728	(1) 43,370	98,911	-	15,491	10,937	374,437	81,346	487,828
Initially consolidated companies	-	-	25,427	-	-	22,906	48,333	10,500	-
Deconsolidated companies	(18,485)	-	(77,479)	-	-	-	(95,964)	(20,848)	(247,083)
Adjustments resulting from translation of foreign subsidiaries company’s financial statements	(13,000)	(14)	(3,341)	-	(1,804)	638	(17,521)	(3,806)	29,539
Additions during the year	42,852	-	48,444	-	9,481	10,836	111,613	24,248	132,318
Disposals in reported year	(4,783)	-	(6)	-	(3,156)	(2,582)	(10,527)	(2,287)	(28,164)
Balance as of December 31	212,312	43,356	91,956	-	20,012	42,735	410,371	89,153	374,438

Payments on account of fixed assets	-	-	-	-	-	-	-	-	4,419
Provision for impairment of investments and assets (See C. below)	53,151	-	5,893	-	14,251	-	73,295	15,924	146,649

Depreciated balance net book value:
As at December 31 2005	1,218,146	205,401	556,932	537,716	181,844	58,426	2,758,465	599,275

As at December 31 2004	938,179	598,735	1,355,273	420,045	193,252	22,504			3,527,988
______________

(1) In respect of a hotel, closed during 2003, for renovations.
(2) Include Negative Initial Differences - See Note 9 B. (1).

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - REAL ESTATE AND OTHER FIXED ASSETS (CONT.)

A. Composition (Cont.):

Cost of fixed assets includes:
	Net book Value
	December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000

Financial expenses capitalized to cost of the buildings under construction	31,033	130,052	6,742

B. Composition of land and buildings, distinguished between freehold and leasehold rights:

	Net book Value as at December 31, 2005
	Reported amounts
	Hotels		Commercial centers
	Active	Under construction	Active	Under construction	Others	Total	Convenience translation
	(in thousand NIS)						US$'000
Freehold (1)	720,779	205,401	16,942	354,642	151,167	1,448,931	314,780
Leasehold:
Capitalized	(2)34,264	-	(6)539,990	183,074	30,677	788,005	171,194
Uncapitalized	(4)(3)463,103	-	-	-	-	463,103	100,609
	1,218,146	205,401	556,932	537,716	181,844	2,700,039	586,583

(1)	Majority of the rights are registered in the name of those subsidiaries, which own the rights thereto.

(2)
Leasehold rights (capitalized for a 50-year period until 2036), of the land area on which the Utrecht Park Plaza Hotel is situated, were acquired from the municipality of Utrecht. The execution of any change in the use of the land or the demolition of a building constructed thereon requires the consent of the municipality. The lessee has no rights of leasehold termination. The municipality has the rights to terminate the leasehold rights should it determine that the land is required for public use or in the event a court determines that the lessee failed to fulfill its undertakings under the terms of the lease.

(3)
The sub-lease rights, of the Sherlock Holmes Park Plaza Hotel, are for a period of 99 years (through 2095), in exchange for an annual fixed amount. The average annual rent payments for the years 2005 and 2006 are £0.6 million (NIS 4.8 million; US$1.0 million). The rent payments are adjusted every five years on the basis of "open market value". First such adjustment is to be carried out in October 2006. The company holding the property has an option to terminate the lease in 2059 with an advance notice of 2.5 years.

A Red Sea Group company ("guarantor") guaranteed fulfillment of all undertakings of the lessee as if it was a principal party to the agreement. The guarantee contains a provision, by which, in the event the guarantee is exercised, the land-owners may require the guarantor to assume the lessee's position as a lessee. Two documents were executed between the guarantor and B.H., which establish the indemnification procedures amongst them, in relation to said guarantee.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 10 - REAL ESTATE AND OTHER FIXED ASSETS (CONT.)

B. Composition of land & buildings, distinguished between freehold and leasehold rights (Cont.):

(4)
The leasehold rights to a land area on which the Riverbank Park Plaza Hotel is located, are for a period of 125 years, in consideration for annual payment of £ 0.6 million (NIS 4.8 million; $ 1.0 million), adjusted every five years based on the CPI in England, with the next adjustment to be carried out in May 2010. The leasehold is subject to various previous rights exists on this property, as well as easements granted to certain authorities, contingent upon which the leasing of the property had been carried out; The lessee may not assign its rights to a third party without the lessor's consent; Should the lessee breach any of its undertakings under the agreement, then the lessor would have a right of forfeiture of the property, all as stipulated in the lease agreement.

(5)
Capitalized lease rights in respect of the Arena entertainment and commercial center are for a period of 49 years with an option for an additional 49 year lease period. The option period will expire in 2086, subject to the lessee’s compliance with the terms of the lease.

(6)
PC entered, in May 2002, into a JV agreement (as amended on November 2003) for the purchase of 50% of the ownership of a company registered in Lublin, Poland ("MPSA"). MPSA holds a perpetual usufruct in and to the land - being the subject matter of the project - have been leased from the local municipality for a period of 99 years, with a view of constructing thereon a complex, consisting of: commercial area, a hotel, offices, convention center and the like. MPSA has a right to acquire the land, upon completion of construction, at an agreed upon price (PLN 8.5 million; NIS 12.0 million; $2.6 million) net (after deducation) of accumulated lease fees paid until the exercise of such right. The local municipality is entitled to terminate the perpetual usufruct if and to the extent the use of the land does not correspond to the approved usage and/or in the event unauthorized delays or schedule deviations occur. Should perpetual usufruct be so terminated, MPSA shall be entitled to demand reimbursement of its investment in the construction of the complex through termination.

In November 2004 MPSA and the local municipality amended the agreement so as to divide the project into two stages, subject to the first (construction of the convention center and commercial area) being completed by August 31, 2006. The second stage (construction of the hotel and office area) shall commence by no later than September 30, 2009 and conclude by the end of 2011. The parties are allowed, with written consent, to increase or decrease the areas provided for offices and a hotel or to change those functions. Should MPSA fails to comply with the timetable of the second stage a penalty shall be imposed thereon in the amount of PLN 2.5 million (NIS 3.5 million; $0.8 million).

According to the JV Agreement, financing of the project to be constructed by MPSA is to be borne by both parties in equal shares, except for initial payment of $4.0 million which is to be provided by PC, with half of such amount to be considered as a loan to the other shareholder (the "JV Partner"). Through December 31, 2005, PC has invested (mainly in loans, Libor + 2.5% annually interest bearing), indirectly, in MPSA’s project, €8.4 million (NIS 45.9 million; $10.0 million).

PC and the JV partner are currently in dispute regarding the shareholders’ loan (“equity loans”) required to be invested by the JV partner. The JV Partner alleges that the increase in the project budget, in comparison with the original one, was caused by the acts or omissions of PC, and accordingly that PC alone should bear all additional equity loans. PC refutes such allegation and has demanded the fulfillment of the JV Agreement on its terms as indicated above, namely all additional amounts, over the initial $4.0 million, required for the financing of the project, should be financed by the parties in equal parts. This dispute has not yet been resolved.

Within the framework of the 2005 sale agreement with Klepierre, as stated in Note 9B.(3)d. above, PC awarded an option to Klepierre to acquire 100% of the equity rights of MPSA, subject to the acquisition by PC of the entire interest of the JV Partner in MPSA, by not later than the end of November 2006 (the "first option"). In the event that PC shall fail to acquire JV partner’s rights by that date, then and in such event Klepierre shall automatically have an additional option to acquire the 50% of such equity rights in MPSA which are held (indirectly) by PC (the "second option").

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 10 - REAL ESTATE AND OTHER FIXED ASSETS (CONT.)

B. Composition of land & buildings, distinguished between freehold and leasehold rights (Cont.):

(6) (Cont.)

The exercise by Klepierre of the second option shall be subject, at all times, to (i) the JV Partner’s rights of “first offer” which entitles the JV Partner to acquire PC shares in the event that PC wishes to of sell its shares to third party; and to (ii) the “tag-along” rights which entitles the JV Partner to demand that Klepierre shall also acquire its shares together with PC Shares on the identical terms and conditions, pro rata. In the event that the JV Partner shall exercise its rights of first offer to acquire PC shares, as aforesaid, then the second option shall automatically lapse and be of no further force and effect.

Until the date on which the second option would have lapsed, PC covenants not to amend, modify, and/or terminate the JV Agreement, without the prior approval of Klepierre, and to abstain from taking any actions which may prejudice the rights and/or interests (present or future) of Klepierre under or in connection with this option.

In the event the transaction for the sale and transfer of all equity rights in MPSA to Klepierre shall not have been consummated for any reason or in the event that the JV Partner shall exercise its “first offer” rights, then and in such evens PC undertakes to pay to Klepierre a Commitment Penalty in the amount of €1.6 million (NIS 8.7 million; $1.9 million), without prejudice to the rights of Klepierre to be further indemnified in the event that such non-consummation would result from a breach by PC of its contractual obligations. In the event that Klepierre shall have elected to exercise the second option and the acquisition by Klepierre of the PC shares cannot be fully consummated for any reason, then and in such event PC undertakes to pay to Klepierre a Commitment Penalty in a reduced amount of €0.8 million (NIS 4.4 million; $0.9 million).

In the event that the JV Partner shall exercise its “tag-along” rights and in the event that Klepierre shall actually acquire both the PC shares and the JV Partner shares, then and in such event PC shall be severally and jointly liable with JV Partner with respect to the sale of the JV Partner shares and PC shall grant to Klepierre the same indemnifications provisions guarantee with respect to the JV Partner's shares to the extent that the JV Partner fails or refuses to do so.

Upon the exercise of either of the options abovementioned, PC shall assume full liability for the performance of the obligation made by MPSA in favor of the local municipality in terms of the ground lease to construct a hotel above or adjacent to the commercial center project and shall furnish Klerierre with a full indemnity against such liability and/or against any harm which may be suffered by Klepierre and/or by MPSA in consequence of the failure to construct the hotel as aforesaid.

Upon delivery and receipt of one of the options, the project shall be included as a project under development for all purposes in terms of the 2005 sale agreement (see Note 9B.(3)d.) and that the provisions this agreement shall apply, mutatis mutandis, to the project, such as conditions for delivery, conditions for closing, methodologies for the determination of the final purchase price of the sold center as well as of the MPSA shares.

(7)
In 2004, PC entered into an agreement for the acquisition of 50% of the ownership in and to a Latvian corporation which owns land property, with the view of constructing thereon a commercial and entertainment center. Throughout 2004 and 2005 the Latvian corporation acquired additional land properties. The construction permit issued in respect of the land, which was valid at the time of PC’s acquisition thereof, has expired in September 2004.

Following the additional land acquisitions, and in light of the possibility which has arisen to substantially upgrade the scope of the project (including the construction of an underground parking, reducing construction costs, alterating the form of the project while improving same in comparison with the previous plans, etc.) PC has extensively changed the structure of the project, which required revision to be made to the building permit, in order to allow for the approval of the project in its expanded scope.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 10 - REAL ESTATE AND OTHER FIXED ASSETS (CONT.)

B. Composition of land & buildings, distinguished between freehold and leasehold rights (Cont.):

(7) (Cont.)

In February 2005, approval in principle was granted for the structural changes and expansion of the project. Such approval while not constituting, per se, a construction permit, represents however a material milestone in the preliminary proceedings of filing various documents and requirements to the municipality, required for the issuance of the revised construction permit. PC is of the opinion that there is no reason, which may prevent the issuance of the building permit, and that same is expected, as per PC’s estimate, to be granted by the summer of 2006.
PC's investment in loans (mainly Libor +2.5% interest) as of December 31, 2005 amounts to €5.1 million (NIS 27.8 million; $6.0 million).

(8)
On May 2000 a Greek subsidiary ("Helios") obtained a building permit for the construction of a commercial and entertainment center on the area of land owned thereby. The book value of the investment in and to the land (including development and other costs) totaled, on December 31, 2005, €22.5 million (NIS 122.5 million; $26.6 million). Excavation works commenced in 2001, but shortly thereafter the works were suspended due to archeological findings at the site. Final clearance issued by the competent archeological authorities was obtained on February 2002. However, in terms of the archeological clearance, and in order to comply with the provisions of an environmental and traffic impact plan, Helios was required to carry out certain modifications to the architectural plans of the commercial and entertainment center. Upon completion of the new requirements, Helios submitted an application for a revised building permit. In December 2003, the local governmental authorities placed a one year suspension (moratorium) on the issuance of all building permits and constructions along the Piraeus side of the National Highway (which includes the land owned by Helios).

In November 2004 a ministerial decision was issued, which changed the land uses along the National Highway (Piraeus Avenue), restricting the use of the Helios site only to office buildings and/or residential buildings and/or small size retail activities. Under the new land uses Helios may no longer build a shopping center. During the term of such suspension Helios’s building permit expired (building permits in Greece have an intial four-year term). On April, 2005 Helios submitted an application to the competent authorities requesting the renewal of its building license, which was refused. In consequence, Helios filed a petition with the constitutional court for an order determining that the refusal to re-issue the building license was unconstitutional and directing the competent authorities to re-issue the building license. The first hearing date for this petition has not yet been and is expected within the next 24 months.

In the meantime, a series of unrelated judgments by the constitutional court have been handed down which reverse the regulatory civil planning framework in Greece, namely that the civil planning powers granted to the government by a law of 2002, were declaired void by reason of the fact that the law which conferred such powers on the government was declared to be unconstitutional. Given that Helios’s project was affected by a Ministerial Decision issued by virtue of a law which has now been held to be void, it appears that such Ministerial Decision is unconstitutional and accordingly invalid. However, Helios has no direct means to create a practical result out of this event, since the period during which Helios is permitted to challenge the Ministerial Decision has expired, and there appears to be no direct way to compel the Civil Planning Agency to issue a new building permit on the basis of the previous permit (already expired) or of the amendment that would allow Helios to construct a shopping center. The Company is presently seeking legal advise how to proceed and to protect its interests in the circumstances which have arisen. The Company intends to again apply for the re-issuance of the building permit and/or to petition the constitutional court on additional grounds.

Considering the unclear nature of the status of the initial building permit, the application for the amended building permit and the recent legislative changes which affect the project, the management of PC is currently considering the alternative possible solutions which are available to it, in order to finalize the project as originally planned. In addition, PC’s management is examining, simultaneously, the possibility that substantial changes may be required to be made to the extent and nature of the project, the viability of such alternative projects, and the commercial and financial implications of such changes.

Notwithstanding the aforestated, PC’s management estimates that the project cost, as recorded in Helios' books of record, does not exceed its recoverable amount.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 10 - REAL ESTATE AND OTHER FIXED ASSETS (CONT.)

B. Composition of land & buildings, distinguished between freehold and leasehold rights (Cont.):

(9)
In August 2001, a subsidiary, located in Lodz, Poland, received a construction permit for the construction of a commercial and entertainment center, which expired prior to the balance sheet date. Construction works in respect of this project have not commenced as at the approval date of these financial statements. The cost of investment in the land (including demolition and other development costs) amounts to €5.6 million (NIS 31.0 million; $6.7 million). No zoning plans exist as at the balance sheet date, in respect of the area surrounding the respective land. Once construction plans are determined, new requests will be filed for a revised building permit. PC’s management estimates that no additional substantial costs will be incurred thereby, in relation to obtaining the revised building permit and that the book value of the asset, as recorded in the financial statements, does not exceed its recoverable amount.

(10)
Within the framework of the 2004 sale agreement, detailed in Note 9B(3)a. above, Klepierre has acquired from PC all equity rights in Duna Plaza. Duna Plaza is the registered and legal owner of the entire right, title and interest in and to the Duna Plaza Complex, which is comprised of Duna Plaza shopping center (the "Sold Center" or "Duna Plaza") and the Duna Plaza Offices (“DPO”). Since DPO was specifically excluded from the framework of the 2004 transaction, Klepierre and PC have agred to implement certain procedures to cause: (i) the registration of the DPO as a separate title unit in a condominium the rights of which shall initialed be held by Duna Plaza; (ii) thereafter to implement a de-merger of Duna Plaza in such manner that DPO will be recorded in the name of a new company to be incorporated under the de-merger (“DPO Owner”); and (iii) to cause the sale and transfer to PC of all equity and voting rights of DPO Owner holding ownership of DPO (the “de-merger procedures”). The assets of Duna Plaza shall be divided in such manner that Duna Plaza shall retain the right, title and interest to the Sold Center, while DPO owner shall be recorded as the owner and holder of the right, title and interest in and to the DPO. The liabilities of Duna Plaza shall be divided in such a manner that Duna Plaza shall retain the liabilities associated with the Sold Center, while DPO Owner shall assume the liabilities associated with the DPO. PC shall indemnify Duna Plaza for the liabilities assumed by DPO Owner.

All costs, liabilities and expenses incurred or to be incurred in respect of and/or in connection with and/or pertaining to the de-merger procedures or the implementation of the provisions of the agreement thereof, shall be for the sole cost of PC.

During the period until the consummation of the de-merger procedures (“interim period”) PC shall be entitled to all rental and other revenues (excluding from the sale of utilities) which shall be received by Duna Plaza from the DPO tenants, net after deducting the aggregate amount of: (i) all those direct costs and expenses and taxes which shall be incurred and/or disbursed by Duna Plaza which directly relate to and/or connected with the ownership, operation and management of the DPO; and (ii) that proportion of the general costs and expenses taxes of the Duna Plaza Complex, which may reasonably be attributed and apportioned to the DPO. During the Interim Period, PC shall be responsible for and shall manage and operate the DPO. Duna Plaza shall have a lien over DPO's funds, as security for payment of the DPO costs. PC shall warrant and indemnify Klepierre for and against any cost, debt, actions, suits and liability, that may arise as a result of or in connection with the ownership, possession, operation and transfer of the DPO.

Following the completion of the de-merger procedures PC shall be the owner (100%) of the DPO equity rights.

Through the approval date of these financial statements the de-merger process has not yet been completed.

(11)	As for information regarding the acquisition of ownership rights in a plot of land situated in Kerepesi Street in Budapest - see Note 9B.(3)e. above.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 10 - REAL ESTATE AND OTHER FIXED ASSETS (CONT.)

C. Impairment of long-lived assets:

(1)
Repeated delays in the execution of infrastructure works by the Belgian authorities in the vicinity of the hotel owned by a Belgian subsidiary, which are beyond its control, are having an adverse effect on the activity and the operation of the Aquatopia, which is located in the hotel site. In light of these delays the Company deemed it necessary to re-examine the book value of its investment in the Aquatopia. As a result of this examination, the Company included in its financial statements for 2005, a provision for the adjustment of the value of the investment to its fair value, which amounts to NIS 9.5 million ($2.1 million).

(2)
As part of the group’s policy, project companies examine from time to time, the maximization of the economic potential of rental areas in the commercial and entertainment centers (under construction and operating), and accordingly make (during construction or operation) changes in the nature and/or classification and/or design of rental and/or self-operated areas. These changes sometimes substitute investments that were made during the course of construction of the center and/or shortly after the commencement of its operation. In view of the changes that are being implemented in or planned, certain project companies deemed it necessary to reexamine the economic value of some investments previously executed. As a result thereof and based on management's experience in realization of Hungarian centers as stated in Note 9B(3)a-b above and the ancillary proceedings, the project companies included in their 2005 financial statements a provision for loss, the Company's share in which amounts to NIS 5.5 million ($1.2 million).

D. Annual depreciation rates - see Note 2I above.

E. Liens - see Note 17D below.

NOTE 11 - OTHER ASSETS AND DEFERRED EXPENSES

A. Composition:
	December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000
Cost
Acquired patent rights, distribution rights, technical know-how and other intellectual property	31,022	26,863	6,740
Hotels’ and/or commercial centers’ pre-opening expenses	9,316	20,048	2,024
Leisure and entertainment facilities operating rights	20,571	22,197	4,469
Cost of obtaining loans	12,124	31,324	2,634
Project initiation costs	3,066	3,242	666
Cost of obtaining long-term leases	8,734	19,177	1,897
Cost of long-term service contract	4,063	3,208	883
	88,896	126,059	19,313
Accumulated amortization
Acquired patent rights, distribution rights, technical know-how and other intellectual property	20,266	16,114	4,404
Hotels’ and/or commercial centers’ pre-opening expenses	7,376	16,404	1,602
Leisure and entertainment facilities operating rights	20,571	22,197	4,469
Cost of obtaining loans	1,677	3,807	364
Cost of obtaining long-term leases	6,384	10,474	1,387
Cost of long-term service contract	2,146	1,204	466
	58,420	70,200	12,692

Amortized cost (net book value)	30,476	55,859	6,621

B. Amortization rates - see Note 2J. above.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 12 - SHORT-TERM CREDITS

A. Composition:
	December 31
	2005		2004	2005
		Reported	Reported	Reported
	Interest			Convenience
	rate			translation
	%	(in thousand NIS)		US$'000

Short-term bank
Loans:
US dollars	Libor+ 1.00-3.35	267,350	276,512	58,083
Euro	Euribor+ 2.60-4.0	79,854	84,320	17,348
Euro	3.40	30,239	-	6,569
Pounds sterling	Libor+ 2.90	-	1,394	-
NIS	Prime+ 1.10	23,475	23,067	5,100
		400,918	385,293	87,100

Current maturities (1)		59,352	151,644	12,894
		460,270	536,937	99,994

(1) As to loans with long-term nature - see Note 14F., below.

B. Liens - See Note 17D.

NOTE 13 - PAYABLES AND OTHER CREDIT BALANCES

	December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000

Government institutions	24,724	28,182	5,371
Wages and fringe benefits	29,730	23,289	6,459
Accrued interest payable	5,428	5,640	1,179
Prepaid income	16,946	16,768	3,682
CC Group companies	3,153	830	685
Deferred taxes	-	3,970	-
Deferred gain from realization of commercial centers (Note 9B.(3)a, above)	-	40,021	-
Expenses accrued in connection with the realization of commercial centers	4,336	-	942
Advances in respect of land sale	515	6,310	112
Accrued expenses, commissions and others	65,163	58,436	14,156
	149,995	183,446	32,586

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 14 -	LONG-TERM LIABILITIES

A. Composition:

	December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000

Loans -
From Banks and financial institutions	1,856,828	2,415,616	403,395
Less - current maturities	(59,352)	(151,644)	(12,894)
	1,797,476	2,263,972	390,501

Convertible debentures (see G. below)	-	58,101	-

Other liabilities:
Deferred income taxes	39,928	31,522	8,674
Taxes on income - provision	-	7,022	-
Suppliers	26,355	14,579	5,725
Pre-paid rent income	31,335	11,470	6,809
Deferred gain from realization of commercial centers (Note 9B.(3)a and (b), above)	5,822	31,758	1,265
Accrued severance pay (*)	1,475	473	320
	104,915	96,824	22,793

	1,902,391	2,418,897	413,294
(*) See Note 15, below.

B. Linkage basis and interest rates on loans:

	December 31 2005
		R e p o r t e d
			Convenience
	Interest rates		translation
	%	(in thousand NIS)	US$'000

Loans classified per currency:
Euro	Euribor+ 1.50-3.35	717,598	155,899
Euro (*)	5.10	195,045	42,373
Pound sterling	Libor+ 1.40-2.85	604,854	131,404
US dollar	Libor+ 1.90-3.35	321,667	69,882
NIS	Prime+ 2.20	13,161	2,859
South African rand	Prime- 1.00	4,503	978
		1,856,828	403,395
(*) The interest on this loan is hedged by a Swap transaction - see Note 23A.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 14 -	LONG-TERM LIABILITIES (CONT.)

C.	Repayment schedule:
	December 31, 2005
	R e p o r t e d
		Convenience
		translation
	(in thousand NIS)	US$'000

First year - current maturities	59,352	12,894
Second year	572,624	124,403
Third year	52,409	11,386
Fourth year	235,883	51,245
Fifth year	153,308	33,306
Sixth year and thereafter	783,252	170,161
	1,856,828	403,395

D.
Loans obtained by the Company and EUN from an Israeli bank, totaling NIS319.0 million ($69.3 million), will be repaid (principal and interest) in equal semi-annual installments, through December 31, 2012. As part of the agreement, an arrangement to accelerate repayment was established as follows: (i) net amounts received by the Company and/or EUN, from public or private offerings of securities of the Company (and/or of its subsidiaries which were financed by the loan funds), as part of a business merger, as the result of the realization of assets and/or investments, or as the result of refinancing or any other receipt of capital by the Company (and/or its subsidiaries, as above), will be used first to repay the loans; (ii) net amounts so received from realization of the shares of PC or shares of a Project Company (by means of sale or issuance to a third party) or the sale of a project owned thereby (in full or part), will serve to repay part of the loans (relative to the portion sold) that were received to finance the investment in shares or projects realized, as the case may be; (iii) part of the net amounts to be received from refinancing will be used initially to repay the loans, as long as the total balance of the loans exceeds $40.0 million.

Upon consummation of the transaction for the sale of the commercial and entertainment centers, in July 2004, in April 2005 and in July 2005 and the issuance of non convertible debentures (see Note 24A) by the Company in February 2006, the Company and EUN are conducting negotiations with the bank with the view of mutually rescheduling the rate and scope of repayments and the other terms of credit. In the framework of re-examining various terms contained in the loan agreements, the bank has informed the Company that (i) repayment of the loans which the Company and EUN were obliged to repay as a result of such sales of the commercial centers and the debenture issuance, as stipulated in the loan agreements, is not yet required; (ii) repayment of the short-term credit (principal and interest; including current maturities of long-term banking credit), which the bank had provided the Company with, and which repayment dates had fallen prior to December 31, 2005, will not be required until January 1, 2007, with the exception of credit in the amount of NIS 82.7 million (US$18.0 million), which had accrued for payment, as abovestated and which would become due and payable, upon the bank’s demand, by January 1, 2007; (iii) the bank has consented, subject to certain conditions, to the conversion of the linkage currency of the entire (100%) balance of the loans provided to the Company, from US Dollar to EURO, at the request of the Company and/or EUN. Accordingly, the balance of the bank credits (with the exception of the aforementioned NIS 82.7 million ($18.0 million)), was classified as long-term loans.
In May 2005, the Company and EUN exercised their option to convert the linkage currency from the dollar ($) into Euro (€), thus, an amount of $56.0 million was converted into € 45.2 million (NIS 246.2 million; $ 53.5 million) for a one-year period.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 14 -	LONG-TERM LIABILITIES (CONT.)

E.
In December 2005, Elscint reached a long term loan agreement with an Israeli bank, which constitutes its principal lender, according to which the bank has rescheduled the repayment of Elscint's outstanding loans at that date (NIS 308.0 million; $66.9 million), for a period of up to 10 years. As part of the agreement, an arrangement to accelerate repayment was established as follows: (i) net amounts received by Elscint, and/or by its subsidiaries which were financed by the loan funds ("funded subsidiaries"), from any public offering or private placement of its securities, as part of a business merger, as the result of the realization (in whole or in part) of assets and/or investments, or as the result of refinancing or any other receipt of any distribution by Elscint (and/or by its funded subsidiaries), will be used first to repay the loans; (ii) net amounts so received from realization of the shares of B.H. or shares of a Target Company (by means of sale or issuance to a third party) or the sale of a project owned thereby (in full or part), will serve to repay the part of the loans attributed to the project sold as the case may be. As for securities for the loan - see Note 17D.(2) below. On March 3, 2006 Elscint paid to the bank an amount of GBP 16.7 million (NIS 132.5 million; US$ 28.8 million) as a result of refinancing loan provided to three hotels which were financed by the loan funds- See Note 24B.

F.
Within the framework of agreements for the receipt from Israeli banks of long-term foreign currency credit facilities in an aggregate amount, in which the Company’s share totals NIS 212.8 million ($46.2 million), (for the financing hotels and/or entertainment and commercial centers construction), the companies owning the properties undertook in favor of the banks to comply, throughout the duration of the credit, with certain financial and operating covenants. Should such companies fail to comply with all or any of such covenants, or upon the occurrence of certain events as detailed in the agreements, the banks will then be entitled to demand the immediate repayment of the loans. As of December 31, 2005, the borrowers are yet to comply with certain covenants, which in the opinion of the managements thereof do not affect their repayment ability (principal and/or interest) to the banks on a regular basis and the actual repayments, as aforesaid. The parties to the agreements follow the terms and conditions provided therein in respect of the long term repayment schedule or in accordance with the agreement with the bank, as the case may be. The borrowers’ managements are of the opinion, based on previous experience, that the banks will not call for immediately repayment of the credit, as a result of such temporary breaches. The Company’s management believes therefore that these loans are vested with a long-term nature. In addition, the banks have informed the Company in writing as to their consent to extend the term of the above-mentioned credit facilities until January 1, 2007.

G.
Debentures (issued to the existing shareholders of Insightec) bear annual interest at the rate of LIBOR + 3% (payable or accruable thereon containing with the same terms as the principal amount, as per Insightec’s sole discretion; to be increased by an additional 2% upon an event of continuing default for a period of 30 days as defined in the agreement and an additional 3% upon an event of a second continuing default for a period of 30 days as defined in the agreement) and are repayable on September 2009. The debentures (principal and interest, if relevant), are convertible at any time (in whole or in part), into ordinary shares of Insightec (subject to adjustments in certain instances), based on the lower of (i) a premoney valuation of Insightec - $110.0 million ($7.3 per share); or (ii) at an 85% of the next equity financing round price per share (as defined in the investment agreement). In the event of a qualified IPO of Insightec shares (as defined in the investment agreement) occurring after September 2007, the debentures will automatically be converted into Insightec shares. The debentures were recorded as per their net aggregate value after deducting of the Company’s share in the total investment - namely $ 7.5 million (NIS 34.5 million) (with GE’s share being $ 7.5 million (NIS 34.5 million) and that of MTA $6.0 million (NIS 27.6 million).

In accordance with opinion No. 53 of the ICPAI, as is in effect through the end of 2005, convertible debentures issued by Insightec, are included in these financial statements, as a quasi - equity item, since their conversion became probable, based on conversion probability tests set forth in this opinion (see Note 2x.(i) above, regarding the accounting method that will be in effect as from January 1, 2006).

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 14 -	LONG-TERM LIABILITIES (CONT.)

H.
In February 2, 2006 the Company’s Board of Directors authorized a private issuance of unsecured non-convertible debentures to investors in Israel in a maximum aggregate principal amount of approximately NIS 630.0 million ($ 136.8 million).

In February and in March 2006, the Company agreed with Israeli investors to issue NIS 459.0 million ($99.7 million) aggregate principal amount of unsecured non-convertible debentures, consisting of two series, to investors in Israel. Series A Debentures, at the principal amount of NIS 400.0 million ($86.8 million), will bear interest at a rate of 6% per annum and will be linked (principal and interest) to the increases in the Israeli CPI. Series B Debentures, at the principal amount of NIS 59.0 million ($12.6 million) will bear interest at a rate of LIBOR plus 2.65% per annum, and will be linked (principal and interest) to the U.S. dollar. The principal amount of the Series A and Series B Debentures will be repayable in 10 semi-annual equal installments commencing August 2009. The Series A and Series B Debentures also provide that the debentures will be prepaid by the Company at the option of the trustee or the holders of the debentures, if the Company’s securities are de-listed from trade on the Tel Aviv Stock Exchange and on the Nasdaq National Market jointly.

The Company has undertaken to use its best efforts to register the two series of debentures for trade on the Tel Aviv Stock Exchange (“TASE”) no later than August 30, 2006. So long as the debentures are not registered for trade on the TASE the Company has undertaken: (i) to pay an additional interest at an annual rate of 0.3%; (ii) not to make any distribution (as defined in the Israeli Companies Law of 1999 - “the law”) to its shareholders which does not comply with the profit and solvency tests provided in section 302(a) law, unless such distribution is approved at the general meeting of holders of each series of debentures by a unanimous vote of all holders participating in the vote; (iii) to prepay the debentures at the option of the trustee or the holders of the debentures, upon the occurrence of any of the following events: (a) the rating of the debentures in Israel decreases below Baa2 (the equivalent rating of Tripple B) (b) the holdings of EIL in the Company drop below 25% of the Company’s issued share capital. Such undertakings will be terminated upon the registration for trade of the debentures on the TASE.

The total cost of obtaining these debentures expected to be approximately NIS 3.1 million.

I.
On March 2, 2006, Elscint through its jointly controlled subsidiaries which hold three hotels in the UK (“Holding Companies”), entered into a refinance loan agreement together with Park Plaza Hotels Europe Holdings BV (“Park Plaza”), as joint and several borrowers (“Borrowers”), in which Elscint's share in the loan amount to ₤97.5 million (NIS 774 million; $168 million)(“Refinancing Loan”).

The Refinancing Loan is repayable over five years with an option to extended the term to seven years subject to fulfillment of certain condition stipulated in the loan agreement, and bears interest at the rate of Libor + 3%, which is hedged by a SWAP transaction to a fixed rate of 7.7% per annum.

In the event of cash distributions deriving from the sale, disposal or refinancing of the hotels which were financed by the refinancing loan funds or for any other reasons (“Transactions”), the Borrowers shall pay to the financing bank an amount equivalent to 15% of the difference between the market value of the hotels as determined in such Transactions and the current agreed value of the hotels for the purposes of the Refinancing Loan.

In addition, B.H. and Elscint have took upon themselves to irrevocably indemnify Park Plaza for 50% of the cost and damages which will be incurred by it in connection with the loan agreement.
The Refinancing Loan funds used first for the repayment of outstanding bank loans previously granted to the Holding Companies in which Elscint's share amount to ₤60 million (NIS 476 million; $104 million)
The Holding Companies have transferred to Elscint the surplus of the credit received amount to ₤30.6 million (NIS 243 million; $52.7million). As a result, Elscint will record in the first quarter of 2006 a pre-tax gain from realization(repayment) of investment- type monetary balances in investees in the amount of NIS 29.4($6.4 million).

The bank has been provided with a charge over the borrowers tangible fixed assets and pledge over the borrowers’ shares. In addition, the borrowers have taken upon themselves to comply with financial and operational covenants as specified in the loan agreement.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

J. Liens - see Note 17D.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 15 - ACCRUED SEVERANCE PAY

A. Composition:
	December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000

Provision for severance pay	3,816	2,841	829

Less - amounts deposited in the severance-pay fund	1,259	1,286	274
- Europe Israel (M.M.S.) Ltd.	1,082	1,082	235
	2,341	2,368	509

	1,475	473	320

B. In Israel:

The Group companies' liability to employees upon their retirement includes, primarily, voluntary and/or involuntary termination severance payments as well as adaptation grants. The liabilities are partially covered by ordinary deposits to employees’ accounts at accredited pension and severance-pay funds and/or by acquiring insurance policies. Such deposits are not under the custody or management of the Group companies and, therefore, are not reflected in the balance sheet. Insightec reached an agreement with its employees, according to which they would accept the provisions of Section No.14 of the Severance Compensation Act, 1963 ("Section 14"). Section 14 allows Insightec to make deposits in the severance pay funds according to the employees' current salary. Such deposits release Insightec from any further obligation with this regard. The deposits made are available to the employee at the time when the employer-employee relationship comes to end, regardless of cause of termination. The balance of such payment obligations not covered by the above-mentioned deposits and/or insurance policies is stated at the balance sheet as a liability for employment termination. An amount equal to such obligation is deposited on behalf of the respective companies in an accredited severance-pay fund. The chairman's term of employment by EIL shall be taken into consideration in calculating the period of his employment by the Company, for all purposes. EIL undertook in terms of the agreement to transfer to the Company’s ownership all amounts deposited in severance-pay funds, in order to cover all rights accumulated throughout the period of the Chairman’s employment with EIL. As of the financial statements approval date, balances of NIS 0.9 million ($0.2 million) have not yet been transferred to the Company.

C. Abroad:

The obligations of foreign subsidiaries in respect of severance-pay to their respective employees, in terms of the laws of their respective countries of residence, and various valid labor agreements, are generally covered by ordinary payments executed to that end to governmental institutions, as well as by current payments to insurance companies for pension benefits and by the balance-sheet accrual.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 16 - INCOME TAXES

A. Composition:
Year ended December 31
2005	2004	2003	2005
Reported	Reported	Adjusted	Reported
			Convenience
			translation
(in thousand NIS)			US$'000

Current	1,847	3,495	942	401
Deferred	607	12,516	(29,580)	132
In respect of prior years	5,344	(207)	8,421	1,161
	7,798	15,804	(20,217)	1,694

B. Principle tax laws applicable to the major Group companies in their country of residence:

(1) Israel

a.
The Company and its Israeli subsidiaries are subject to income tax under the provisions of the Income Tax Law (Inflationary Adjustments), 1985, which introduced the concept of measuring results for tax purposes on a real basis. Corporate tax rate applicable to companies in Israel in 2005 is 34% which will gradually decrease from 31% in 2006 through 25% in 2010.

b.	As from January 1, 2003, certain statutory provisions came into force and effect, concerning, among other things, the tax reform in Israel in respect of the following:

1.	(a)
Taxation of profits of foreign companies considered as Controlled Foreign Companies ("CFC"), if: (i) majority of revenues thereof are passive, as same is defined by law, or majority of profits thereof derive from passive revenues; (ii) the tax rate applying to the passive profits thereof in their country of residence does not exceed 20%; and (iii) over 50% of the means of control therein are held, directly or indirectly, by Israeli residents. In accordance with the statutory provisions, a controlling shareholder in those companies having unpaid profits, as same is defined by law, is deemed to have been distributed with a dividend representing its respective share in such profits (hereinafter: "notional dividend"). A notional dividend, will be subject to a 25% tax rate, less withholding taxes which would have been paid abroad in respect of such dividend, had it in fact been distributed.

(b)	Taxation at a rate of 25% of a dividend received in Israel, out of profits generated or accrued abroad, as well as a dividend originating abroad.

Each Israeli assessee has the right to elect, at his sole discretion, to be assessed according to the Israeli corporate tax rate less taxes actually paid abroad in respect of such profits.

2.
Capital gain tax from the realization of assets at a reduced rate of 25%. The reduced rate is to apply to realization of assets, which were acquired after January 1, 2003 and thereafter, and will be calculated for the portion of the gain relating to the period subsequent to this date through realization.

3.	Method of loss offsetting - regarding business losses, capital losses, passive losses and CFC losses.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 16 - INCOME TAXES (CONT.)

B. Principle tax laws applicable to the major Group companies in their country of residence (Cont.):

(1) Israel (cont.)

c.
During 2004, the Company, EIL and Elscint have finalized an arrangement with the Israeli Tax Authorities, with effect from December 31, 2002, whereby a new tax basis has been determined for the Company’s investments (on a consolidated basis) in foreign subsidiaries ("regulated revaluation" and "regulated assets"). The arrangement provides for no additional tax to be imposed in Israel on gains generated from the realization of regulated assets, and on dividends distributed therefrom, and all up to the amount of the regulated revaluation. Provision for those tax payments under the arrangement has been recorded in the company's statement of operations for the years 2002 through 2004, under the tax expenses for previous years' item. Taxes which relate to capital reserves from foreign currency translation adjustments deriving from the regulated profits were charged to said capital reserves.

d.
Insightec’s enterprise was granted the status of "approved enterprise" ("AE") pursuant to the Law for the Encouragement of Capital Investments - 1959 ("the Law"), in respect of an investment (which has been completed, through December 31, 2005), of $0.4 million (NIS 1.8 million). This law provides for tax-exemption on undistributed income generated from the AE for a period of two years commencing the first year in which the AE has taxable income, and provides also for a reduced tax rate (25%) for the remaining five-year period. As at December 31, 2005, the benefit period had not yet commenced. Insightec has received, in Jaunary 2004, an approval for its $0.2 million (NIS 0.9 million) expansion plan, to its existing enterprise.

Insightec’s benefit period is eligible for an increase from 7 to a 10-year period, in the event the investment therein, of foreign residents (as defined by Law) exceeds 25%. In the event such foreign residents’ investment exceeds 49%, then the tax rate may decrease from a 25% rate to 10%-20%, depending on the level of ownership by non-Israeli investors, in each relevant taxable year.

The period of benefits to these AE are limited to the earlier of 12 years from the commencement of production or 14 years following receipt of the approval document. Scope of benefit is determined by the ratio of the additional sales revenues during each benefited period over the sales revenue in the entire last year of production prior to the activation of each program (adjusted for the change in the wholesale-price index of the industrial output), divided by the total sales revenues in each of the tax-benefit years.

The benefits as abovementioned are subject to fulfillment of the conditions stipulated in the Law, the regulations promulgated thereunder and the criteria set forth in the certificates of approval. Failure to meet those conditions may lead to the termination of the benefits and trigger a demand for reimbursement of the amounts received (in whole or in part), with the addition of interest and linkage difference. Change in the ownership structure of a company owning an AE, including a public offering of over 49% or any private placement during the period of execution of the approved investment program through the end of execution of the period of benefits, is subject to the advance approval by the Investment Center.
In the event of a distribution of tax-exempt earnings, as noted, in the form of a dividend, the distributing company would be subject to tax of up to 25%, while the distribution of earnings of an AE as dividends would be taxable to the recipient at an additional rate of 15% (for a period of 12 years from the end of the benefit period).

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 16 - INCOME TAXES (CONT.)

B. Principle tax laws applicable to the major Group companies in their country of residence (Cont.):

(2) USA

a.
US tax laws set limitations on the utilization of carry-forward tax losses in companies that have undergone a material change in ownership. Accordingly, should the transfer of the Company's shares to EIL (in 1999) be defined as a material change in ownership of Elscint, then the ability to utilize the accumulated tax-losses of a US subsidiary against future income will be considerably limited. Management is of the opinion that there will be no limitation to the utilization of the carry - forward losses. As of December 31, 2005 the accumulated carry-forward losses utilized against current profits amount to approximately $6.9 million (NIS 31.7 million). No deferred income tax assets have been recorded in respect of the unutilized balance of the carry-forward losses.

b.
A non-US company may (under certain conditions) be deemed for US income tax purposes as a Passive Foreign Investment Company ("PFIC") on the basis of an "income test" and an "assets test", as determined by the IRS. Once so defined, the US shareholders may be subject to additional taxes upon the distribution of earnings or assets and/or upon their realization of their holdings in such a defined company. Following the sale of the Company's and Elscint's activities and due to their entry into other areas of activity, the management of the Company believes - based on advice received for this matter - that in light of existing indicators they may not - under the circumstances - be considered as a PFIC. Nevertheless, there is no certainty that the companies' position would prevail with the IRS.

(3) The Netherlands

a.	Corporate tax applicable to companies incorporated in the Netherlands is 31.5% and shall gradually decrease to 30.0% in 2007.

b.
Under the "Participation Exemption", a dividend received by a Dutch company in respect of an investment in shares of other companies, is exempt from corporate tax in Holland. Any profit (positive and negative) with regard to qualified participation exemption, is exempt from corporate income tax, subject to the fulfillment of certain conditions stipulated in the law (including the holding percentage, the nature of activities of the holding and the investee company, etc.). Dividends distributed from the Netherlands to Israel are subject to 5% withholding tax when, among others, the shareholder owns at least 25% of the shares of the subsidiary. In other situations, 15% withholding tax will be due.

(4) England

a.
Operating income and capital gains generated by the British resident group companies are subject to a 30% tax rate. Dividends received from a U.K. resident company are taxed in accordance with the jurisdiction of the Company receiving the dividend (in the Netherlands - tax exempt); No tax credits are allowed for distributed dividends.

b.
Net rental income from real estate held as an investment and let in the U.K. by companies not resident in the U.K., are charged to U.K. income tax at 22%. Any gains on disposal are not taxable in the U.K.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 16 - INCOME TAXES (CONT.)

B. Principle tax laws applicable to the major Group companies in their country of residence (Cont.):

(5)    Romania

Through December 31, 2004, the corporate income tax rate for resident companies and non-resident entities with a permanent establishment in Romania is 25% (including capital gains). Commencing 2005, the tax rate has been reduced to 16%. Dividends paid to resident and non-resident corporations are subject to a final withholding tax of 15% (commencing 2006 - 16%), unless lower double taxation treaty rates apply. Losses may be offset against taxable income for a period of five years from the incurrence year-end.

(6)    Hungary

The corporate tax applicable to the income of Hungarian subsidiaries (including capital gains) is 16%. Dividends paid out of these profits are taxed at an additional 20%, subject to any respective double taxation treaty. Through December 31, 2003 a 5% withholding tax applied to the distribution of dividends from Hungary to the Netherlands. As and from May 2004 such distributions are exempt from withholding tax. Losses incurred as and from the fourth year of the entity’s operations may be offset against taxable income for a period of 5 years, subject to compliance with a turnover expenses ratio, in accordance with the income tax regulations. Losses incurred during the first three years of operation may be offset indefinitely. Losses incurred from 2004 may be offset indefinitely.

(7)    Poland

The corporate tax applicable to income of Polish subsidiaries (including capital gains) is 19%. Dividends paid out of these profits are subject to an additional (final) tax rate of 20%, subject to the relevant double taxation treaty. Through December 31, 2003 a 5% withholding tax applied to the distribution of dividends from Poland to the Netherlands. As from May 2004 through December 2004 such a distribution will be exempt from withholding tax. Losses may be offset against taxable income over a 5 year period, subject to a maximum annual utilization of up to 50% of the accumulated loss.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 16 - INCOME TAXES (CONT.)

C. Effective tax rate:

The following is a reconciliation between the income tax expense computed on the pretax income at the ordinary tax rates ("the theoretical tax") and the tax amount included in the consolidated statement of operations:

	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

Company's statutory tax rate (%)	34	35	36	34

Income (loss) before income taxes -
per statement of operations	16,159	24,893	(193,042)	3,510

The theoretical tax	5,494	8,712	(69,495)	1,194

Differences in tax burden in respect of:

Utilization of prior-year losses for which deferred taxes had not previously been recorded	(49,556)	(25,213)	(19,753)	(10,766)
Losses and other timing differences for which deferred taxes had not been created	102,066	77,764	70,124	22,174
Variances from different measurement principles applied for the financial statements and those applied for income tax purposes (including exchange differences)	(24,943)	(15,763)	(17,204)	(5,419)
Differences in tax rates on income of foreign subsidiaries	4,442	(11,143)	7,370	965
Adjustment due to changes in tax rate	728	(1,992)	(8,709)	158
The Company's share in results of associated companies	4,089	5,589	7,542	888
Taxes for prior years	5,344	(207)	8,421	1,161
Other differences, net (1)	(39,866)	(21,943)	1,487	(8,661)
	7,798	15,804	(20,217)	1,694

(1) Mainly tax-exempt income and non-deductible expenses.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 16 - INCOME TAXES (CONT.)

D.    Carryforward losses and deductions:

As of December 31, 2005 the Group companies had accumulated tax losses and deductions amounting to NIS 384.3 million ($83.5 million), which may be utilized in the coming years against taxable income at rates ranging from 16% to 34% depending on the country of residence.
The realization of the carryforward losses is subject to taxable income available in those periods when these losses are deductible.

Hungarian, Polish and Romanian tax laws have set a time limitation on the utilization of losses (see B.(5) to (7) above). Accordingly, the right to utilize carryforward losses in the amount of NIS 70.4 million ($15.3 million), against taxable income, will gradually expire over the following years:

	December 31, 2005
	R e p o r t e d
		Convenience
		translation
	(in thousand NIS)	US$'000

2006	28,747	6,245
2007	7,636	1,659
2008	11,498	2,498
2009	12,282	2,668
2010	10,256	2,228
	70,419	15,298

Computation of said carryforward taxable losses includes Insightec’s losses in an aggregate amount of NIS 220.8 million ($ 48.0 million). Insightec’s management estimates that its income, throughout the utilization period of said losses, will be tax-exempt, hence no tax benefits are expected in respect of these losses, in the foreseeable future. As to the limitation on utilizing Insightec’s losses as a result of a merger pursuant to section 103 of the Income Tax Ordinance, at the amount of NIS 105.8 million ($ 23.0 million) - see Note 9B.(2)g., above.

E.    Deferred taxes in respect of non-monetary assets:

Deferred taxes, not recorded in respect of net book value of assets which were aquired through December 31, 2004 and for which depreciation is not deductible for tax purposes (for which it was determined not to record deferred income taxes), amounted as at December 31, 2005, to approximately NIS 19.1 million ($4.2 million).

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 16 - INCOME TAXES (CONT.)

F.    Deferred income taxes:
	December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000

Accelerated depreciation differences in respect of fixed assets	21,602	1,779	4,693
Difference between fair value of real estate at acquisition and related cost for income tax purposes	14,094	8,786	3,062
Timing differences - income and expenses	(6,860)	(12,665)	(1,490)
Carryforward tax losses and deductions	(212,056)	(353,040)	(46,069)
	(183,220)	(355,140)	(39,804)
Valuation allowance	216,792	384,528	47,097
Total (*)	33,572	29,388	7,293

(*) Presented among:

Long-term liabilities	39,928	31,522	8,674
Short-term liabilities	-	3,970	-
Long-term receivables	(6,356)	(6,104)	(1,381)
	33,572	29,388	7,293

G.    Final tax assessments:

The Company, Elscint and certain Israeli subsidiaries have received final tax assessments, part of them through 1998 - 1999 and others - through 2003. Certain foreign group companies have received final tax assessments for the years through 1999 while others have not been assessed since incorporation. See in addition - Note 17C.(5), below.

In 2005 the Company and Elscint (each of them separately) agreed with the Israeli Tax Authorities on final tax assessments for the years 1999 through 2002 (the Company - through 2003), the outcome of which has resulted in (i) an aggregate decrease in the carry forward losses, in the amount of NIS 267.0 million ($58.0 million), in respect of which a full valuation allowance was previously recorded; (ii) an amount of NIS 35.0 million business lossess which were changed into capital losses; and (iii) an additional payment by Elscint of NIS 5.0 million ($1.1 million) for which a provision has been previously recorded.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS

A. Commitments

(1)	a.
The Company’s hotels (located in the Netherlands, Belgium and England) are managed by Park Plaza Hotel Europe B.V. (the "Management Company"), in consideration for an annual fee of 2% of the room revenue (the "Base fee") as well as 7% of the gross operating profit (the "Incentive fee") as defined in the agreements. The companies also participate in certain portions of the expenses incurred by the Management Company in the course of performance of its due obligations, up to 3% of the gross operating profit. Upon a sale of any hotel or the transfer of control therein to a third party, the companies owning the respective hotel are obliged to pay to the Management Company an amount equal to the Base fee, the Incentive fee and the Franchise fee (see sub-section b. below) paid to the Management Company in the 12 months period preceding such sale or transfer. In the specific event of a sale of the Victoria Hotel in Amsterdam, then the Management Company shall also be entitled to receive 2.5% of any profit generated from such a sale.

The Management Company is vested with ownership rights at a rate of 5% or 10% (excluding voting rights), as the case may be, in several corporations which are held by B.H. jointly with Red Sea Hotels Group ("RSG").

b.
Within the terms of the management agreements, B.H. Group companies ("the Companies") were granted a sub-franchise by the Management Company allowing them the utilization, throughout the term of the management agreements, of the "Park Plaza" name, in relation to the hotels owned and operated thereby, in consideration for royalties not exceeding 1.5% of the room revenues (the "Franchise fee").

c.
Two Group companies have agreed with the Rezidor group, on the future management of two hotels, currently under construction and/or renovation (the National Ballet Building in Hungary, that is intended to operate under the "Regent" brand name and the Bucuresti hotel in Bucharest that is planned to operate under the brand name "Radisson SAS"). The 20 year management period shall commence once construction and/or renovation is completed. The managing company undertook within the framework of the management agreements, to guarantee that the adjusted operating income will not decrease below a fixed annual amount, as stipulated in the agreements. The total aggregate amount of the guarantee will not, however, exceed, cumulatively during the term of the agreements, those amounts as stipulated in the agreements. Under the management agreement relating to the Bucharest hotel, the hotel owning company has undertaken to ensure that the aggregate of the fees payable to the operator (base fees and incentive fees) shall not be less than certain agreed amounts as specified in the management agreement, provided that the owning company's obligation in this regard is capped at a total agreed amount.

(2)
B.H. was granted an option exercisable until December 31, 2006, to purchase from the Management Company, 33% of the latter's' ownership and control rights in a company owned thereby, incorporated with the view to acquire the businesses (including tangible assets, hotel management agreements, management rights, rights to use trade names, etc.) of the Park Plaza chain in Europe (the "Acquired Company"). B.H. has granted the Management Company a loan, under the terms of the agreement, of $5.0 million (NIS 23.0 million) (see Note 8A.(2), above). The scope of B.H.’s investment may increase by $2.25 million (NIS 10.4 million), if, and to the extent such amount is required to finance acquisition of additional assets by the Acquired Company. The Management Company has an option, exercisable, in the event disagreements arise between the parties as to the Management Company’s rights, to acquire, at any time, the B.H. shares, in consideration for an amount equal to the cost of B.H.'s original investment.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

A. Commitments (Cont.)

(3)	The Company and/or its subsidiaries are bound by the following agreements, with Control Centers Ltd. ("CC") and/or companies controlled thereby:

a.
A framework agreement to provide coordination, planning and supervision services over projects for the construction of commercial centers, the initiation of which began during the term of the agreement (through December 31, 2002), in consideration for 5% of the actual costs of execution of each project (excluding land acquisition costs, general and administrative expenses and financing costs), payable according to milestones stipulated in the specific agreement for each project. Additionally, CC will be entitled to reimbursement of reasonable expenses directly incurred thereby for fees of external consultants required for the provision of the services and the like, at an amount not to exceed $50,000 per project.

b.
An agreement with Jet Link Ltd., (a company controlled by CC) for the provision of aviation services, (up to 150 flight hours per annum) for the operations, in connection with projects abroad, in consideration for payment calculated on the basis of the price list of Jet Link Ltd., net of a 5% discount.

(4)
In 2005 Insightec entered into a worldwide distribution and sale representation agreement with GE Healthcare (a part of GE group), granting GE Healthcare the exclusive worldwide distribution rights to market and promote Insightec’s product subject to the achievement of minimum sales targets, except in territories where Insightec already has existing distributors and representatives. Subject to the terms of the agreement, in consideration of the services rendered, Insightec shall pay to GE Healthcare a commission as a share from the net sales invoiced and actual payments received by Insightec for each order for the sale of products from an end-user in the Territory, resulting from GE Healthcare's activities. Insightec retains the right to promote, market and sell its products to end-users directly, through its employees. The agreement is for five years, effective immediately, unless earlier terminated in accordance with the terms of the agreement. Thereafter the agreement shall automatically renew for an additional one year, unless either party provides a written notice of its intent to terminate the agreement.

Insightec was commited to pay MTA (a shareholder thereof) a success fee commission of 2% of the value of any signed purchase order, for which MTA was involved. In March 2006 Insightec notified MTA that it is terminating the agreement.

(5)
Insightec is obliged to pay royalties to the Israeli Office of the Chief Scientist ("OCS") - in respect of products, in the development of which the OCS has participated, by way of grants - at a rate of 3% of revenues, for the first three years from the date of the first repayment and 3.5% of revenues beginning the fourth year therefrom and up to the amount of the grants received. Total grants received through December 31, 2005, net of royalties paid or occurred, amount to $11.0 million (NIS 50.6 million), see also D(7), below.

(6)
In accordance with an agreement between Bucuresti and Control Centers’ wholly owned subsidiary ("CCS"), which was approved at the shareholders' meeting of Elscint., CCS is to provide coordination, planning and supervision services with respect to the renovation works of the Bucuresti Hotel complex, for a fee equal to the lower of (i) 5% of total actual costs of the renovation works (excluding general and administrative as well as financing costs); and (ii) 5% of $30 million. The parties are yet to execute a definitive agreement.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

A. Commitments (Cont.)

(7)
A subsidiary incorporated in Praha, Czech Rep. ("Bestes") is a party to an agreement with a third party ("the lessee"), for the lease of commercial areas in a center constructed on property owned thereby, for a period of 30 years, with an option to extend the lease period by additional 30 years, in consideration for €6.9 million (NIS 37.6 million; $8.2 million). Through December 31, 2005 Bestes received on account an amount of €4.5 million (NIS 24.4 million; $5.3 million). According to the lease agreement, the lessee has the right to terminate the lease subject to fulfillment of certain conditions as stipulated in the agreement.

(8)
In 2001, the "Elezra Group" won the right to purchase, through privatization, the shares of the state owned Afridar - Ashkelon Housing and Development Ltd. ("Afridar"). The Elezra Group consists of Elezra Developments and Investments Ltd. ("Elezra") and Elbit Medical Holdings Ltd. - a subsidiary of the Company ("Elbit Holdings"), as well as the Company and Mr. Eli Elezra as an interested party (altogether: the "Group"). Immediately following the win of the right, the members of the Group signed a principle-agreement so as to regulate and govern the relations thereby, according to which Elezra would bear the entire acquisition costs of the Afridar shares (NIS 80 million), while the Company and/or Elbit Holdings would hold the Afridar shares, which would be registered in their name, in trust for Elezra.

Transfer of the shares among the members of the Group is subject to the approval of the Israeli Governmental Companies Authority ("IGCA"). In the absence of such approval, the Company and/or Elbit Holdings will remain the owners of the Afridar shares until such time that the restriction on transfer thereof is lifted. Elbit Holdings and Elezra would remain, under such circumstance, jointly and severally, liable to IGCA as well as to the State of Israel for all undertakings applicable to purchasers of Afridar shares. The sale of control in and to Afridar (directly or indirectly) is contingent on the assignment to the purchaser of all seller’s obligations in favor of IGCA, all as stipulated in the agreement. Elezra undertook to indemnify the Company and/or Elbit Holdings for any expense and/or damage and/or claim and/or loss and/or payment demand and/or any other expense incurred by the Company and/or Elbit Holdings in connection with the acquisition of the Afridar shares, the holding of same in trust, transfer thereof by and between the parties and the abovementioned principle-agreement. As of the date of approval of these financial statements, the rights in and to Afridar, had not been assigned. Company’s management estimates that it is not exposed to any costs and/or damage in respect of these holdings.

(9)	Currency transactions - see Note 23A, below.

(10)	Minimum future rental payments due under the Company's current operating leases (see Note 10B. above) as of December 31, 2005 are as follows:

	R e p o r t e d
		Convenience
		translation
Year ended December 31,	(in thousand NIS)	US$'000

2006	12,714	2,762
2007	14,125	3,069
2008	11,586	2,517
2009	10,521	2,286
2010	10,521	2,286
Thereafter	666,899	144,884
	726,366	157,804

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

A. Commitments (Cont.)

(11)	Aggregate amount of commitments in respect of construction services totaled, as of December 31, 2005, approximately NIS 235 million ($51.1 million).

(12)	PC is a party to an agreement with third parties, for the provision of manpower, management, supervisory and logistical services, in exchange for a payment of a certain commission.

(13)
Mango is a party to distribution, support and service agreements with third party for a 10-year period, subject to fulfillment of certain conditions, which entitled it to market the brand name MANGO-MNGTM in the territory of Israel. In the framework of the agreements Mango has furnished the third party with a bank guarantee in the amount of €1.4 million (NIS 7.6 million; $1.7 million) in order to secure payments to the third party under the agreements.

B. Claims

(1)
In November 1999, a number of institutional and other investors, holding shares in Elscint, filed a lawsuit in the Haifa District Court against the Company, Elscint, EIL, Control Centers and others. The plaintiffs also requested the certification of their claim as a class action suit on behalf of all those who had held Elscint shares on September 6, 1999, and continued to do so as at the filing date of the suit (excluding the Company and certain other shareholders). The claim alleges discrimination against Elscint's minority shareholders arising from various transactions or activities carried out by its controlling shareholders and directors, which allegedly caused them financial loss, manifested by the 45% ($100.0 million) decline in the value of Elscint's shares in the period from February 24, 1999 to the claim's filing date.

The principal remedy requested in the claim is a court order instructing the Company to carry out a tender offer of Elscint's shares at $14.0 per share as the former allegedly undertook, in its letter to Elscint of February 1999, or alternatively, to purchase the shares in their possession, at a price to be determined by the Court. As another alternative, the plaintiffs requested the court to issue an injunction prohibiting execution of the September 9, 1999 transactions (acquisition of the hotel operations and the Arena commercial center in the Herzliya Marina, by Elscint, from EIL and Control Centers, respectively) and the refund of all and any amounts paid thereunder. Part of the remedies were requested as a derivative claim on behalf of Elscint.

Although the Haifa District Court has rejected the class-action request, it was ruled that the plaintiffs may, notwithstanding rejecting the request for class action proceedings, so pursue their matter. In November 2001, the plaintiffs were granted leave to appeal to the Supreme Court regarding the Court decision. The Company and the plaintiffs presented their respective pleadings. As of the date of approval of these financial statements, the Court has not yet rendered its decision in the motion for leave to appeal.

Management of the Company believes - based, inter alia, on legal opinions - that the final outcome of this case cannot at this stage, be estimated.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

B. Claims (Cont.)

(2)
The Company, Elscint and others were served with a claim as well as a motion to recognize same as a class-action, in respect of $158.0 million (NIS 727.3 million) damage allegedly caused to the represented class. Underlying the claim is the contention that the Company, through Elscint’s board of directors, caused damage to and discriminated against minority shareholders of Elscint. Both parties agreed to postpone the hearing in this case until the Supreme Court hands down a decision on the leave to appeal, as detailed in section (1) above. Management, based on legal advice, is of the opinion that it is not possible at this stage to estimate the outcome of the claim and the motion for class-action recognition.

(3)
Elscint and its subsidiaries are parties to several court claims as well as certain other written demands, filed against them by third parties (including governmental institutions), some without any specified amount, and others in the aggregate amount of $41.6 million (NIS 191.5 million), as royalties or compensation for damages allegedly caused as a result of the companies’ actions and/or products, which mainly relate to the medical imaging business sold and Elscint in 1998 and 1999. In respect of certain claims, totaling approximately $5.8 million (NIS 26.7 million), managements of the companies estimate, based on legal opinion and/or on past experience, that no significant costs will accrue thereto as a result of said claims exceeding the provisions included in respect thereof in the financial statements, and that such provisions are adequate for covering the costs and resources required to settle the liabilities arising therefrom. Elscint’s legal advisers cannot presently determine the outcome of other written demands, totaling $35.8 million (NIS 164.8 million). Elscint's management believes that the prospects for realization of most such written demands are remote, based on the time that has elapsed since serving said demand and on the nature thereof. The companies have included in their financial statements provisions that are, as per their discretion based inter alia on specific counsels and past experience, adequate to cover the costs and resources required to settle the liabilities under these written claims.

(4)	a.
A criminal investigation carried out against a number of suspects (including former officers in SOF who were involved in the privatization procedures and the sale of control in the Bucuresti Hotel to Domino) for certain events relating to the period prior to the acquisition of control in Bucuresti by B.H. culminated in the filing of an indictment against 17 accused. Such criminal proceedings may have an indirect effect on the validity of the privatization and thereby an indirect effect on Domino's rights in Bucuresti, notwithstanding Domino not being an accused party under the indictment. On December 22, 2005, the Court has decided to return the indictment to the Prosecution Office for its resubmission. This ruling is definitive and the file is not longer pending in front of Romania Courts of Justice. Domino estimates, based on the advice of legal counsel, that the prospects of these proceedings having a material affect on its rights in the Bucuresti shares are remote.

b.
A former shareholder in Domino had terminated a partnership agreement with a third party ("the Plaintiff") regarding the joint investment thereof, in Domino, prior to its acquisition by B.H.. Termination was on the grounds of non-compliance by the Plaintiff with material obligations under the partnership agreement. The Plaintiff has filed, as a result, a monetary claim to the Romanian courts against Domino and other defendants, claiming; (i) an amount of $2.5 million, for commissions allegedly due to the Plaintiff in terms of the partnership agreement, (to which Domino was a party), pertaining to the tender which allowed the acquisition of control in Bucuresti; and (ii) the termination of an agreement with an Israeli bank within the framework of which the shares of Domino in Bucuresti were pledged in favor of such bank, as security for the repayment of a loan granted to Domino for the acquisition of such shares. Such former Shareholder provided B.H. with an indemnity against these claims.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

B. Claims (Cont.)

(4) (Cont.)

b.  (cont.)

At the hearing on March 23, 2005 the Court suspended the file due to the fact that the Plantiff failed to fulfill his procedural obligations established by the court at the previous hearing. On December 8, 2005 the Court decided to erase this case from the Court’s registry on the ground that the plaintiff took no action during the six months term foreseen by the Romanian law.

c.
In the framework of an agreement to establish a joint company owned by Bucuresti and a third party, which was signed prior to the acquisition of Bucuresti by B.H., such third party undertook to invest $27.0 million (NIS 124.3 million) in the joint company and in consideration Bucuresti undertook to transfer its rights in the Bucuresti Complex to the ownership of the joint company. As a result of the third party’s failure to meet its obligations thereunder, Bucuresti has terminated the partnership agreement and filed an application to the Court to liquidate the joint company. This application was approved by the Court. The third party has submitted an appeal to the Supreme Court. On September 3, 2005, the Supreme Court irrevocably rejected this appeal. Accordingly, there is no risk that Bucuresti will be forced to transfer its rights in the Bucuresti Complex to the joint company.

d.
Two claims are pending against Bucuresti, which challenge its ownership in and to its properties. Both claims are pending on the Bucharest Court of Appeals. Management believes - based, inter alia, on legal opinion - that Bucuresti is expected to win those claims.

e.
In mid 2005 certain individuals submitted their final appeal to the Supreme Court requesting the nullification of the public tender for the sale of the Bucuresti shares, the privatization contract and the transfer of the Bucuresti shares to Domino. This case was ruled in favor of Domino in the previous procedural stages (first instance and appeal) on technicalities, since the application for the cancellation of the privatization contract was served after the three months term during which any interested person could file an application for the cancellation of the privatization. The Company expects - based, inter alia, on legal opinion - that Domino will win this case. Notwithstanding in the event that the Supreme Court will rule in favor of the plaintiffs, the privatization contract will be cancelled with the effect of restitution in integrum.

f.
In addition to the above, certain legal proceedings are being conducted from time to time in Romania within the framework of which it is claimed that resolutions passed at the general meetings of shareholders of Bucuresti, were not validly adopted - for procedural reasons only - hence not binding. Some were approved by the Courts, in respect of which Domino has filed appeals, and others were rejected.

B.H.'s management is of the opinion that the claims are provocative and tendentious and will not significantly affect B.H.'s rights in the shares of Bucuresti and in the Bucuresti Complex, owned thereby.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

B. Claims (Cont.)

(5)
Elscint was served, in 2003, with a motion filed by a third party seeking an injunction to prohibit Elscint from using the trade name "Arena" for the entertainment and commercial center in the Herzliya Marina in Israel, on the grounds of unlawful usage of same, exploitation of goodwill and unfair competition. In the event the plaintiff’s contention is upheld, Elscint may suffer certain indirect losses and costs. An application for an interim injunction, prohibiting the use of the trade name "Arena," was dismissed by the court. On March 20, 2006 the judge dismissed the lawsuit against the Company. The Plaintiff has the right appeal the courts decision up to April 27, 2006.

(6)
Elscint is a formal party to a claim filed by a number of employees, holding shares of Algotech (sold to a third party in November 2003), against the majority shareholder in Algotech, in the framework of which the Court issued an injunction precluding the transfer of funds from Algotech to that shareholder. No remedies were requested against Elscint and the injunction does not affect the transfer of title to funds which are received as proceeds of the sale. The Company’s management estimates that the said claim will not affect its assets.

(7)
In March 2005, an action (hereinafter: "the "Action") was instituted at the Regional Labor Court in Tel-Aviv-Jaffa by an employee of the EIL group (hereinafter: the "Plaintiff") against Mr. Mordechai Zisser (Chairman of the Company’s board of directors), Control Centers and Vectory Investments Company Ltd. (controlling shareholders of the Company), in terms of which, the Court was requested to issue a declaratory order establishing the Plaintiff’s entitlement to 14% of the shares of the companies specified in the statement of claim - including: shares of the Company, Elscint, Insightec, Gamida, Olive, E.R. and Vcon (see Note 9 above) - which are directly or indirectly, owned and/or controlled by the defendants and/or by companies under control thereof. The Court was further requested to order the transfer of such 14% to escrow.

The Plaintiff also filed, simultaneously, a motion to grant an interim injunction prohibiting the defendants and/or any party on their behalf, from making any change to and/or transfer and/or assignment and/or pledge of and/or disposition in 14% of the shares of those companies detailed in the motion. Underlying the claim is the contention that the Plaintiff’s rights under the statement of claim derive from agreements executed by and between the Plaintiff and the defendant companies.
On March 27, 2005, the Labor Court dismissed substantially all of the Plaintiff’s motion, in determining that the Plaintiff failed to evidence: (i) his prima facie right to 14%, as he claimed; (ii) his entitlement to rights in and to companies aside from those directly invested by EIL; (iii) his right to shares in the Company, Elscint, Insightec and in Gamida.

After the above Action was erased at the request of the Plaintiff, the Plaintiff filed in October 2005, a lawsuit in the Regional Labor Court in Tel-Aviv-Jaffa against Vectory. The Plaintiff requested the court to issue a mandatory injunction against Vectory ordering it to transfer the Plaintiff shares of the companies specified in the statement of claim - including 2,500 shares of EMI, 1,000 shares of Elscint, 1,250 shares of Insightec, 1,500 of Gamida, 2,000 of E.R, 2,000 of Olive and shares of other companies within the EIL Group. The Plaintiff evaluated his claim to an aggregate amount of NIS 285,000 .In January 2006 Vectory filed a statement of defense.

Underlying the claim is the contention that the Plaintiff’s rights under the statement of claim derive from an agreement executed in 1998 by and between the Plaintiff and Vectory. This Agreement was terminated by Vectory due to different breaches of the Agreement made by the Plaintiff. It should be noted that the conclusions made by the court in the framework of the provisional proceedings of the above previous claim, sided with Vectory's interpretation of the Agreement.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

B. Claims (Cont.)

(7) (Cont.)

Control Centers is of the opinion that this claim, insofar as it relates to the Company and/or to its subsidiaries as included in the claim, is provocative, fundamentally, unfounded and groundless (both with respect to the number of the companies in which rights are sought and with respect to the scope of rights claimed) and that it will not materially affect its rights in the Company and its subsidiaries. However, the defendants’ and the Company’s legal counsels cannot, at this early stage, estimate the outcome of the claim.
The Company and its subsidiaries are not parties to the claim, however the outcome thereof might indirectly affect the nature and scope of their rights in their investee companies. No adjustments were made in these financial statements in respect of these claims which may be required, should it be sustained, in full or in part.

As for additional lawsuit filed on May 25, 2006 by the Plaintiff - See Note 24B.

(8)
Elscint Bio Medical Ltd. ("Bio") was bound by agreements with a company controlled by its former CEO (the "CEO"), entitling the CEO to shares representing 2% of Bio’s issued and paid-up capital, in consideration for their nominal value. It was also provided that venture capital investments of Bio would be carried out such that Bio would invest 92% and the CEO - 8%, and that for the purpose of financing the CEO’s investment, Bio would grant him a dollar-linked non-recourse loan bearing LIBOR+1% interest. It was further provided that should this agreement (or another agreement between them for the provision of consulting services) be canceled, Bio would be entitled, according to the conditions specified in the agreement, to acquire all or any of the CEO’s holdings in the venture capital investments and in Bio at cost and/or at market value, as relevant (depending on the purchase date). In 2002, Bio and the CEO terminated the employment agreement then existing between them. Further to the termination of the agreement, Elscint transferred to itself the CEO’s rights in Bio and in the venture capital investments (mainly in Gamida), as payment for the loans, which it had provided to the CEO for acquisition thereof. A dispute arose between the parties, with the CEO contending that Bio had lost its right to acquire his holdings, as aforesaid, since the deadline, according to the agreement, for giving notice of its intention in this regard had expired. Bio’s management disputes this contention and is acting to realize its rights under the agreement. The parties have not yet signed a full and final agreement for the waiver and/or settlement of their mutual claims. The Company’s management estimates that, it will not incur significant costs from the termination of the agreements, beyond those reflected in the financial statements.

(9)
In December 2005, Elscint was served with a statement of a claim filed with the Regional Court by Elscint’s former employee requesting that Elscint compensate him for damages resulting from his Cancer disease, allegedly caused to him by exposure to radiation, in the amount of NIS 315,000 and other undefined compensation. The insurance company rejected its liability and claimed that such radiation is excluded from the policy. Elscint has approached a radiation expert to receive an expert opinion. A statement of defense and third party notice against the insurance company has not yet been submitted. Management of the Company, based inter alia, on legal opinion received, believes that the potential financial consequences of this claim can not be estimated at this early stage of legal proceedings.

(10)
The Company and its subsidiaries are currently involved in various legal proceeding to their ordinary course of activities. Although the final outcome of these claims cannot be estimated at this time, the managements of these companies believe based on legal advice, that the claims will not materially impact the Group companies.

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

C.    Other contingent liabilities

(1)
The General Meeting of the Company's shareholders approved the grant of prospective indemnification undertaking to directors and officers (including in their capacity as officers of subsidiaries). Total indemnification shall not exceed the lower of 25% of the shareholders' equity as recorded in the Company's financial statements as at the indemnification or $40.0 million, and all in addition to amounts, if any, which are to be paid by insurance companies under certain risk policies. The General Meeting also approved an exemption of directors and officers (other than controlling parties) from liability for any damage caused by breach of a duty of towards the Company.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

C.    Other contingent liabilities (Cont.)

(2)
Elscint's shareholders approved in their General Meeting, the grant of prospective indemnification undertaking to directors and officers (including in their capacity as officers of subsidiaries). Total indemnification shall not exceed the lower of 25% of the shareholders' equity as recorded in Elscint's financial statements as at the indemnification or $50.0 million, and all in addition to amounts, if any, which are to be paid by insurance companies under certain risk policies. The General Meeting also approved an exemption of directors and officers from liability in respect of any damage caused to Elscint by breach of duty of care.

(3)	(i)
The Company received, in 2003, a letter from a certain insurer ("the Insurer") of EIL, Elscint and the Company (the "Insured Companies"), which insured against, inter alia, the lawsuit as described in item B(1) above, alleging against the Insured Companies, inter alia, that the Insured Companies have breached their disclosure duties under Section 6(a) to the Insurance Contract Law 1981, by failing to disclose to the Insurer material information prior to the issuance of additional cover to the policy purchased by EIL (the "Policy"), effective as of July 1999 (the "Additional Cover"), and prior to the replacement of the Policy and the Additional Cover by the issuance of a new policy effective as of August 1999 (the "Replacement Cover"). The letter states that the Policy, Additional Cover and Replacement Cover (the "Insurance Cover") issued by the Insurer will be cancelled unless the Insured Companies indicate that circumstances as at the issuance of the Insurance Cover differ from those stated in the letter. The Company's legal counsel replied on behalf of the Insured Companies on March 20, 2003, rejecting all allegetations. As of the approval of these financial statements the Company has not received any reply thereto from the Insurer. The parties are nonetheless negotiating a settlement.

(ii)
In January 2006, the Company and Elscint entered into an agreement with one of the insurers of both the Company and Elscint which insured the Company and Elscint, inter alia, with respect to the lawsuit described in item B(1) above. In accordance with the terms of the agreement the Company, Elscint and their former and current directors and officers released the insurer from all liabilities that will arise from the abovementioned claim in consideration for a one-time payment in the amount of $0.2 million (NIS 0.9 million).

(4)
Within the framework of the agreement for the sale of Elscint's plant, in the end of 2002, Elscint undertook to indemnify the purchasers for any losses incurred in connection with, and as a result of, the liabilities not acquired thereby, and in respect of any income-tax liability incurred by the plant up to December 31, 2002 (including those arising from environmental matters, relating to employee benefits (including subcontractor and workers of manpower agencies), relating to breach of the Israel Lands Administration’s leasehold, relating to taxes applicable to Elscint in respect of transfer of title to purchasers, etc.). The liabilities are generally for unlimited periods of time. Some are limited in amount while others are not. Total indemnification shall not, under any circumstance (excluding environmental matters), exceed $4.0 million (NIS 18.4 million).

(5)
A number of Israeli and foreign subsidiaries of the Company are currently undergoing tax assessments for the years up to and including 2002. The managements of the companies estimate that they will not incur additional costs following final tax assessments, which are to be issued as a result of these proceedings, over and above those for which a provision was recorded in the financial statements.

As to certain subsidiaries, in respect of which the assessment proceedings are at a preliminary stage, their outcome may not, at this stage, be estimated. Nonetheless, their respective managements estimate, based on professional advice, that they will not incur any additional substantial costs following final tax assessments. Accordingly, no provision has been made in these financial statements in respect thereof.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

C. Other contingent liabilities (Cont.)

(6)
Final approval for completion of construction of the Arena commercial center is contingent on the furnishing, to the local municipality, of a bank guarantee to secure payment of the land betterment tax, for an amount of approximately NIS 4.6 million ($1.0 million). Arbitration is currently being held as to such liability between Marina Herzliya Limited Partnership Ltd. (of the Control Centers Group) and the local municipality. The Company’s management estimates, based on professional opinion that no significant costs will be borne thereby, in respect of this guarantee.

(7)	As for guarantee to Klepierre - see Note 9B.(3)d.

D. Liens and collateral

(1)	a.
As security for a loan of NIS 339.0 million ($73.6 million) granted to the Company and its subsidiary by an Israeli bank, the Company undertook to comply with financial covenants, including, among other things, an undertaking to maintain throughout the term of credit a minimum ratio of "adjusted shareholders equity" of the Company to its "adjusted balance sheet," all as defined in the agreement. The Company also committed to a minimum "net operating profit", before financial expenses and before depreciation and amortization deductions. The Company further committed to a minimum "net asset value" of PC (after deduction of loans, including shareholder loans) which is to be determined by an external appraiser. The covenants will remain in full force and effect for as long as the credit provided by the Bank to the Company or to EIL exceeds $ 30.0 million (NIS138.0 million).

The Company’s subsidiary (EUN) has pledged and assigned to and in favor of the Bank all shares held thereby in PC, as a security, unlimited in amount, for the loan received. The Company also undertook not to pledge, in favor of third parties, any existing and prospective assets, without the bank’s prior consent (excluding pledges of new assets and/or projects granted in favor of those who financed or refinanced -the acquisition and/or execution of same). The Company further undertook to provide under certain circumstances, some additional securities as detailed in the agreement, including a secondary lien on assets and interests acquired through funds provided by the credit line.

Should the Company fail to comply with all or any of said financial covenants, or upon the occurrence of an event of default (including failure to provide the additional securities), the bank shall then be entitled to demand the immediate repayment of the loan.

Notwithstanding the aforestated, following re-evaluation of the loan agreements by and between the Company, EUN and the bank, and in light of the realization of assets during 2004 and 2005, as detailed in Note 9B.(3)a.- d. above, the bank has informed the Company and EUN that it does not require, at this stage, compliance with the financial covenants included in the agreement, with the exception of that referring to the "adjusted shareholders' equity" to the "adjusted balance sheet" ratio, and all by and through January 1, 2007 (see also Note 14D. above).

b.
As security for loans totaling $ 19.2 million (NIS 88.5 million) granted to the Company by another Israeli bank, the Company undertook, in favor thereof, not to pledge the majority of its shares in Elscint, without the bank’s prior consent.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

D. Liens and collateral (Cont.)

(2)
As security of a long term credit facility of approximately NIS 308.0 million ($66.9 million) received from an Israeli bank, Elscint undertook to comply with certain financial covenants, namely maintaining, throughout the duration of the credit, of a minimum ratio of shareholders’ equity to total balance sheet assets. Elscint has registered, as a security for the credit, a first-ranking pledge in favor of the bank on the B.H. shares and granted certain additional first and second ranking pledges on shares of subsidiaries owned thereby. Elscint also undertook not to grant any floating or fixed charges of any rank, on any existing and prospective assets, in favor of third parties, without the bank’s prior consent (excluding pledges of assets and/or projects granted in favor of those who financed or refinanced -the acquisition and/or execution of same). Elscint further undertook to provide additional collateral, as detailed in the agreement, including first or second ranking pledges on assets and interests acquired by means of the credit line, and all as may be required by the bank. Should Elscint fails to comply with the financial covenant, or upon the occurrence of certain events of default, then and in such events, the bank shall be entitled to demand immediate payment of the loans.

(3) a. Projects under credit facilities

Certain Project Companies which engaged in the purchase, construction or operation of hotels and/or commercial centers ("Project Companies") have secured their respective credit facilities awarded by financing banks, in a total amount of NIS 1,228 million ($266.8 million), engaged in the first or second ranking (fixed or floating) charges on property owned thereby, including right in and to real estate property as well as the financed projects, on goodwill and other intangible assets, on rights pertaining to certain contracts (including lease, operation and management agreements), on rights arising from insurance policies, and the like. Shares of Project Companies were also pledged in favor of the financing banks.

Shareholders loans as well as any other rights and/or interests of shareholders in and to the Project Companies were subordinated to the respective credit facilities. Payment is permitted to the shareholders (including the distribution of dividends but excluding management fees) subject to fulfilling of certain preconditions.

Certain loan agreements include an undertaking to fulfill certain financial and operational covenants ("covenants") throughout the duration of the credit, namely: achieving certain operational milestones on certain specified dates (e.g. scope of lease, etc.); complying with "a minimum debt services cover ratio", "loan outstanding amount" to secured assets value ratio; complying with certain restrictions on interest rates; maintaining certain cash balances for current operations; maintaining equity to project cost ratio and net profit to current bank's debt; occupancy percentage; average room or rental fee rates, a minimum "ratio of total room revenue per available rooms" and others.

Several Project Companies undertook not to make any disposition in and to the secured assets, not to sell, transfer or lease any substantial part of their assets without the prior consent of the financing bank. In certain events the Project Companies undertook not to allow, without the prior consent of the financing bank: (i) any changes in and to the holding structure of the Project Companies nor to allow for any change in their incorporation documents; (ii) execution of any significant activities, including issuance of shares, related party transactions and significant transactions not in the ordinary course of business; (iii) certain changes to the scope of the project; (iv) the assumption of certain liabilities by the Project Company in favor of third parties; (v) receipt of loans by the Project Company and/or the provision thereby of a guarantee to third parties; and the like.

b.
As of the balance sheet date, Elscint guarantees fulfillment of certain obligations relating to financing agreements of various B.H. Project Companies up to an amount equal to a certain percentage of the loan amount or the cost of construction, as applicable, up to GBP 8.3 million (NIS 65.8 million; $14.3 million). On March 2, 2006 B.H. Project Companies repaid the underlying loans as part of refinance loan - see Note 14I.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (CONT.)

D. Liens and collateral (Cont.)

(3) (Cont.)

b.
As of the balance sheet date, Elscint guarantees fulfillment of certain obligations relating to financing agreements of various B.H. Project Companies up to an amount equal to a certain percentage of the loan amount or the cost of construction, as applicable, up to GBP 8.3 million (NIS 65.8 million; $14.3 million). On March 2, 2006 B.H. Project Companies repaid the underlying loans as part of refinance loan - see Note 14I.

PC guarantees fulfillment of its Project Companies’ obligations under certain loan agreements, up to an aggregate amount of € 63.9 million (NIS 348.0 million; $75.6 million).

PC and/or EUN undertook in the context of various loan agreements to supplement shareholders' equity (including shareholder loans) of the Project Companies, in accordance with the financing agreements or alternatively provide additional financing in the event of a budget overrun or should same be required for operation or maintenance of the respective project.

c.	As to bank deposits made to secure loans and guarantees received therefrom, by the Group Companies - see Notes 4 and 8 above.

(4) SC Bucuresti Tourism SA ("Bucuresti")

In order to secure a bank loan in the amount of NIS 119.6 million ($26.0 million) received by the controlling shareholder in Domino ("BHEE"), for the financing of investment in Bucuresti, Elscint granted a first ranking pledge on a bank deposit of NIS 64.4 million ($14.0 million) and on all rights and income deriving therefrom. In addition, BHEE granted a fixed pledge on its Domino shares and a floating charge on all Domino's assets as well as a lien on the Bucuresti shares. Elscint pledged its BHEE shares and also granted a floating charge on BHEE’s assets. An undertaking was granted in favor of the financing bank, not to allow for any change in the ownership and control structure of BHEE throughout the duration of the credit. Elscint furthermore provided a guarantee, unlimited in amount, to secure BHEE’s undertakings to the bank. The bank restricted its right to realize this guarantee, by linking it to the realization terms of the Bucuresti shares owned by Domino (except for certain instances as stipulated in the agreement).

(5)            Within the framework of an investment, in which Insightec has raised from existing shareholders through the issuance of convertible notes, $21.0 million (NIS 96.6 million), Insightec undertook that, so long as any note remains outstanding and until a qualified IPO of at least 25% of Insightec’s shares or a financing of at least $ 50.0 million ($230.2 million) at a price per share not lower than $ 14.0, it will comply with certain limitations regarding dividend distributions, merger and/or asset acquisition transactions totaling $5.0 million per annum, and the like. Similarly, Insightec is obliged to meet certain financial covenants regarding a level of liquidity of at least $ 5.0 million (NIS 23.0 million) and to maintain a ratio between consolidated EBITDA (as defined in the agreement) and interest payments of not less than 1:1 for 2006, 1.5:1 for 2007 and 2:1 for 2008 and thereafter. Should Insightec does not maintain the above covenants it will be considered as default.
Insightec further undertook with respect to the convertible notes, not to repay part of a bank loan in the amount of $5.0 million (NIS 23.0 million) until December 31, 2007. Concurrently, the Company undertook to extend the term of its guarantee through March 31, 2007 (see (6) below).

(6)           In order to secure a bank loan granted to Insightec, the Company provided a bank guarantee (inter-branch) at the amount of NIS 22.9 million ($ 5.0 million), valid until March 2007.

(7)              Insightec’s technology developed with OCS funding is subject to transfer restrictions, which may impair its ability to sell its technology assets or to outsource manufacturing. The restrictions continue to apply even after Insightec has paid the full amount of royalties’ payable for the grants. In addition, the restriction may impair Insightec’s ability to consummate a merger or similar transaction in which the surviving entity is not an Israeli company.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 18 - SHARE CAPITAL

A. Composition:
	Ordinary shares
	of NIS 1.00 par value each
	December 31
	2005	2004

Authorized share capital	50,000,000	50,000,000
Issued and outstanding	(*) 28,226,298	(*) 24,397,082

(*) Including 2,842,400 shares "dormant" shares (see Note 2Q, above and section B.(iv), below) and 524,187 shares held by Elscint Ltd. (see B.(iii) below).

B. Further information regarding the share capital and dispositions therein

(i)            As of December 31,2005, the balance of the shares includes 562,130 shares (including 276,925 shares issued by the Company to Elscint’s employees and directors in the framework of the merger with Elscint -(see Note. 9B.(1) above) in exchange for unexercised 522,500 shares issued by Elscint within the framework of Elscint’s employee and officers incentive plan) held by the Group's employees and directors, issued thereto, within the framework of employees and officers incentive plan ("Employees" and "2001 Plan"). The acquisition of the shares by the Employees was financed by a loan provided for such purpose by the Company, to be repaid at the end of a five-year period. The loan bears an annual interest of 6%. Any tax to which Employees may be subject as a result of the said interest shall be borne by the Company. However, the Company will not assume any liability for the payment of tax imposed, if so, in respect of the allotment of the shares and their subsequent sale. The shares are held in escrow, and will be used as sole security for repayment of the said loan. In the event an Employee elects to transfer its vested shares, whether to himself or to any other third party, then he shall be obliged to deposit an amount equal to the balance of the loan as security for its repayment.

Should the Company distribute any dividends, with a "record" date occurring at any date during the escrow period, then the Company shall transfer to the escrow agent such dividends corresponding to the number of shares held on behalf of Employees by the escrow agent, who in turn will transfer such dividends to the respective Employees.

On January 2006, the Company issued 42,400 ordinary shares to Employees within the framework of the 2001 Plan, out of its "dormant" shares.

All shares held by the Employees, as of December 31, 2005, are free of any restriction ("Vested"). Following the balance sheet date, shares were exercised by Employees such that the balance thereof, as of the date immediately preceding the date of approving the financial statements ; is 375,640 shares.

(ii)             In 2001, an agreement was signed between the Company, PC and EUN as one party, and Triple-S Holdings NV ("Triple-S") as another party, under which the latter transferred to PC its rights (existing and future) to acquire shares in the commercial centers project companies. The Company issued to Triple-S, as consideration thereof, 250,000 ordinary shares. In accordance with the terms of the agreement, a valuation was carried out, on January 15, 2004, as to the market value on such date, of the issued shares (calculated based on the average price of the Company's shares on the NASDAQ during the 30 trading days prior to said date). As the market value of the shares on that date was lower than $6.0 million, the Company issued 623,362 additional ordinary shares to Triple-S (according to a resolution of the Board of Directors adopted in January 2004), such that the total value of shares issued to Triple-S would equal $6.0 million, based on the average price per share, as indicated above. An amount of NIS 18.9 million that previously recorded as a long-term liability, was charged upon the issuance of shares, to share capital and to premium on shares, respectively.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 18 - SHARE CAPITAL (CONT.)

B. Further information regarding the share capital and dispositions therein (cont.)

(iii)               In November 2004, a transaction was consummated in terms of which Elscint transferred to an institutional investor ("the Investor") 357,953 shares of the Company in consideration for 576,923 Elscint shares held by the Investor. The ratio of the share transfer was determined based on the closing price of the Company’s shares on the stock exchange as at the date of the transaction ($8.4 per share). The price of Elscint’s share on the NYSE as at such date was $4.3 per share. This transaction was recorded, in the Company’s financial statements, as an investment in the shares of Elscint in exchange for the issuance of shares at their fair value as at the date of the transaction.

(iv)             On December 27, 2004, the Company executed a tender offer, in the framework of which it purchased 2,800,000 of its ordinary shares from its shareholders (approximately 11.5% of the Company’s issued share capital), for cash consideration of $11.4 per share.

(v)              As for issuance of shares to the minority shareholders of Elscint within the framwork of a merger - see Note 9B.(1) above.

(vi)           As for issuance of shares to the Chairman of the Board of Directors as a result of exercise of warrants - see Note 20A.(4) below.

(vii)	As for sale of dormant shares by Elscint in May 2006 - See Note 24C. below,

(viii)
As for additional options plan to the Company’s directors and employees, and options issued to the Executive Chairman of the Board which were approved by the Company Shareholders meeting on May 31, 2006 - See Note 20E. (i) and (ii).

C. Outstanding warrants

26,500 options which were issued to directors and officers of Elscint, against options granted to them by Elscint (see Note 9B.(1) above). The options are exercisable to 26,500 ordinary shares of the Company in consideration of NIS 38.7 per share ($8.4 per share). As of December 31, 2005 the options are fully vested. On March 2006, the options were exercised into 27,964 ordinary shares of the company (the additional 1,464 shares deriving from an adjustment in connection with the distribution of a dividend on January 17,2006 - see note 18D below).

D. Dividend declared

(i)                On March 17, 2005, the Company distributed to its shareholders a dividend in the amount of NIS 159.5 million (which represents NIS 7.28 per share; $1.69 per share). Out of the said amount: (i) NIS 3.2 million ($0.7 million) was paid to employees and is recorded as salary in these financial statements; and (ii) NIS 3.8 million ($0.9 million) was paid to Elscint in respect of its shareholding in the Company’s stock.

(ii)               On January 17, 2006, the Company distributed to its shareholders a dividend in the amount of NIS 130.0 million ($28.2 million) which represents NIS 5.1 ($1.1) per share. Out of that amount: (i) NIS 3.1 million ($0.7 million) was paid to employees and will be recorded as salary in the financial statements of the first quarter of 2006; and (ii) NIS 2.7 million ($0.6 million) was paid to Elscint in respect of its shareholding in the Company’s stock.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 19 -	ADDITIONAL DETAILS CONCERNING STATEMENT OF OPERATIONS ITEMS

A. Revenues from sale of real estate assets, net and investments
	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

Sales of commercial centers (i)	223,280	131,921	-	48,508
Sales of hotels (ii)	58,381	-	-	12,683
	281,661	131,921	-	61,191

(i)	As for information as to the transactions for the sale of the commercial centers - see Note 9B.(3)a., b. & d.

The gain generated from the transactions of 2005 include loss from realization of capital reserves from foreign currency translation adjustments in respect of realized investments (shares and shareholders’ loans) amounted to NIS 39.7 million ($8.6 million). 2004 include gain from such realization amount to NIS 153.3 million.

(ii)
Within the framework of an agreement, executed on December 19, 2005, for the sale of the entire (100%) equity and voting rights in a company (“Shaw”) which owns a hotel located in London, that is subject to a long-term lease agreement concluded in 2003 for a period of 25 years (“the sold hotel”), B.H. has sold all the shares and rights held by it in Shaw (30%) to an unrelated third party. The transaction reflects an asset value of £74.9 million (NIS 594.5 million; $129.2 million) in which the Company’s share is £22.5 million (NIS 178.3 million; $38.8 million). Consequently, the Company recorded a gain (before tax) of NIS 58.3 million ($ 12.7 million) in the fourth quarter of 2005. The gain includes NIS 14.2 million ($3.1 million) from realization of capital reserves from foreign currency translation adjustments in respect of realized investments (shares and shareholders’ loans).

The book value of Shaw’s assets, and the revenues and operating profits thereof, as recorded in the consolidated financial statements as of December 31, 2004 and for the year then ended, totals £ 15.9 million (NIS 126.2 million), £1.6 million (NIS 12.7 million) and £ 1.3 million (NIS 10.8 million), respectively.

As part of the Company’s real estate assets' liquidation process, as detailed in Note 2c. above, the Company currently examines the optimal methods for realizing its assets, considering the business opportunities currently available to it as well as certain financial conditions and other parameters (e.g. location of property, the Company's capital yield, cost of external credit, market yields, cash flow timeline, etc.)

Accordingly, the Company executed, (or contemplated) confrom time to time, variable liquidation or deemed liquidation transaction, which differ by nature each one from the other, such as, long term lease transactions, refinance of loans attributed to specific assets, absolute sales of real estate assets, and the like.

Although that the sold hotel constitutes a Reportable Segment, the Company’s management does not consider the result of its sale as well as the results of its current operations, as “discontinuing operations”, since the Company intends to continue to take steps in the future in order to liquid its real estate assets, from time to time, through means such as long term lease transactions.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 19 - ADDITIONAL DETAILS CONCERNING STATEMENT OF OPERATIONS ITEMS (CONT.)

	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

B. Revenues from hotel operations and management

Rooms	165,225	135,208	123,640	35,895
Food, beverage and other services	92,447	74,793	56,144	20,084
Rental of commercial space	12,385	8,364	9,421	2,691
	270,057	218,365	189,205	58,670

C. Revenues from realization of investments

Decrease in shareholding of Insightec (i)	-	13,003	20,417	-
Realization of investment in Algotec (ii)	1,958	3,412	24,712	425
	1,958	16,415	45,129	425

(i)	Derives from recording in the statement of operations, deferred income in respect of a decrease in the shareholding in Insightec (see Note 2H. above).

(ii)
In November 2003 a transaction was completed within the framework of which Elscint sold to a third party its entire holding (16% fully diluted) in Algotech Systems Ltd., in consideration for an estimated total of NIS 33.7 million (following adjustments). Elscint generated NIS 30.0 million as gain from such transaction, which was recorded in the years 2003 to 2005 (see, in addition, Note 17B.(6) above).

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 19 - ADDITIONAL DETAILS CONCERNING STATEMENT OF OPERATIONS ITEMS (CONT.)

	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

D. Other operational income

Sales of goods	31,790	-	-	6,906
Lease of assets	12,619	13,238	13,495	2,742
	44,409	13,238	13,495	9,648

E. Cost of commercial centers operations

Direct expenses:
Wages and fringe benefits	13,083	18,411	13,139	2,842
Energy costs	15,439	40,744	40,616	3,354
Taxes and insurance	4,070	10,501	13,992	884
Maintenance of property and other expenses	27,564	44,902	40,843	5,989
	60,156	114,558	108,590	13,069
Other operating expenses:
Wages and fringe benefits	15,882	14,929	11,473	3,450
Advertising	6,292	17,820	15,275	1,367
Doubtful debts	1,540	9,511	6,432	335
Other expenses	27,190	25,713	24,781	5,908
	50,904	67,973	57,961	11,060
Depreciation of building and equipment	46,580	88,861	91,362	10,119
	157,640	271,392	257,913	34,248

F. Cost of hotel operations and managment

Direct expenses:
Wages and fringe benefits	89,118	69,194	65,033	19,361
Food and beverages	17,656	12,652	12,516	3,836
Other	67,544	55,776	50,752	14,674
	174,318	137,622	128,301	37,871
Other operating expenses	42,386	31,899	29,400	9,208
Depreciation and amortization	42,589	37,631	30,971	9,252
	259,293	207,152	188,672	56,331

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 19 - ADDITIONAL DETAILS CONCERNING STATEMENT OF OPERATIONS ITEMS (CONT.)

	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

G. Costs and expenses of medical systems operation

Cost of sales:
Wages and fringe benefits	4,384	1,093	-	952
Materials and subcontractors	9,524	7,352	-	2,069
Royalties to OCS (Note 17A.(5))	2,271	1,317	-	493
Others	3,149	1,058	-	684
	19,328	10,820	-	4,198
Changes in work in process and finished goods	-	(986)	-	-
	19,328	9,834	-	4,198
Marketing and selling expenses:
Wages and fringe benefits	10,231	3,283	-	2,223
Advertising	4,976	4,033	902	1,081
Others	2,471	1,950	-	537
	17,678	9,266	902	3,841
General and administrative expenses:
Wages and fringe benefits	4,943	3,237	2,191	1,074
Depreciation and amortization	302	360	376	66
Others	7,326	3,342	5,251	1,592
	12,571	6,939	7,818	2,732

	49,577	26,039	8,720	10,771

H. Other operational expenses

Cost of lease of assets	2,802	3,175	3,510	609
Cost of sale of goods:
Inventories - Opening balance	3,426	-	-	744
Purchases	18,051	-	-	3,922
Less - Inventories closing balance	8,034	-	-	1,745
	13,443	-	-	2,921
Marketing and selling expenses	19,361	-	-	4,206
General and administrative expenses	3,426	-	-	744
	36,230	-	-	7,871

Project initiation expenses (*)	7,761	480	-	1,686
	46,793	3,655	3,510	10,166

(*)
On April 2005, the Second Television and Radio Authority informed the joint-venture (50%), established for the purpose of submitting A bid for participating in a tender published by the Second Television and Radio Authority, that is not included among the winning groups in the tender. As a result, the Company has recorded in these financial statements a total initiation expense of approximately NIS 5.0 million ($1.1million).

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 19 - ADDITIONAL DETAILS CONCERNING STATEMENT OF OPERATIONS ITEMS (CONT.)

	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

I. Research and development expenses, net:
Wages and fringe benefits	26,180	20,572	17,796	5,687
Materials and subcontractors	20,859	16,369	25,875	4,532
Depreciation and amortization	5,945	5,849	4,508	1,292
Others	9,841	3,052	3,008	2,138
	62,825	45,842	51,187	13,649
Less - participation of the OCS	3,926	7,684	7,468	853
	58,899	38,158	43,719	12,796

J. General and administrative expenses

Wages and fringe benefits	20,436	22,873	21,794	5,041
Depreciation and amortization	976	968	928	212
Others	15,527	19,786	19,422	2,772
	36,939	43,627	42,144	8,025

K. Financial income (expenses), net

In respect of:
Bank loans	(186,264)	(68,088)	(161,215)	(40,466)
Deposits, debentures and long- term receivables	22,356	2,082	(42,178)	4,857
Gains (losses) from currency
Transactions	14,658	(14,880)	(12,451)	3,184
Gains (losses) on securities	656	2,496	4,567	143
Others (including erosion of monetary items and other, net)	2,501	(19,115)	(16,443)	543
	(146,093)	(97,505)	(227,720)	(31,739)
Financial expenses (income), net capitalized to buildings under construction (*)	34,861	13,808	(9,857)	7,574
Financial costs (income) credited to capital reserves from translation differences	(11,089)	30,128	25,756	(2,409)
	(122,321)	(53,569)	(211,821)	(26,574)

(*) The discount rate applicable to non-specific credit (see Note 2U. above)	11.1%	3.7%	(4.0%)	11.1%

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 19 - ADDITIONAL DETAILS CONCERNING STATEMENT OF OPERATIONS ITEMS (CONT.)

	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

L. Other expenses, net

Gain from realization (repayment) of investment-type monetary balances in Investees (1)	-	12,378	32,253	-
Loss from disposition of assets and liabilities (2)	(21,836)	(12,201)	(7,808)	(4,744)
Provision for impairment of investments and assets (2)	(24,617)	(52,620)	(30,252)	(5,348)
Others, net (3)	(10,653)	1,015	(4,670)	(2,314)
	(57,106)	(51,428)	(10,477)	(12,406)

(1)
Throughout 2003 to 2004, certain subsidiaries have entered into agreements with foreign banks and other financial institutions for the refinancing of several real estate assets located in Europe. The borrowing companies have transferred, to their respective shareholders certain financing surplus of the credits received, as repayment of shareholders’ loans. As a result, capital reserves from foreign currency translation adjustments attributed to the said shareholders’ loans, were realized.

(2)	See, in addition, Notes 9A.3 and 10A -10C, above.

(3)
Including a provision, at the amount of NIS 9.5 million ($2.0 million), recorded before consummation of the merger (see Note 9B.(1) above), for a loss that may result from a decrease in the Company's shareholding in Elscint, assuming realization of Elscint's employees rights to shares. The provision was recorded in accordance with Israeli GAAP, as is in effect through the end of 2005 (see Note 2d.2. above, regarding the accounting method that will be in effect as from January 1, 2006).

M. Earnings per share
	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

1. Basic earnings per share

Earnings (loss) from continuing operations	81,648	36,537	(124,154)	17,738

Earnings from discontinuing operations	5,917	6,810	12,073	1,285

Weighted average number of shares (in thousands)	22,282	23,025	22,337	22,282

2. Diluted earnings per share

Net income (loss)	86,943	43,347	(112,081)	18,888

Weighted average number of shares (in thousands)	22,282	23,925	22,337	22,282

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 20 -	RELATED PARTIES

A. Transactions

(1) Components:
	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

General and administrative expenses (I)	8,810	7,570	10,161	1,914
Project expenses (coordination, supervision and aviation services) - charged, mainly to cost of the fixed assets (II)	18,486	25,045	7,730	4,016
Cost of construction of the Arena - charged to the cost of the fixed assets	-	7,800	154,039	-

(I) Includes:
	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

A. Benefits granted to related parties, as follows:

Payments to directors:

Non-employee -

Cost	352	386	316	76

Number of recipients	4	5	5

Employed -

Cost	7,444	6,375	6,926	1,674

Number of recipients	3	3	3

B. Participation in joint expenses (*)	792	471	1,946	172

(*)	based on an agreement for the cost allocation between the group companies, which was in force through December 31, 2005.

(II) See Note 17A(3), above and item (8), below.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 20 - RELATED PARTIES (CONT.)

A. Transactions (Cont.)

(2)               On March 2005 an amendment in the Chairman’s monthly cost of employment to NIS 220,000 ($47,820), was approved at the Company’s general shareholders’ meeting, with effect as from January 1, 2005. As for aprroval of services agreement with a company controlled by the Chairman commencing retroctively on August 1, 2005 - See Note 20 F. (iii).

(3)                Shares and warrants issued to related parties - see Notes 9B.(2) above.

(4)         In September 2004, Company's shareholders’ meeting approved a 1-year extension to the exercise period of the options issued to the Chairman of the Board of Directors (through September 8, 2005). The exercise price was determined to NIS 45.7 per warrant (instead of NIS 44.0). Other conditions of the options remain unchanged. The computed theoretical economic value of the options, based on the "Black-Scholes" model, totaled as of June 22, 2004 (the Board of Directors’ resolution in respect of the change in exercise terms) NIS 1.5 million (calculated on the basis of a 37% annual standard deviation and 6% annual capitalization rate). The closing price of the Company’s share on the Tel Aviv Stock Exchange and on the NASDAQ, immediately prior to the Board of Directors’ resolution as to the change was NIS 37.3 and $8.4, respectively. In February 2005, the options were exercised into 350,000 ordinary shares of the Company, in consideration of $3.5 million.

(5)              The directors and officers of the Company, of EIL and its Group companies and of companies in which directors serve on behalf of the Company, are covered through October 2006 by insurance of up to $40.0 million (per event and for the period) in respect of their liability (the coverage amount for EIL amounts up to $10.0 million). The coverage is within the framework of a joint insurance policy for the EIL Group companies. The allocation of the insurance costs between the Company and its subsidiaries (92%) and EIL (8%) was approved by the Audit Committee of the Company as a reasonable allocation in this specific circumstances.

On December 2005 the audit committee and the Board of Directors of the Company resolved to approve the coverage of liability of the Chairman of the Company’s Board of Directors under the above insurance policy, in terms of a framework resolution of the Company’s general meeting effective through December 31, 2008.

(6)               As for directors' indemnification - see Note 17C.(1) and (2) above.

(7)              EIL acquired a "Run off" insurance policy covering itself, the Company and Elscint, up to $20.0 million over the coverage of $40.0 million included in the additional policies, and all through September 2006. Premium for said insurance totals $810,000 for the entire six year duration of coverage (33% for each company). The insurance covers officers who served in the companies through May 1999 and in respect of events occurring prior thereto subject to same neither being reported nor known in May 1999.

(8)               Subsidiaries receive, from time to time, aviation services from Jet Link Ltd. - a company controlled by Control Centers - for purposes of their activities and operations, in exchange for a payment based on Jet Link’s price list, net of a discount of at least 5%. Due to our increasing business needs, the Company purchased during 2005 and 2004 additional approximately 200 and 70 flight hours from Jet Link, respectively under the same terms. The purchase of the additional flight hourse was approved by the Audit Committee and the Board of Directors as a non-extraordinary transaction within the meaning of the Israeli Companies Law.

(9)              The Company and Elscint lease office space from Control Centers at customary commercial terms.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 20 - RELATED PARTIES (CONT.)

B. Balances
	December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000

Assets:
Receivables and other debit accounts	3,186	521	1,649

Liabilities:
Payables and other credit accounts	3,153	830	1,644

C.	Commitments - see Note 17A, above.

D.	Liens and guarantees - see Note 17D, above.

E.
The Group companies conduct business (the receipt of credit, deposits and management of security portfolio transactions) with a banking corporation, being a related party of the Company. As these transactions are executed in the ordinary course of business and under customary market terms and conditions, no segregation has been made in respect thereof and no disclosure has been provided thereto in the financial statements.

F.	On March 29, 2006 the Company's Audit Committee and its Board of Directors approved the following decisions:

(i)                 The grant of up to 1,000,000 non-marketable options to the employees, directors and officers of the Company and companies under its control, directly or indirectly. In accordance with the terms of the plan 353,500 options were approved for grant to all the Company's directors except the Executive Chairman, and the remaining shall be granted to the Company's employees and officers ("the Offerees")

The Options will be granted to the Offerees for no consideration. The exercise price per Option will be the lower of: (i) NIS 83.71, which constitutes the average closing price of the Shares on the Tel Aviv Stock Exchange ("TASE") during the 30-trading day period preceding March 29, 2006; or (ii) the average closing price of the Shares on the TASE during the 30-trading day period preceding the date of grant of the Options. (The “Exercise Price”)
The Options may be exercised into shares of the Company in such manner that the on the exercise date the Company will issue to each Offerees shares equivalent to the gain from the realization of the options (i.e.: the difference between the opening price of the shares on the TASE on the exercise date, provided however, that such price will not exceeds 166% of the Exercise Price (“Share price”), less the Exercise Price) divided by the Share Price. Accordingly, the maximum number of shares issuable upon exercise of all of the options that may be granted under the Plan is 397,590.

The vesting period of the options will occur ratably over a three years period (33.33% of the Options shall vest on each of the first three anniversaries of the date of grant (the “Vesting Periods”). The options will expired after five years from the date of grant.

The issuance of options under the plan is subject to the fulfillment of certain conditions, including the approval of the Israeli tax authority to the plan. As of the date hereof, no options have been issued under the Plan.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 20 - RELATED PARTIES (CONT.)

F. (Cont.)

(ii)               The Grant of 350,000 non-marketable options to the Company's Executive Chairman of the Board who is also considered the indirect controlling shareholder of the Company, exercisable into 350,000 shares. The exercise price of each option shall equal 125% of the average closing price in NIS of the Company’s shares on the TASE during the 30-trading day period preceding the date of grant of the options (the “Exercise Price”) which is equal to NIS 137.4 per share. The Options will become exercisable immediately upon their grant and will remain exercisable for a period of three years thereafter (the “Exercise Term”).

(iii)              The approval of a service agreement with a company controlled (directly or indirectly) by its Executive Chairman of the Board (the “Management Company” and the "Chairman" respectively) according to which, the Management Company will provide the Company with Executive Chairman services (the “Services”). The Management Company may provide the Services to private subsidiaries and/or affiliates of the Company. In accordance with the term of the agreement, the Services will be provided by the Chairman only, as an employee of the Management Company and the Chairman will devote at least 80% of his time, skills and efforts to his position as Executive Chairman of the Company. The control over the Management Company will not be changed during the term of the Service Agreement.

In consideration for the Chairman services the Company will pay the Management Company a monthly amount of U.S.$50 thousand (NIS 230.0 thousands) as well as reimbursement of direct expenses incurred with the provision of the Services.

In accordance with the terms of the service agreement, the Management Company will be the sole employer of Chairman and no employer-employee relationship will exist between the Chairman and the Company. The Management Company has agreed to indemnify the Company with respect to any amount, rights or benefits the Company would be required to pay the Chairman including legal fees, in connection with any determination by the labor court and/or any other competent authority that the Chairman was or is an employee of the Company during the term of the Service Agreement. The Service Agreement is for a five-year term commencing retroactively on August 1, 2005.

The Chairman has guaranteed all of the Management Company’s obligations as far as they relate to it and has further guaranteed the Management Company’s indemnification undertakings and responsibility for damages.

(iv)              Approval of bonus payments for the fiscal years commencing January 1,2006 to the Chairman which will be paid following the approval of the Company’s annual audited consolidated financial statements and will be calculated, as follows: (i) 0% of the first NIS 100 million of the annual consolidated pre- tax profits of the Company ("Profits"); (ii) 3% of Profits between NIS 100 million and NIS 125 million; (iii) 3.5% of Profits between NIS 125 million and NIS 150 million; and (iv) 4% of Profits exceeding NIS 150 million.

(v)               Approval of bonus payments for the fiscal years commencing January 1,2006 to two of the Company's employed directors which will be paid following the approval of the Company’s annual audited consolidated financial statements and will be calculated, as follows: (i) 0.75% of the first NIS 125 million of the annual consolidated pre-tax profits of the Company ("Profits"); (ii) 0.875% of Profits between NIS 125 million and NIS 150 million; and (iii) 1% of Profits exceeding NIS 150 million.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 20 - RELATED PARTIES (CONT.)

F. (Cont.)

(vi)             Approval of an agreement with Control Centers according to which the Company will receive from Control Centers (either directly or through its subsidiaries or affiliates) coordination, planning, execution and supervision services (the “Services”) over real estate projects of the Company and/or its subsidiaries and/or affiliates in consideration for a fee equal to 5% of the actual execution costs (excluding land acquisition costs, financing cost and the consideration for Control Centers under the agreement)of each such project ("Supervision Fees"). The agreement will apply to real estate projects whose initiation will begin following the approval of the agreement by the Company’s shareholders and to three other real estate projects which are currently under early stage of development. ("Real Estate Projects")

Supervision Fees will be paid in installments upon the meeting of milestones as stipulated in the agreement. In addition, the Company will reimburse Control Centers for all reasonable costs incurred in connection with the services rendered thereby, not to exceed a total of €75 thousand (NIS 408.0 thousands) per Real Estate Project.

If the purpose of a Real Estate Project is changed for any reason prior to the completion of the project or if the development of the Real Estate Project is terminated for any reason (including the sale of the Real Estate Project), the payment to Control Centers will be calculated as a percentage of the budget for the project and provided that such percentage shall not exceed the percentage determined for the next milestone of the project had it had continued as planned. The calculation of such payments to Control Centers will be subject to the approval of an external accountant and the approval of the Audit Committee and Board of Directors.

In addition, the Company and/or its subsidiaries and/or affiliates may also purchase from Control Centers through Jet Link Ltd. up to 125 flight hours per calendar year in consideration for payments to Jet Link in accordance with its price list deducted by a 5% discount. This Agreement does not derogate from a previous agreement entered into between the Company and Jet Link Ltd. for the purchase by the Company of aviation services. See Note 17A.(3)b.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 21 - BUSINESS AND GEOGRAPHIC SEGMENTS

Data regarding business segments

A. Primary reporting -
Year ended December 31, 2005

Commercial and entertain-ment centers	Hotels	Image guided treatment	Lease of assets	Other activities	Total
R e p o r t e d
( I n t h o u s a n d N I S)

Year ended December 31 2005:
Revenues	366,237	270,057	75,713	71,000	33,748	816,755
Operating income (loss) by segment	189,093	(156)	(34,950)	68,199	(34,739)	187,447
Share in associates' results	220				(12,248)	(12,028)
Less - unallocated general and administrative expenses						(36,939)
Financial expenses, net						(122,321)
Income before taxes on income						16,159
Taxes on income						7,798
Income after taxes on income						8,361
Minority interest in results of subsidiaries, net						73,287
Income from continuing operation						81,648
Income from discontinuing operation						5,917
Cummulative effect of accounting change at the beginning of the year						(622)
Net income						86,943
Purchase cost of segment fixed (tangible and intangible) assets (*)	507,248	128,639	11,121		46,269
Depreciation and amortization of segment assets	58,082	42,589	9,945	2,636	2,263
Provision for impairment of investments and assets	4,128	5,617			13,883
December 31 2005:
Total segment assets (*)	1,375,577	1,485,138	56,942	-	26,752	2,944,409
Investment on the equity basis	16,515				40,280	56,795
Unallocated assets						784,913
						3,786,117
Segment liabilities	111,179	60,273	40,666	-	8,275	220,393
Unallocated liabilities						2,498,865
						2,719,258

(*) As for the balance of assets under construction and changes therein, during the reporting year - see Note 10A., above.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 21 - BUSINESS AND GEOGRAPHIC SEGMENTS (CONT.)

Data regarding business segments (Cont.)

A. Primary reporting (Cont.) -
Year ended December 31, 2005 (cont.)

Convenience translation
Commercial and entertain-ment centers	Hotels	Image guided treatment	Lease of assets	Other activities	Total
R e p o r t e d
(US$'000)

Year ended December 31 2005:
Revenues	79,565	58,670	16,449	15,425	7,331	177,440
Operating income (loss) by segment	41,080	(34)	(7,593)	14,816	(7,547)	40,722
Share in associates' results	48				(2,661)	(2,613)
Less - unallocated general and administrative expenses						(8,025)
Financial expenses, net						(26,574)
Income before taxes on income						3,510
Taxes on income						1,694
Income after taxes on income						1,816
Minority interest in results of subsidiaries, net						15,922
Income from continuing operation						17,738
Income from discontinuing operation						1,285
Cummulative effect of accounting change at the beginning of the year						(135)
Net income						18,888
Purchase cost of segment fixed (tangible and intangible) assets (*)	110,200	27,947	2,416		10,052
Depreciation and amortization of segment assets	12,618	9,252	2,160	573	492
Provision for impairment of investments and assets	897	1,220			3,016
December 31 2005:
Total segment assets (*)	298,844	322,646	12,371	-	5,810	639,671
Investment on the equity basis	3,588				8,751	12,339
Unallocated assets						170,522
						822,532
Segment liabilities	24,154	13,094	8,835	-	1,798	47,881
Unallocated liabilities						542,877
						590,758

(*) As for the balance of assets under construction and changes therein, during the reporting year - see Note 10A., above.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 21 - BUSINESS AND GEOGRAPHIC SEGMENTS (CONT.)

Data regarding business segments (Cont.)

A. Primary reporting (Cont.)
- Year ended December 31, 2004

	Commercial and entertain-ment centers	Hotels	Image guided treatment	Lease of assets	Other activities	Total
	R e p o r t e d
	( I n t h o u s a n d N I S)

Year ended December 31 2004:
Revenues	443,814	218,365	57,052	13,238	3,412	735,881
Operating income (loss) by segment	124,703	11,513	(7,099)	10,063	(1,123)	138,057
Share in associates' results	2,890				(18,858)	(15,968)
Less - unallocated general and administrative expenses						(43,627)
Financial expenses, net						(53,569)
Income before taxes on income						24,893
Taxes on income						15,804
Income after taxes on income						9,089
Minority interest in results of subsidiaries, net						27,448
Income from continuing operation						36,537
Income from discontinuing operation						6,810
Net income						43,347
Purchase cost of segment fixed (tangible and intangible) assets (*)	199,369	161,361	511
Depreciation and amortization of segment assets	94,257	37,631	6,069	2,895
Provision for impairment of investments and assets	36,668	10,025			3,876
December 31 2004:
Total segment assets (*)	2,028,028	1,522,842	51,198	129,914	14,678	3,746,660
Investment on the equity basis	16,685				40,245	56,930
Unallocated assets						716,689
						4,520,279
Segment liabilities	165,638	45,352	27,432	8,311		246,733
Unallocated liabilities						3,038,891
						3,285,624

(*) As for the balance of assets under construction and changes therein, during the reporting year - see Note 10A., above.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 21 - BUSINESS AND GEOGRAPHIC SEGMENTS (CONT.)

Data regarding business segments (Cont.)

A. Primary reporting (Cont.)
- Year ended December 31, 2003

Commercial and entertain-ment centers	Hotels	Image guided treatment	Lease of assets	Other activities	Total
A d j u s t e d
( I n t h o u s a n d N I S)

Year ended December 31 2003:
Revenues	347,056	189,205	20,412	13,495	24,717	594,885
Operating income (loss) by segment	96,134	(10,943)	(32,016)	9,985	18,714	81,874
Share in associates' losses					(20,951)	(20,951)
Less - unallocated general and administrative expenses						(42,144)
Financial expenses, net						(211,821)
Loss before income taxes						(193,042)
Tax benefit						(20,217)
Loss after taxes on income						(172,825)
Minority interest in results of subsidiaries, net						48,671
Loss from continuing operation						(124,154)
Income from discontinuing operation						12,073
Loss for the year						(112,081)
Purchase cost of segment fixed (tangible and intangible) assets(*)	348,413	176,960	1,593	2,186	-
Depreciation and amortization of segment assets	104,471	34,619	5,304	2,994	-
Provision for impairment of investments and assets	12,215	15,597	-	-	1,155
December 31 2003:
Total segment assets (*)	3,401,171	1,270,257	48,465	119,979	21,936	4,861,808
Equity method investment	27,321				58,305	85,626
Unallocated assets						580,141
						5,527,575
Segment liabilities	81,875	53,147	20,487	7,718	431	163,658

Unallocated liabilities						3,938,665
						4,102,323

(*) As for the balance of assets under construction and changes therein, during the reporting year - see Note 10A, above.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 21 - BUSINESS AND GEOGRAPHIC SEGMENTS (CONT.)

Data regarding business segments (Cont.)

B. Secondary reporting

	Revenues by geographical markets
	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

Israel	92,226	71,678	65,235	20,036
West Europe	304,731	203,615	181,668	66,203
East and central Europe	359,420	414,457	346,200	78,084
Others	60,378	46,131	1,782	13,117
	816,755	735,881	594,885	177,440

	Purchase cost of segment fixed (tangible and intangible) assets
	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

Israel	24,780	25,353	188,954	5,383
West Europe	73,952	143,904	171,570	16,066
East and central Europe	594,543	191,984	168,628	129,165
	693,275	361,241	529,152	150,614

	Segment assets
	Year ended December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000

Israel	648,441	702,659	140,874
West Europe	1,252,253	1,437,807	272,051
East and central Europe	1,070,260	1,637,524	232,514
Others	30,050	25,600	6,528
	3,001,004	3,803,590	651,967

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 22 - DISCONTINUING OPERATIONS

A.
Following the sale of the diagnostic ultrasound activity, previously conducted by subsidiaries and the sale of Nuclear Medicine (NM), Magnetic Resonance Imaging (MRI) and Computerized Tomography (CT) activities by Elscint, the Group's core activity in these areas was, during 1998, terminated. The results from same have therefore been presented in the statements of operations, as discontinuing operation. Balances included in the statement of operations and/or dispositions in balance sheet items through the reported years, reflect primarily settlements or resolution of disputes and/or lawsuits and/or certain claims relating to the ultrasound, CT and MRI businesses and the ultimate sale thereof by Elscint.

B.	The following table states composition of assets, liabilities, income and expenses relating to the discontinuing operations in previous years:

December 31
2005	2004	2005
Reported	Reported	Reported
		Convenience
		translation
(in thousand NIS)		US$'000

Current assets
Receivable and other debit accounts	2,276	2,577	494

Long-term investments and receivables	10,331	12,123	2,245
	12,607	14,700	2,739

Current liabilities
Payables and other credit accounts	62,430	71,986	13,563

Year ended December 31
2005	2004	2003	2005
Reported	Reported	Adjusted	Reported
			Convenience
			translation
(in thousand NIS)			US$'000

Financial income (expenses), net	(5,236)	2,512	6,463	(1,138)
Other income, net	14,266	8,555	10,600	3,099
	9,030	11,067	17,063	1,961
Minority interest	(3,113)	(4,257)	(4,990)	(676)

Net income from discontinuing operation	5,917	6,810	12,073	1,285

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 23 - FINANCIAL INSTRUMENTS

A. Currency transactions at December 31, 2005

Swap Transactions

Two companies within the B.H. Group have entered into a Swap transaction with a foreign financial institution (which granted thereto a variable-interest bearing loan), with respect to the interest rate on the loan principal, namely the determination thereof at a fixed 5.1% interest rate through 2009. The Company’s share in the principal amount of the loan and in the fair value of the transaction (liability) as of December 31, 2005, based on the market valuation of transactions similar thereto (considering all terms and conditions thereof), totals €35.6 million (NIS 193.9 million; $42.1 million) and €0.5 million (NIS 2.7 million; $0.6 million), respectively.

B. Fair value of financial instruments

The Group's financial instruments include monetary assets - cash and cash equivalents, short and long-term deposits, trade accounts receivable, marketable securities as well as other receivables and current accounts, and these monetary liabilities - short-term credits and long-term liabilities, trade accounts payable as well as payables and other credit balances. Due to the nature of the financial instruments included in working capital, their fair values approximate those presented in the balance sheet.

The fair value of long-term trade accounts receivable, deposits and long-term liabilities is ordinarily based on the present value of future receipts and payments, discounted by the interest rate applicable to the Company's lending or borrowing activities under similar terms as of the balance sheet date, and it is not materially different from the value thereof as stated in the financial statements.

As for the presentation of long-term balances not under market conditions - see Note 2K.

Derivative financial instruments having an active market, were evaluated based on market value.

C. Concentration of credit risks

Israeli and foreign cash and deposits are placed in banks.

Investments in marketable securities - as for composition of the short and long-term investment portfolio- see Note 4 and Note 9 above.

Investments in marketable securities are exposed to market-price fluctuations. Capital markets are also subject to fluctuations in respect of events over which the Group has no control. Such changes may have an impact on the value of these investments upon realization.

Due to the nature of their activity, the Group companies are not materially exposed to credit risks stemming from dependence on a given customer. The Group companies examine on an ongoing basis the credit amounts extended to their customers and, accordingly, record a provision for doubtful debts based on those factors they consider having an effect on specific customers.

As for transaction for the sale of commercial centers to Klepierre in 2004 and in 2005 - See Note 9B(3) a. and d.Debts included in the framework of long-term receivables - see Note 8A above.

D. Interest-rate risks

As for interest rates - see Notes 3, 4, 8, 9, 12 and 14 above.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 24 - MATERIAL SUBSEQUENT EVENTS (UNAUDITED)

A.
On April 11, 2006, third party shareholder of Domino (see Note 9B.(4)) filed a claim against Elscint, the Chairman of the Board of Directors of Elscint, Elscint's office holders and against companies controlled by Elscint.

In the framework of this claim, the court has been asked to declare that the third party shareholder is the legal owner of 20% of Domino's shares, to enforce the MOU signed by the parties and to order the defendants to pay damages in the amount of NIS 25 million ($5.5 million).A statement of defense has not yet been filed.

Management of the Company believes - based, inter alia, on legal opinion - that chances are good that the claim would be dismissed either partially or in its entirety.

B.
In May 25, 2006, the Plaintiff filed an additional lawsuit to the law suits described in Note 17B.(7) in the District Court in Tel-Aviv-Jaffa against the Company, Mr. Zisser and/or Control Centers and/or the Company's board members and/or the management companies related to Mr. Zisser and Control Centers, requesting the court to state the annulment of any decision made by the Company for granting of any benefits to Mr. Zisser and/or Control Centers using shares the subject of Plaintiff’s claimed.

Alternatively, the Plaintiff requested the court to determine that the Plaintiff's claimed rights to the Company's shares will be taken into account as an opposing side to any decision made in any general meetings of the Company, while reserving the Plaintiff's rights to take legal proceedings to prevent infringement of his rights as a minority shareholder in the company. Alternatively, the Plaintiff requested the court to determine that in every general meeting that convenes for determining the above stated decisions, the Plaintiff's claimed rights to the Company's shares will not be considered as taking any side in the decisions, while reserving his above legal rights.

Management, based on a legal advice received, is of the opinion that it is not possible at this early stage to estimate the outcome of the claim.

C.
On May 17, 2006, Elscint sold 524,187 dormant shares of the Company in consideration for NIS 115 for each share, through a private transaction. Accordingly, the Company's shareholders' equity will increase in the amount of NIS 60 million.

Prior to the reported transaction, these shares did not have voting rights inasmuch as they were held by a subsidiary of the Company. However, following the transaction the shares sold will enjoy full equity and voting rights.

D.	As for non-convertible debentures issuance in March 2006 - see Note 14H.

E.
On April 11, 2006 the Company was informed that on April 5, 2006 the Company and PC were served with a summary procedure claim before the District Court of Tel-Aviv by third party in term of which, the Court was requested to order the Company and PC to pay the plaintiff an amount of NIS 10.8 million ($2.3 million) as an intermediary fee for the sale by PC to Klepierre of commercial centers in Poland and Czech Republic.(See Note9B. (3)d.)

An application for leave to defend has not yet been filed. The Company and PC filed a motion to strike out this claim in limine or alternatively to strike out the title "summary procedure".

Management of the Company believes - based, inter alia, on legal opinion - that chances are good that the claim would be dismissed either partially or in its entirety.

F.	As for refinance loan agreement signed on March 2, 2006 - see Note 14I.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 24 - MATERIAL SUBSEQUENT EVENTS (UNAUDITED) (CONT.)

G.
As for related party transactions approved by the Company's Audit Committee and its Board of Directors in March and April 2006 - see Note 20F. On May 31, 2006 the Company's shareholders meeting approved the audit committee and the Board resolution described in Note 20F save that the Exercise Price of the options granted to the Company’s employees, directors and officers (See Note 20 F (i)) will be NIS 100.0.

H.
In May 2006, the Budapest General Assembly approved the amendment to the local town-planning scheme ("KSZT"), which approves the construction plans for the Obuda island (see Note 9B.(3)f.). Formal regulatory approvals of the KSZT modification contained in the Budapest General Assembly resolution are currently pending. As part of the above approval provided, the target Company has undertaken to ensure the traffic connections to, from and within the island and to develop details landscape works. The additional investment required in consideration of the aforementioned projects is estimated in approximately €55 million.

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT ON THE CONSOLIDATED FINANCIAL STATEMENTS

1.  The consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in Israel ("Israeli GAAP"), which differ, in certain significant respects, from those generally accepted in the United States ("U.S. GAAP"), as follows:

A. Differences between Israeli GAAP and U.S. GAAP

1. Effect of inflation

In accordance with Israeli GAAP. Through December 31, 2003, the Company’s financial statements were prepared in adjusted values (in NIS of constant purchase power), on the basis of changes in the consumer price index ("Inflation" and "CPI"), in accordance with Opinions No. 36 and 50 of the ICPAI ("Opinion 36" and "Opinion 50"). On January 1, 2004, Accounting Standard No. 12 of the IASB came into effect ("Standard 12"). In accordance with the provisions of Standard 12, adjustment of financial statements to the inflation shall cease commencing January 1, 2004. Adjusted amounts of non-monetary items which were included in the balance sheet of December 31, 2003, are to be used as the basis for the nominal financial reporting as of and from January 1, 2004. Amounts presented in the financial statements for periods commencing January 1, 2004 were, therefore, included in values to be hereinafter referred to as "Reported amounts". For the basis of presentation and principles of the adjustment - see Note 2A., above.

In accordance with U.S. GAAP. The financial statements should be expressed in nominal historical terms.

As permitted by the United States Securities and Exchange Commission rules for foreign private issuers whose financial statements comprehensively include the effects of inflation, price level adjustments have not been reversed in the reconciliation of Israeli GAAP to the U.S. GAAP financial statements.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

2. Jointly controlled companies

In accordance with Israeli GAAP. The financial statements of jointly controlled companies are included in the consolidated financial statements in accordance with the “proportionate consolidation method”.

In accordance with U.S. GAAP. Investments in jointly controlled companies are accounted for by the equity method. However, use of the proportionate consolidation method is permitted by Securities and Exchange Commission rules for a foreign issuer. Use of proportionate consolidation does not have any effect on the income (loss) and/or shareholders' equity. Differences in classifications or display of items in the balance sheet, in the statement of operations and in the statement of cash flows, that result from using proportionate consolidation, are not required to be included in the reconciliation to the U.S. GAAP financial statements. However, summarized data on a pro forma basis, regarding reporting differences between the proportionate consolidation method and the equity method, is provided in B.3 below.

3. Deferred tax

a. Deferred taxes in respect of inflation adjustment

In accordance with Israeli GAAP. Through December 31, 2004 deferred taxes in respect of inflation adjustments of fixed assets are provided only to the extent that such fixed assets are depreciated over a period not exceeding 20 years.

In July 2004, Accounting Standard No. 19 - Income Taxes ("Standard 19") published by the IASB, went into effect. Standard 19 sets forth principles for recognition, measurement, presentation and disclosure of income taxes in financial statements. Standard 19 applies to financial statements for periods commencing on or after January 1, 2005. Initial implementation of Standard 19, mainly for the initial inclusion of deferred taxes in respect of adjustment component for land and buildings, is included as "cumulative effect for the beginning of the year due to a change in accounting method" in the statement of operations and in the statement of changes of shareholders’ equity for the current period.

Thus, as from January 1, 2005 no difference between Israeli GAAP and US GAAP regarding this issue, exists.

In respect of inflation-adjustment component for land and buildings- see Note 2W., above.

In accordance with U.S. GAAP. Deferred taxes are provided on all such inflation-adjustments, to the extent that they are temporary differences, regardless of the period through which they will be depreciated or when they will be deductible for tax purposes.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

3. Deferred tax (cont.)

b. Deferred taxes in respect of business combination

In accordance with Israeli GAAP. Through December 31, 2004, deferred taxes are recorded for differences between the assigned value, at the acquisition date, and the book value for tax purposes, of identifiable assets and liabilities of subsidiaries, upon acquisition of the investment therein, except for assets for which depreciation is not allowable for tax purposes (e.g. land and similar assets). As from January 1, 2005 deferred taxes are recorded for such differences which were out of the scope of the accounting principles which were in effect through December 31, 2004, as mentioned above (including land and the same) as long as such differences relate to transactions occurring as of that date and thereafter.

In accordance with U.S. GAAP. Deferred taxes are recorded for temporary differences mentioned in the preceding paragraph, in respect of assets whether or not their depreciation is allowed for tax purposes.

c. Tax effect on items initially charged or credited to shareholders’ equity

Any related tax effects in respect of items charged or credited directly to shareholders’ equity during the current year, should also be included directly in equity.

In accordance with Israeli GAAP. Current-year deferred taxes related to prior-years equity items (arising from (i) changes in assessments of recovery of deferred tax assets; or (ii) changes in tax rates, tax laws, or other measurement factors), should be included directly in shareholders' equity.

In accordance with U.S. GAAP. SFAS No. 109 prohibits the inclusion of such tax effects directly in shareholders' equity. The taxed effect must be reflected in the statement of operations of the current reporting year.

d. Initial recognition of an asset or a liability

Temporary differences which arise on initial recognition of an asset or a liability, such as an event that part of the cost of an asset is not deductible for tax purposes.

In accordance with Israeli GAAP. It is not allowed to recognize deferred tax asset or liability on initial recognition, when temporary differences generated upon initial recognition of goodwill or upon transaction not in respect with a business combination, and that which at the initial recognition thereof had no effect on the accounting or tax net income.

In accordance with U.S. GAAP. EITF 98-11 addresses recognition of deferred taxes resulting from purchases of assets which are not business combination. Thus, even if the transaction is not a business combination, and affects neither accounting income nor taxable income, an enterprise would recognize the resulting deferred tax liability or asset and adjust the carrying amount of the asset by the same amount.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

4. Stock-based compensation

In accordance with Israeli GAAP. Through December 31, 2005 the Intrinsic value within an equity-settled share based payment transaction (including shares granted to employees against loans which constitute the sole security for the loans repayment, that are treated as options), granted by companies to their employees and/or directors, is not charged as compensation expenses in the statement of operations. As for accounting standard No. 24 (share-based payments), which is effective from January 1, 2006 - see Note 2X(iii).

In accordance with U.S. GAAP. The Company applies the intrinsic value method for employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and in accordance with FASB Interpretation No. 44. Pursuant to these accounting pronounce-ments, the Company records compensation for stock options in respect of fixed awards (i.e., award in which the number of shares granted and their exercise price is fixed and known at the grant date), granted to employees and/or directors over the vesting period of the options, based on the difference, if any, between the exercise price of the options and the fair value of the underlying shares at that date of grant. With respect to variable awards, changes in the market price of the underlying shares at each balance sheet date, may affect the aggregate amount of compensation recorded. Accordingly, in some of the Company's and its subsidiaries' stock option plans, no compensation expenses has been recognized for options granted, as grants were made at the quoted market value of the underlying shares. However, in stock option plans, adopted by one of the Company's subsidiaries, a privately held company (see Note 9B(2)d. above), its Board of Directors determined that, at the various times of issuance of its stock options under two Stock Option Plans, the fair value of the shares underlying the stock options exceeded the stock option exercise prices by an accumulated amount of approximately $7.7 million. Deferred compensation is amortized to compensation expenses over the vesting period of the options and is included as salary, as part of the cost of revenues, research and development costs, selling and marketing expenses and general and administrative expenses, as the case may be.

Grants to other-than employees/directors are accounted for at fair value as of the date of grant, in accordance with SFAS No. 123, “Accounting for Stock-based Compensation” (“SFAS No. 123”), as amended by SFAS 148 and related interpretations and in accordance with EITF 96-18.

Regarding the pro forma effect, according to SFAS No. 123, see B.5A.(4) below.

As of SFAS 123-R, which is effective from January 1, 2006 - see item 18b. below.

5. Issuance of shares by a development stage investee

In accordance with Israeli GAAP. The increase in the Company's share of the net asset value of such an investee, as a result of an issuance of shares by the investee to third parties, is recorded as deferred income, which is charged to the statement of operations over a three year period or up to the Company's share in investee's losses during the relevant period, whichever is higher, on an cumulative basis.

In accordance with U.S. GAAP. The increase in the Company's share in the investee's net asset value, is included directly in shareholders' equity.

The accumulated losses of Insightec during its development stage period, amounts to approximately $63.9 million.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

6. Implementation of the equity method

a.    Investment previously accounted for on the cost basis which becomes qualified for use of the equity method, due to an increase in the level of ownership as a result of acquisition by the Company of additional voting stock of the investee or due to a change in the investor's status because of no longer meeting the applicable Venture Capital Investment Fund conditions, is treated as follows:

In accordance with Israeli GAAP.

(i)
The company (the Investor) should implement the equity method only from the date the investment become qualified for use of the equity method (i.e. from the date the change has occurred) and thereafter. Restatement of previous years' data, presented within the financial statements, is not required or permitted.

(ii)
Through December 31, 2005, goodwill is amortized - as part of the investment as a whole - periodically over its respective estimated useful life, and is reviewed periodically, for impairment. In accordance with the provisions of Standard No.20 - which applies to financial statements covering periods beginning January 1, 2006 - goodwill in respect of associated companies will no longer be amortized but rather examined for impairment - see Note 2X(v). Thus ,as from January 1, 2006 no difference between Israeli GAAP and US GAAP regarding this issue, exists.

In accordance with U.S. GAAP.

(i)
The investment, results of operations (current and prior periods presented) and retained earnings of the company, should be adjusted, retroactively, by applying the accounting of step-by-step acquisition of the investee's stock.

(ii)	Goodwill related to equity method investees is not amortized (as from January 1, 2002 and thereafter) but is tested for impairment under the provisions of APB 18.

b.    In circumstances where the Company's ownership in an investee company (mainly, venture capital investments) is in the form of preferred securities or other senior securities, the Company records equity losses based on the ownership level of the particular investee securities or loans extended by the Company to which the equity method losses are being applied.

In accordance with Israeli GAAP. If the investor is able to exercise significant influence over the investee's operational and financial policies, the equity method of accounting shall be applied.

In accordance with U.S. GAAP. Effective for reporting periods beginning after September 15, 2004, the equity method of accounting is no longer to be applied in respect of investments that are not common stock (or in-substance common stock), regardless of the Company's ability to carry out through such securities significant influence over the investee's operational and financial policies.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

7. Capitalization of financial expenses during the construction period

In accordance with Israeli GAAP. The amount of financial expenses to be capitalized for qualifying assets is that portion of the financial expenses in real terms, including exchange rate differences, incurred during the assets' construction period.

In accordance with U.S. GAAP. Financial expenses eligible for capitalization for qualifying assets include only interest costs, and do not include exchange rate gains and losses.

8. Impairment of long-lived assets and investments

Throughout the process of assessing the need for recording an impairment loss, the Company considers certain indicators, so as to trigger an impairment review, that include, among other things, the following: (i) a material adverse industry or economic trend; (ii) significant under-performance relative to historical or projected and expected operating results; (iii) a significant change in the manner in which an asset is used, or is supposed to or intended to be used; (iv) significant changes, with an adverse effect, in the market, economic or legal environment in which each asset is operating and/or in which we own or lease real estate; (v) an accumulation of costs significantly in excess of the amount originally expected to be used for the construction, operation and/or holding of an asset; and (vi) various other indications as to the fair value of assets in their respective active markets.

In accordance with Israeli GAAP. As from January 1, 2003, the impairment review for such assets is based on the assets' estimated net selling price or the estimated value-in-use, based on discounted cash flows expected to be generated by those assets, whichever is higher (see also Note 2N. above).
According to the provisions set forth in opinion No. 68 of the ICPAI (which were in effect through December 31, 2002), in case of a decline in value (other than of a temporary nature) that causes the fair value of an investment in an autonomous foreign investee company (including, subsidiaries) to be less than its carrying amount, a provision for the decline in fair value was provided.
Through December 31, 2005, goodwill is amortized over its estimated useful life, and is reviewed periodically, for impairment. In accordance with the provisions of Standard No.20 - which applies to financial statements covering periods beginning January 1, 2006 - positive goodwill presented in the balance sheet on December 31, 2005 will no longer be amortized but rather examined for impairment - see Note 2X(v). Thus, as from January 1, 2006 no difference between Israeli GAAP and US GAAP regarding this issue, exists.

In accordance with U.S. GAAP. The impairment review for such assets that are held for use is based on undiscounted future cash flows expected from the holding and use of these assets in accordance with SFAS 144 (“Accounting for the Impairment or Disposal of Long-Lived Assets”).
The principles set forth in APB 18, in respect of fair value measurement and loss recognition for a decline in an investment's value, refers to investments in associated companies only. Tests and measurements for impairment of the company’s share in subsidiary’s equity are performed on a consolidated basis and is covered by provisions, included in other statements for measuring assets and/or liabilities.
Goodwill, arising from business combination, determined to have an indefinite useful life and is not amortized, but is tested for impairment, at least annually, together with the entire investment, as a whole.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

9. Realization of capital reserve from translation adjustment

a. As a result of impairment loss recognition:

In accordance with Israeli GAAP. Through December 31, 2002, such an impairment loss was charged directly against any credit balance in the capital reserves for translation adjustments, previously recorded in respect of this investment. Commencing January 1, 2003, (the date a new accounting standard regarding impairment of assets became effective in Israel) such a decline in value is charged directly to the statement of operations. Thus, as from that date no difference between Israeli GAAP and U.S. GAAP regarding this issue, exists.

In accordance with U.S. GAAP. Capital reserves for translation adjustments are realized only upon sale or upon complete (or substantially complete) liquidation of the investment in the foreign entity. Realization of such capital reserve as a result of recording a provision for impairment loss, is prohibited.

b. As a result of a repayment of a monetary balance of a capital nature:

In accordance with Israeli GAAP. The accumulated translation adjustment relating to such monetary balance, is released to the statement of operations.

In accordance with U.S. GAAP. Capital reserves for translation adjustments are realized only upon sale or upon complete (or substantially complete) liquidation of the investment in the foreign entity. Realization of such capital reserve, as a result of a repayment of a monetary balance of a capital nature, is prohibited.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

10. Derivative financial instruments

a.    The Company leases its commercial centers under long-term contracts. The leases are denominated, generally, in Euro (some are denominated in dollars), most of which are linked to the Euro Index.

In accordance with Israeli GAAP. Derivatives embedded within non-derivative instruments, should not be bifurcated from the host instruments and are treated for accounting purposes together with the host instrument.

In accordance with U.S. GAAP. According to Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (“SFAS 133”), a "derivative" is typically defined as an instrument whose value is derived from an underlying instrument, index or rate, has a notional amount, requires no or little initial investment and can be net settled. Derivatives include, but are not limited to, the following types of investments: interest rate swaps, interest rate caps and floors, put and call options, warrants, futures, forwards and commitments to purchase securities and combinations of the foregoing.
Derivatives embedded within non-derivative instruments, must be bifurcated from the host instrument and accounted for in accordance with SFAS 133, when the embedded derivative is not clearly and closely related to the host instrument. Rental for the use of leased assets and adjustments for inflation on similar property are considered to be clearly and closely related. Thus, the inflation-related derivative embedded in an inflation-indexed lease contract is not bifurcated from the host contract.
In conformity with SFAS 133, foreign currency forward contracts that are embedded within such lease contract ("the host contract") should be bifurcated and accounted for separately. The bifurcated forward contracts are recorded at their fair value while changes in their fair values are charged to the statement of operations and classified under financial income, (expenses) net.
An embedded foreign currency instrument is not bifurcated from the host contract, if (i) contracts in which specified volumes of sales of one of the parties to the contract serve as the basis for settlement ("underlying"); (ii) the host contract is not a financial instrument and it requires payments denominated in the functional currency of any substantial party to that contract, determined based on the conditions exists at the inception of the lease agreement.

b.             In order to partially hedge the risk of variable interest rate on long term loans, the Company fixed certain variable interest rates by swap transactions.

In accordance with Israeli GAAP. Derivative financial instruments that are designated for hedging cash flows are not presented as assets or liabilities.

In accordance with U.S. GAAP. Derivative financial instruments that are designated for hedging cash flows, are stated, according to FAS No. 133, at their estimated fair value. Changes in their fair value during the reporting period are charged, when occurred, as capital reserve, under other comprehensive income, in shareholders’ equity.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
             ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

11. Discontinued operations

a. Determination of a "component of an entity":

Upon realization of a "component of an entity" the results thereof should be accounted for as discontinued operations.

In accordance with Israeli GAAP. A "component of an entity" comprises operations that (i) can be distinguished operationally and for financial reporting purposes, from the rest of the entity; and (ii) represent a separate major line of business or geographical area of operations. The applicable Israeli principles do not address a "reporting unit" (as defined in standard No. 15 of the IASB) to be considered "a component of an entity" for discontinued operation purposes.

In accordance with U.S. GAAP. A "component of an entity" comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. A "component of an entity" may be a "reportable segment" or an "operating segment" (as those terms are defined in SFAS No. 131), a "reporting unit" (as that term is defined in SFAS No. 142), a subsidiary, or an "asset group" (as that term is defined in SFAS No. 144). The results of operations of a "component of an entity" that either has been disposed of or is classified as held-for-sale, shall be reported as discontinued operations, if both of the following conditions are met: (i) the operations and cash flows of the component have been (or will be) eliminated from the ongoing operations of the entity as a result of the disposal transaction; and (ii) the entity will not have any significant continuing involvement in the operations of the component after the disposal transaction.
Each hotel or commercial center is, as of the date of the financial statements, the lowest level at which the operations and cash flows can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. Therefore, each hotel and/or commercial center which were disposed of is considered for discontinued operations purpose, as a "component of the entity".

b. Gain recognition:

In accordance with Israeli GAAP. A gain from a sale transaction is recognized only after providing an acceptable level of assurance of the existence and the amount of the gain. Gain generation process is deemed to be culminated when: (i) realized (assets are exchanged for cash or claim to cash) or realizable; and (ii) the seller has substantially accomplished what it must do in order to be entitled to the benefits represented by the gain. The gain from the sale of a business should be recognized, generally, when the following conditions have been satisfied: (i) the seller has transferred to the buyer the significant risks and rewards of ownership; (ii) the seller retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the assets/business sold; (iii) any major uncertainties as to ultimate realization of profit have been removed and the amount of the gain can be measured reliably; and (iv) it is probable that the economic benefits associated with the transaction will flow to the seller and the collection of the sale price is reasonably assured. In light of the above mentioned, the gain from the sale of Elscint's Plant in Ma'a lot was recognized in the Company's 2002 financial statements.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

11. Discontinued operations (cont.)

b. Gain recognition (cont.):

In accordance with U.S. GAAP. Gain from such sale of business should not be recognized unless all consideration was in the hand of the seller at the balance sheet date. Since in the Ma'alot transaction, a significant portion of the cash consideration was, according to the buyer’s request, deposited in escrow, for future release, in order to secure the potential purchase price adjustments, that may be required (if any), the gain on the sale was recognized, for U.S. GAAP purposes, in the Company's 2003 financial statements.

12. Subsequent events - dividend

If a dividend is declared subsequent to the balance sheet date but before the financial statements are issued, the dividend is not recognized as a liability at the balance sheet date.

In accordance with Israeli GAAP. Such dividend is to be recorded as a separate item in the shareholders' equity, named "declared dividend after the balance sheet date".

In accordance with U.S. GAAP. Such dividend is not recorded as a separate item in the shareholders' equity.

13. Convertible debenture

In accordance with Israeli GAAP.

a. Through December 31, 2005, convertible debentures are included, in each reporting period, on the basis of the probability of their conversion as at the date of the end of each respective reporting period. If conversion is not probable they are recorded as liabilities at their monetary value; if conversion is probable they are presented as a separate caption between liabilities and shareholders' equity, at the higher of their monetary or non-monetary value.

b. The "beneficial conversion feature" component is not recognized in the financial statements, separately, within the shareholders' equity.

In accordance with the provisions of Standard No.22 - which applies to financial statements covering periods beginning January 1, 2006 - an entity should evaluate, as from January 1, 2006, the terms of each financial instrument in order to determine whether it contains both a liability and an equity component. Such components shall be classified separately as financial liabilities, financial assets or equity instruments, in accordance with the substance of the contractual arrangement and the definitions of a financial liability, a financial asset and an equity instrument - see Note 2X(i).

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 -MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

13. Convertible debenture (cont.)

In accordance with U.S. GAAP.

a. Convertible debentures are recorded as liabilities at their monetary value.

b.    In accordance with EITF No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments", embedded "beneficial conversion features" included in convertible securities, should be valued separately at issuance. The embedded "beneficial conversion feature" should be recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. That amount should be calculated at the commitment date as the difference between the conversion price and the fair value of the common stock or other securities into which the security is convertible, multiplied by the number of shares into which the security is convertible (intrinsic value).

14. Principles of consolidation in respect of "Variable Interest Entities" ("VIE")

In accordance with Israeli GAAP. Statement of Opinion No. 57 of the ICPAI, which constitutes the sole prevailing pronouncement for consolidation principles in Israel, does not deal with control achieved through means other than voting rights.

In accordance with U.S. GAAP. Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an interpretation of ARB 51”, provides a new framework for identifying variable interest entities ("VIE") and determining when a company should include the assets, liabilities and results of operations of a VIE in its consolidated financial statements. In December 2003, the FASB issued FIN 46 (revised December 2003), “Consolidation of Variable Interest Entities” (“FIN 46-R”) to address certain FIN 46 implementation issues.
An entity is considered as a VIE when (i) the equity investment at risk is not sufficient to permit the entity from financing its activities without additional subordinated financial support from other parties; or (ii) equity holders either: (a) lack direct or indirect ability to make decisions about the entity; (b) are not obligated to absorb expected losses of the entity; or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity or investment is deemed to be a VIE, an enterprise that absorbs a majority of the expected losses of the VIE or receives a majority of the residual returns (if no other variable interests absorb majority of the VIE's losses), or both, is considered the "primary beneficiary" and must consolidate the VIE.
FIN 46 was effective immediately for VIEs created after January 31, 2003. For VIEs created before January 31, 2003, the provisions of FIN 46, as revised, were adopted as of December 31, 2004. The Company evaluated its investee companies in respect of the need for adoption of FIN 46-R and it was determined that one of its investee companies (which, in accordance with the Israeli GAAP, is consolidated on the basis of the proportionate-consolidation method), should be fully consolidated in the Company financial statements, in accordance with U.S. GAAP.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
        ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

15. Convertible securities of investees

In accordance with Israeli GAAP. A company is required to record a provision for losses which may incur as a result of the dilution of its shareholdings in investees upon exercise of vested share options, when it is probable that they will be exercised. . The provisions of Opinion No. 48 were terminated by Standard No. 22 - which is effective as from January 1, 2006 - Thus as from that date no difference between Israeli GAAP and U.S. GAAP regarding this issue, exits.

In accordance with U.S. GAAP. A loss resulting from the dilution of a Company's shareholdings, in the event the share options are exercised, is recorded in its financial statements only at the time of exercise.

16.  Excess of fair value of aquired net assets over cost

In accordance with Israeli GAAP. The excess of fair value of net assets acquired in a business combination or in acquisition of some or all of the non-controlling equity interest in a subsidiary over cost, should be allocated as a pro rata reduction to the amount that otherwise would have been assigned to all of the acquired non-monetary assets.

In accordance with U.S. GAAP. In accordance with the provision of SFAS No. 141 such allocation is not permitted to assets of the acquired entity to be disposed of by sale.

17. Guarantees provided in favor of third parties

In accordance with Israeli GAAP. A guarantor is not required to recognize a liability for the fair value of the obligation undertaken in issuing the guarantee that is the obligation to stand ready to perform in the event that specified triggering events or conditions occur.

In accordance with U.S. GAAP. In November 2002, FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" was issued. FIN 45 requires elaborating on the disclosures that must be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The Interpretation requires the guarantor to recognize a liability for the non-contingent component of the guarantee, that is the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. The management of the Company is of the opinion that FIN 45 does not have a material impact on its financial statements.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
             ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

18. Other differences

a. Translation of profit and loss items:

In accordance with Israeli GAAP. As from January 1, 2004 revenues and expenses of foreign operations constituting "autonomous foreign entities", are translated based on the exchange rate as at the date of transaction or cash flow, as the case may be, or for sake of practicality, using the average exchange rate for the period; thus, as from that date, no differences between Israeli GAAP and U.S. GAAP, exists. Principles used through Decembers 31, 2003 provided for translation of all items of the "autonomous foreign entities" financial statements (including those of the statements of operations and cash flows), based on "closing rates".

In accordance with U.S. GAAP. In accordance with SFAS No. 52, the transactions included in the statements of operations and cash flows of an "autonomous foreign entity," are translated at the actual transaction rates or the average rate for the period, for all reporting years included in these financial statements.

b. Start-up costs:

In accordance with Israeli GAAP.

(i)	Pre-operating costs in respect of hotels and/or commercial centers operations are stated at cost and amortized over a three-year period from commencement of full scale operations.

(ii)   Initiation costs of projects which do not meet capitalization criteria (see Note 2I. above) are included as operating expenses.

In accordance with U.S. GAAP. In accordance with the Statement of Position ("SOP")

98-5 "Reporting on the Costs of Start-up Activities", all costs of start-up activities

(pre-opening, pre-operating and organizational costs) are expensed, within operating expenses, as incurred.

c. Marketable Securities:

In accordance with Israeli GAAP. Investments in marketable securities, designated by management for sale in the short term, are included in current assets at their market value at the balance-sheet date. Changes in value are charged to the statement of operations, as incurred.

In accordance with U.S. GAAP. In accordance with SFAS No. 115, marketable securities that are acquired and held principally for the purpose of selling them within the near future, are classified as trading securities and are reported at their fair value. Unrealized gains and losses in respect of such securities, are included in the statement of operations. Marketable securities not classified as trading securities, are classified as available-for-sale securities and are reported at their fair value. Unrealized gains and losses in respect of such securities, are included in a separate item within the shareholders’ equity and reported as other comprehensive income. Held-to-maturity securities are debt securities for which the Company has the intent and ability to hold to maturity. Losses resulting from other-than-temporary impairment, are included in the statement of operations, as incurred.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

18. Other differences (cont.)

d. Capitalization of rent costs:

In accordance with Israeli GAAP. Rent costs incurred during the construction period have been capitalized to the cost of the assets.

In accordance with U.S. GAAP. There are two acceptable methods to account for rent costs incurred during the construction period as follows: (i) to expense these costs as incurred in the period they are recognized (the "Expense Method"); or (ii) to capitalize these costs to the cost of the assets (the "Capitalization Method"). The Company applies for U.S. GAAP purposes the Expense Method.

e. Contingent consideration based on security price:

Consideration for a business combination may be contingent on the change in the market price of the shares issued by the acquirer. Under such an agreement, unless the price of the shares issued equals, at least, an agreed amount ("Specified Amount") on the date such contingency have been resolved ("Specified date") the acquiring corporation is required to issue additional shares or to transfer cash (at the acquirer's sole discretion) in order to make the current value of the total consideration equal to the Specified Amount. The Company in such a transaction elected at the settlement (specified) date to issue additional shares (see Note 18B.(ii), above).

In accordance with Israeli GAAP. The shares, which are issued unconditionally at the date the transaction is consummated, should be recorded at their market price at such date. The difference between the market price of such shares upon issuance, and the Specified Amount, is recorded as a monetary liability. Changes in the value of the liability (since the shares issuance through the specified date), are recorded in the statement of operations for each reporting period. On the specified date, by way of issuance of additional shares, such liability is to be charged to share capital and to premium on shares.

In accordance with U.S. GAAP. The shares issued unconditionally at the date the transaction is consummated, should be recorded at the Specified Amount, discounted to its present value. No adjustments on the shareholders' equity and on other balance sheet items are required until and after the contingency is resolved by way of issuance of additional shares.

f. Costs incurred in connection with an exchange or modification of a debt instrument between an existing borrower and lender:

In accordance with Israeli GAAP. Fees paid by the debtor to the creditor (“fees”) or costs incurred with third parties (“Costs”) directly related to the exchange or modification of a debt instrument, which is not accounted for as a debt extinguishment, should be accounted as an adjustment to the carrying amount of the new debt, due to the fact that the terms of the old debt and the new debt are not considered substantially different, and are amortized over the remaining term of the replacement or modified debt.

In accordance with U.S. GAAP. Such expenses are distinguished into two categories: (i) Fees paid as part of an exchange or modification, which is not accounted for as a debt extinguishment, should be accounted as an adjustment of interest expense and amortized over the remaining term of the replacement or modified debt instrument; (ii) Costs incurred with third parties, should be expensed, as incurred.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

18. Other differences (cont.)

g.	Classification of certain expenses:

In accordance with Israeli GAAP. Certain expenses (mainly, impairment of long-lived assets and investments which are included on cost basis) are presented as "other expenses".

In accordance with U.S. GAAP. These expenses are included within operating expenses.

h.	Cost relating to written options:

In accordance with Israeli GAAP. Written options, which permit the option holder to buy or sale shares of investees, should not be recorded in the financial statements.

In accordance with U.S. GAAP.

SEC long standing position is that written options, which permit the option holder to buy or sale shares of investees, should be reported at their fair value thought the statement of operations.

19. Earnings per share ("EPS")

In accordance with Israeli GAAP.

a.    Share options and shares issued to employees for consideration of loans for which the sole security for their repayment is the shares granted (that are treated as options) are included in the computation of basic earnings per share only when vested and if their exercise is considered to be probable. In such case, basic earnings are adjusted for "notional interest" resulting from such securities. Calculation of the probability is based on the ratio between the market price of the shares and the present value of the exercise price of the options or the present value of the repayment amount of the loans granted for the purchase of such shares, as applicable.

b.    Shares whose issuance is contingent on the Company's future share price ("Contingently issuable shares"), are not included in the weighted average number of issued shares for the purpose of both calculating the basic EPS and the diluted EPS.

c.    Share options (including shares for consideration of loans for which the sole security for repayment is the shares granted), which are unvested and/or whose exercise is not probable, are nevertheless considered as exercised, for the purpose of calculating the diluted earnings per share, in addition to the outstanding and issued shares, whereas the basic earnings are adjusted for "notional interest" resulting out of such option exercised if their effect is dilutive.

d.    In addition to the above, and for the purpose of calculating the diluted earnings per share, the net income of the Company is adjusted for the provision for losses, if any, as a result of a dilution of its shareholding in investees, assuming that all of the investees' convertible securities (including those whose exercise is not probable) are considered as exercised. In computing, basic EPS, the Company's share in investees' results of operations is taken into account in accordance with the amount, which is included in the financial statements.

As for Accounting Standard No, 21 - See Note 2X (iv).

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

19. Earnings per share ("EPS") (cont.)

In accordance with U.S. GAAP.

a.    In accordance with SFAS 128, basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the year, without taking into consideration any convertible securities other than participating convertible securities.

b.    If all necessary conditions have not been satisfied by the end of the year, the number of contingently issuable shares included in diluted EPS shall be based on the number of shares, if any, that would be issuable if the end of the reporting year were the end of the contingency year and if the result would be dilutive.

c.    Diluted earnings per share is computed on the basis of the weighted average number of shares outstanding during the year, with the addition of the potential dilution of the options exercisable into shares outstanding during the year (including shares issued for consideration of loans which the sole security for their repayment is the shares granted), applying the "treasury stock method".

d.    The Company's share in the investees' results of operations is computed by multiplying the number of the investee's shares or convertible securities held by the Company, by the investee's EPS (basic or diluted).

20. Recently issued accounting standards under U.S. GAAP

a.    In November 2004, the FASB issued FAS 151, “Inventory Costs—an amendment of Accounting Research Bulletin, ARB 43, Chapter 4”. This statement is effective for inventory costs incurred beginning January 1, 2006. This statement amends current guidance to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. This statement requires that those items be recognized as current-period charges. In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company does not expect this statement to have a material effect on the Company’s financial statements or its results of operations.

b.            In December 2004, the FASB issued a revision to SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS No. 123R"). In March 2005 the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107"), providing guidance on SFAS No. 123R. SFAS No. 123R supercedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123R is similar to the approach described in SFAS No. 123.

SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services; focuses primarily on accounting for transactions in which an entity obtains employee and directors services in share-based payment transactions; and does not change the accounting guidance for share-based payment transactions with parties other than employees.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

20. Recently issued accounting standards (cont.)

b. (Cont.)

SFAS 123R eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued and requires to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The fair-value-based method in this Statement is similar to the fair-value-based method in SFAS 123 in most respects. The costs associated with the awards will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period).

The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

The provisions of SFAS 123R apply to all awards to be granted by the Company after January 1, 2006 and to awards modified, repurchased, or cancelled after that date. When initially applying the provisions of SFAS 123R, the Company will be required to elect between using either the “modified prospective method” or the “modified retrospective method”. Under the modified prospective method, the Company is required to recognize compensation cost for all awards granted after the adoption of SFAS 123R and for the unvested portion of previously granted awards that are outstanding on that date. Under the modified retrospective method, the Company is required to restate its previously issued financial statements to recognize the amounts previously calculated and reported on a pro forma basis, as if the original provisions of SFAS 123 had been adopted. Under both methods, it is permitted to use either a straight line or an accelerated method to amortize the cost as an expense for awards with graded vesting.

The Company has elected to apply the modified prospective transition method to all past awards outstanding and unvested as of the date of adoption. The estimated impact of adopting SFAS 123R for 2006, relating to prior year unvested stock option grants only, will be approximately NIS 4.7million.

c.             In June 2005, the FASB issued FAS 154, “Accounting Changes and Error Corrections—a replacement of APB No. 20 “Accounting Changes” and FAS No. 3 “Reporting Changes in Interim Financial Statements”. This statement provides guidance on the accounting and reporting of accounting changes and error corrections, and guidance in the determination of retrospective application of changes in accounting principals. As applicable to the Company, the provisions of FAS 154 are effective as for year beginning January 1, 2006.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

A. Differences between Israeli GAAP and U.S. GAAP (Cont.)

20. Recently issued accounting standards (cont.)

d.            In February 2006, the FASB issued FAS 155, accounting for certain Hybrid Financial Instruments, an amendment of FASB statements No. 133 and 140. This statement permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided that no interim period financial statements have been issued for that financial year. Management is currently evaluating the impact of this statement, if any, on the Company’s financial statements or its results of operations.

e.    In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, Accounting for Conditional Asset Retirement Obligations, an Interpretation of FASB Statement No. 143, which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred, if the liability’s fair value can be reasonably estimated. The Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of the provisions of FIN 47 did not have an effect on the Company’s consolidated financial position, results of operations or cash flows.

f.    In June 2005, the FASB ratified the consensus reached by the EITF regarding EITF No. 05-06, Determining the Amortization period of Leasehold Improvements. The guidance requires that leasehold improvements acquired in a business combination, or purchased subsequent to the inception of a lease, be amortized over the lesser of the useful life of the assets or term that includes renewals that have been reasonably assured at the date or the business combination of purchase. The guidance is effective for periods beginning after June 29, 2005. EITF 05-06 did not impact the Company’s, financial position, results of operations, or cash flows.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
        ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements

1. Statements of operations:

A. The Statement Of Operations In Accordance With Israeli GAAP Is Reconciled To U.S. GAAP as follows:

	Year Ended December 31, 2005
	Reported
	Israeli GAAP	U.S. GAAP
	As reported
	in these		Dis-		Con-
	financial	Re-	continued		venience
	statements	conciliations	Operation	Total	translation
	In Thousand NIS				US$'000
Revenues
Sale of real estate assets and investments, net	281,661	15,773	(297,434)	-	-
Commercial center operations	142,957	-	(58,156)	84,801	18,423
Hotels operations and management	270,057	-	-	270,057	58,670
Sale of medical systems	75,713	-	-	75,713	16,449
Realization of investments	1,958	-	-	1,958	425
Other operational income	44,409	-	(12,619)	31,790	6,906
	816,755	15,773	(368,209)	464,319	100,873
Costs and expenses
Commercial center operations	157,640	-	(36,934)	120,706	26,223
Hotels operations and management	259,293	244	-	259,537	56,384
Cost and expenses of medical systems operation	49,577	4,083	-	53,660	11,658
Other operational expenses	46,793	(1,700)	(2,802)	42,291	9,188
Research and development expenses, net	58,899	4,598	-	63,497	13,795
General and administrative expenses	36,939	-	-	36,939	8,025
Share in results of associated companies, net	12,028	(4,223)	-	7,805	1,696
Financial expenses, net	122,321	9,295	(24,899)	106,717	23,184
Other expenses	57,106	828	-	57,934	12,585
	800,596	13,125	(64,635)	749,086	162,738

Profit (loss) before income taxes	16,159	2,648	(303,574)	(284,767)	(61,865)
Income taxes (tax benefits)	7,798	(5,752)	1,866	3,912	850

Profit (loss) after income taxes	8,361	8,400	(305,440)	(288,679)	(62,715)
Minority interest in results of subsidiaries, net	73,287	4,379	-	77,666	16,873

Profit (loss) from continuing operation	81,648	12,779	(305,440)	(211,013)	(45,842)
Profit from discontinued operation, net of taxes:
Profit from the ordinary activities of the operation	5,917	-	7,917	13,834	3,005
Gain on discontinuance	-	-	297,523	297,523	64,637
	5,917	-	305,440	311,357	67,642
Cumulative effect of accounting change at the beginning of the year	(622)	622	-	-	-

Net income (loss)	86,943	13,401	-	100,344	21,800

Earning (loss) per share:

Basic:
Continuing operations	3.66			(9.52)	(2.07)
Discontinued operations	0.27			14.05	3.05
Cumulative effect for the beginning of the year due to a change in accounting method	(0.03)			-	-
	3.90			4.53	0.98

Diluted:
Continuing operations	3.66			(9.52)	(2.07)
Discontinued operations	0.27			14.05	3.05
Cumulative effect for the beginning of the year due to a change in accounting method	(0.03)			-	-
	3.90			4.53	0.98

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
        ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

1. Statements of operations (cont.):

A. The Statement Of Operations In Accordance With Israeli GAAP Is Reconciled To U.S. GAAP as follows (cont.):

	Year Ended December 31, 2004
	Reported
	Israeli GAAP	U.S. GAAP
	As reported
	in these		Dis-
	financial	Re-	continued
	statements	conciliations	operation	Total
	In Thousand NIS

Revenues
Sale of real estate assets and investments, net	131,921	(116,210)	(15,711)	-
Commercial center operations	311,893	-	(243,919)	67,974
Hotels operations and management	218,365	-	-	218,365
Sale of medical systems	44,049	-	-	44,049
Realization of investments	16,415	(13,003)	-	3,412
Other operational income	13,238	-	(13,238)	-
	735,881	(129,213)	(272,868)	333,800
Costs and expenses
Commercial center operations	271,392	1,914	(160,828)	112,478
Hotels operations and management	207,152	1,507	-	208,659
Cost and expenses of medical systems operation	26,039	3,830	-	29,869
Other operational expenses	3,655	1,699	(3,175)	2,179
Research and development expenses, net	38,158	3,412	-	41,570
General and administrative expenses	43,627	-	-	43,627
Share in results of associated companies, net	15,968	(4,368)	-	11,600
Financial expenses, net	53,569	9,030	9,227	71,826
Other expenses	51,428	6,848	(25,274)	33,002
	710,988	23,872	(180,050)	554,809
Profit (loss) before income taxes	24,893	(153,085)	(92,818)	(221,810)
Income taxes (tax benefits)	15,804	(19,641)	(16,863)	(20,700)

Profit (loss) after income taxes	9,089	(133,444)	(75,955)	(200,310)
Minority interest in results of subsidiaries, net	27,448	(2,349)	-	25,099

Profit (loss) from continuing operation	36,537	(135,793)	(75,955)	(175,211)
Profit from discontinued operation, net of taxes:
Profit from the ordinary activities of the operation	6,810	-	60,242	67,052
Gain on discontinuance	-	-	15,713	15,713
	6,810	-	75,955	82,765

Net income (loss)	43,347	(135,793)	-	(92,446)

Earning (loss) per share:

Basic:
Continuing operations	1.59			(7.61)
Discontinued operations	0.30			3.59
	1.89			(4.02)

Diluted:
Continuing operations	1.56			(7.61)
Discontinued operations	0.28			3.59
	1.84			(4.02)

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
             ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

1. Statements of operations (cont.):

A. The Statement Of Operations In Accordance With Israeli GAAP Is Reconciled To U.S. GAAP as follows (cont.):

	Year Ended December 31, 2003
	Adjusted
	Israeli GAAP	U.S. GAAP
	As reported
	in these		Dis-
	financial	Re-	continued
	statements	conciliations	operation	Total
	In Thousand NIS

Revenues
Commercial center operations	347,056	(12,673)	(324,116)	10,267
Hotels operations and management	189,205	3,748	-	192,953
Realization of investments	45,129	(20,417)	-	24,712
Other operational income	13,495	-	(13,495)	-
	594,885	(29,342)	(337,611)	227,932
Costs and expenses
Commercial center operations	257,913	(5,695)	(201,763)	50,455
Hotels operations and management	188,672	1,504	-	190,176
Cost and expenses of medical systems operation	8,720	5,100	-	13,820
Other operational expenses	3,510	-	(3,510)	-
Research and development expenses, net	43,719	9,920	-	53,639
General and administrative expenses	42,144	-	-	42,144
Share in results of associated companies, net	20,951	(5,167)	-	15,784
Financial expenses, net	211,821	(170,465)	(30,222)	11,134
Other expenses	10,477	19,682	(6,408)	23,751
	787,927	(145,121)	(241,903)	400,903

Profit (loss) before income taxes	(193,042)	115,779	(95,708)	(172,971)
Income taxes (tax benefits)	(20,217)	27,011	(11,522)	(4,728)

Profit (loss) after income taxes	(172,825)	88,768	(84,186)	(168,243)
Minority interest in results of subsidiaries, net	48,671	(18,796)	-	29,875

Loss from continuing operation	(124,154)	69,972	(84,186)	(138,368)
Profit from the ordinary activities of the discontinued operation, net of taxes	12,073	22,858	84,186	119,117

Loss	(112,081)	92,830	-	(19,251)

Earning (loss) per share:

Basic:
Continuing operations	(5.56)			(6.20)
Discontinued operations	0.54			5.33
	(5.02)			(0.87)

Diluted:
Continuing operations	(5.56)			(6.20)
Discontinued operations	0.54			5.33
	(5.02)			(0.87)

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
        ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

1. Statements of operations (cont.):

B.	The reconciliation of net income (loss) in accordance with Israeli GAAP to the loss in accordance with U.S. GAAP, is as follows (reconciling items are shown net of taxes):

		Year ended December 31
		2005	2004	2003	2005
		Reported	Reported	Adjusted	Reported
					Convenience
					translation
		(in thousand NIS)			US$'000

Net income (loss) according to Israeli GAAP		86,943	43,347	(112,081)	18,888
Less - profit from discontinuing operation, net		(5,917)	(6,810)	(12,073)	(1,285)
Less - cumulative effect of accounting change		622	-	-	135
Net income (loss) from continuing operations according to Israeli GAAP		81,648	36,537	(124,154)	17,738

Deferred taxes	A3	(2,363)	38,190	(4,700)	(513)
Stock based compensation	A4	(8,681)	(7,268)	(14,473)	(1,886)
Issuance of shares by a development stage investee	A5	-	(13,003)	(20,417)	-
Implementation of the equity method	A6	4,223	4,368	5,167	917
Capitalization of financial expenses during the construction period	A7	(9,823)	(6,093)	33,265	(2,134)
Provision for impairment loss of long lived assets and investments	A8	158	7,279	13,849	34
Realization of capital reserve from translation adjustments	A9	(2,727)	(99,066)	(32,253)	(592)
Derivative financial instruments	A10	24,805	(61,120)	115,982	5,389
Discontinued operations	A11	(305,440)	(75,955)	(84186)	(66,357)
Convertible securities of investees	A15	6,182	-	-	1,343
Excess of fair value of aquired net assets over cost	A16	(14,225)	-	-	(3,090)
Other differences	A18	(1)10,850	3,270	(8,852)	2,358
Minority interest in the abovementioned reconciliations		4,380	(2,350)	(17,596)	951
Loss from continuing operations according to U.S. GAAP		(211,013)	(175,211)	(138,368)	(45,842)
Income from discontinued operations, net of taxes according to U.S. GAAP	A11	311,357	82,765	119,117	67,642

Net (income) loss according to U.S. GAAP		100,344	(92,446)	(19,251)	21,800

(1)
Mainly in respect of realization of capital reserve from translation of profit and loss items in the amount of NIS 8.7 million (see item 18a.) and an amount of NIS 6.1 million in respect of cost of raising loans (see item 18 f.).

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

2.The reconciliation of the balance sheets prepared in accordance with Israeli GAAP to U.S. GAAP, is as follows:

Reconciliation As Of December 31, 2005 - Reported

Item\Subsection	Israeli GAAP As reported in these financial statements(1)	A3	A4	A5	A6	A7	A8	A9	A10	A12	A13	A14	A15	A16	A18	Total re- conciliation	Total U.S. GAAP	Con- venience translation
	In Thousand NIS																	In Thousand U.S. Dollar

Short term deposits and investment	240,072	-	-	-	-	-	-	-	-	-	-	657	-	-	-	657	240,729	52,298
Receivables and other debit balances	76,680	-	-	-	-	-	-	-	-	-	-	1,624	-	-	-	1,624	78,304	17,012
Long-term deposits, debentures, loans and other long-term balances	62,139	-	-	-	-	-	-	-	-	-	-	(19,134)	-	-	-	(19,134)	43,005	9,343
Investments in investees and other companies	56,798	-	-	-	(16,695)	-	-	-	-	-	-	-	-	-	-	(16,695)	40,103	8,712
Fixed assets, net	2,508,726	25,508	-	-	1,643	(2,742)	21,907	-	998	-	-	-	6,182	(14,225)	(666)	38,605	2,547,331	553,407
Real estate subject to a sale contract	249,739	-	-	-	-	-	-	-	-	-	-	29,900	-	-	-	29,900	279,639	60,751
Other assets and deferred expenses	30,476	28,527	-	-	-	-	-	-	-	-	-	-	-	-	(3,176)	25,351	55,827	12,128
Total assets	3,786,117	54,035	-	-	(15,052)	(2,742)	21,907	-	998	-	-	13,047	6,182	(14,225)	(3,842)	60,308	3,846,426	835,635

Suppliers and service providers	82,013	-	-	-	-	-	-	-	-	-	-	3,757	-	-	5,500	9,257	91,270	19,828
Non-current deferred income tax liabilty, net	39,928	48,042	-	-	-	-	-	-	-	-	-	-	-	-	1,539	49,581	89,509	19,446
Currency transaction	-	-	-	-	-	-	-	-	2,696	-	-	-	-	-	-	2,696	2,696	586
Convertible debentures	62,159	-	-	-	-	-	-	-	-	-	(62,159)	-	-	-	-	(62,159)	-	-
Long term liabilities	1,902,391	-	-	-	-	-	-	-	-	-	62,159	9,291	-	-	-	71,450	1,973,841	428,816
Capital reserves	789,165	-	31,104	48,645	1,831	-	-	-	(1,988)	-	-	-	-	-	347	79,939	869,104	188,813
Deferred stock based compensation	-	-	(3,658)	-	-	-	-	-	-	-	-	-	-	-	-	(3,658)	(3,658)	(795)
Cumulative foreign currency translation adjustments	67,872	1,095	(674)	9,598	(2,933)	2,145	(492)	168,914	(23,053)	-	-	-	-	-	(12,883)	141,717	209,589	45,533
Dividend declared after balance sheet date	126,839	-	-	-	-	-	-	-	-	(126,839)	-	-	-	-	-	(126,839)	-	-
Retained earnings	215,472	4,897	(26,772)	(58,243)	(13,950)	(4,886)	22,399	(168,914)	23,343	126,839	-	-	6,182	(14,225)	1,655	(101,675)	113,797	24,722
Total shareholders' equity	1,055,410	5,993	-	-	(15,052)	(2,742)	21,907	-	(1,698)	-	-	-	6,182	(14,225)	(5,381)	(10,516)	1,044,894	227,002

(1) Reclassified, in order for balance sheet items to conform with U.S. GAAP presentation requirements.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 -MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

2. The reconciliation of the balance sheets prepared in accordance with Israeli GAAP to U.S. GAAP, is as follows (Cont.):

Reconciliation As Of December 31, 2004 - Reported

	Israeli GAAP
Item\Subsection	As reported in these financial statements (1)	A3	A4	A5	A6	A7	A8	A9	A10	A12	A18	Total re- conciliation	Total U.S. GAAP
	In Thousand NIS												In Thousand U.S. Dollar

Long-term deposits, debentures, loans and other long-term balances	113,785								1,372			1,372	115,157
Investments in investees and other companies	71,608				(20,199)							(20,199)	51,409
Fixed assets, net	3,225,885	68,102				14,760	52,268		11,754		(3,657)	143,227	3,369,112
Real estate subject to a sale contract	302,103												302,103
Other assets and deferred expenses	45,110	43,217									(11,888)	31,329	76,439
Acquired patent rights, technical know-how and other intellectual property	10,749												10,749
Total assets	4,520,279	111,319			(20,199)	14,760	52,268		13,126		(15,545)	155,729	4,676,008
Long-term liabilities -
Deferred income taxes	31,552	107,982				971					1,420	110,373	141,925
Currency transaction on long term agreements	-								57,957			57,957	57,957
Minority interest	430,687	1,486			(1,915)	5,692	20,025		(841)		(3,415)	21,032	451,719
Capital reserves	484,218		34,193	48,645	3,398				(1,646)		(1,764)	82,826	567,044
Deferred stock based compensation	-		(6,402)									(6,402)	(6,402)
Cumulative foreign currency translation adjustments	50,618	(1,657)	1,162	9,598	(1,801)	3,087	4,755	166,188	(40,883)		(4,924)	135,525	186,143
Dividend declared after balance sheet date	153,938									(153,938)		(153,938)	-
Retained earnings	259,056	3,508	(28,953)	(58,243)	(19,881)	5,010	27,488	(166,188)	(1,461)	153,938	(6,862)	(91,644)	167,412
Total shareholders' equity	803,968	1,851	-	-	(18,284)	8,097	32,243	-	(43,990)	-	(13,550)	(33,633)	770,335

(1) Reclassified, in order for balance sheet items to conform with U.S. GAAP presentation requirements.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

3. Proportionate consolidation:

Summarized data regarding the differences between the proportionate consolidation method and the equity method:

	December 31, 2005
	As Reported
	in these	Effect of
	Financial	Proportionate	Equity
	Statements	Consolidation	Method
	In Thousand NIS

Balance Sheet:
Current assets	865,632	(44,903)	820,729
Non-current assets	2,920,485	(641,312)	2,279,173
Current liabilities	692,278	(61,525)	630,753
Non-current liabilities	1,964,821	(666,712)	1,298,109

Statement of operations:
Revenues	816,755	(209,580)	607,175
Profit (loss) before income taxes	16,159	47,439	63,598

Statement of cash flows:
Net cash used in operating activities	(99,108)	197	(98,911)
Net cash provided by investing activities	5,496	39,266	44,762
Net cash provided by financing activities	243,727	(49,059)	194,668

	December 31, 2004
	As Reported
	in these	Effect of
	Financial	Proportionate	Equity
	Statements	Consolidation	Method
	In Thousand NIS

Balance Sheet:
Current assets	736,339	(67,035)	669,304
Non-current assets	3,783,940	(829,476)	2,954,464
Current liabilities	794,741	(263,711)	531,030
Non-current liabilities	2,490,883	(632,800)	1,858,083

Statement of operations:
Revenues	735,881	(186,624)	549,257
Profit (loss) before income taxes	24,893	(3,210)	21,683

Statement of cash flows:
Net cash used in operating activities	(21,562)	(33,247)	(54,809)
Net cash provided by investing activities	128,481	206,586	335,067
Net cash provided by financing activities	75,872	(171,680)	(95,808)

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
             ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

3. Proportionate consolidation (Cont.):

Summarized data regarding the differences between the proportionate consolidation method and the equity method:

	December 31, 2003
	As Reported
	in these	Effect of
	Financial	Proportionate	Equity
	Statements	Consolidation	Method
	In Thousand NIS

Balance Sheet:
Current assets	577,467	(42,942)	534,525
Non- current assets	4,950,108	(636,878)	4,313,230
Current liabilities	1,178,415	(271,398)	907,017
Non- current liabilities	2,923,908	(408,422)	2,515,486

Statement of operations:
Revenues	594,885	(153,991)	440,894
Profit (loss) before income taxes	(193,042)	(5,602)	(198,644)

Statement of cash flows:
Net cash used in operating activities	(8,333)	(19,452)	(27,785)
Net cash provided by investing activities	131,443	167,855	299,298
Net cash used in financing activities	(174,995)	(155,820)	(330,815)
4.Comprehensive income (loss)

“Comprehensive income” consists of the change, during the current period, in the Company’s shareholders’ equity not derived from shareholders’ investments or from the distribution of earnings to shareholders (including capital reserve from transaction with controlling shareholders).

	Year ended December 31
	2005	2004	2003	2005
	Reported	Adjusted		Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

Net loss in accordance with U.S. GAAP	100,344	(92,446)	(19,251)	21,800
Other comprehensive income (loss), after tax:
Foreign currency translation adjustments	23,446	(53,239)	49,098	5,094
Unrealized gain (losses) from derivative instruments	(361)	(4,230)	2,584	(78)
Unrealized gains (losses) from securities	-	-	3,114	-
Total comprehensive income (loss)	123,429	(149,915)	35,545	26,816

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 -MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

5. Additional information as required by U.S. GAAP

A. The effect on pro forma data calculated according to SFAS No. 123 is as follows:

(1)
Under the provisions of SFAS No. 123, all option plans and share incentive plan in the Company and in Elscint are recorded in the statement of operations, based on the fair value of the shares or options granted, at the grant date. As of December 31, 2005 all options plans and share incentive plan are fully vested.

(2)	The Black - Scholes model is used for estimating fair value of such securities (at each applicable measurement date), utilizing the following assumptions:

	Elbit	Insightec

a. Dividend yield (%)	-	-
b. Risk free interest rate (%)	6	1.5-4
c. Expected lives from the date of grant (years)	5	7
d. Expected volatility (%)	24	-

For pro forma disclosure, the compensation expense for the shares and the share options, granted, as estimated, is amortized over the period of the benefit ("vesting period").

(1)	See Note 18C.

(3)	Information relating to shares (in consideration of loans which the sole security for their repayment is the shares granted) and options granted to employees and directors:

	Share incentive option plan	Elbit	Insightec

Authorized	1,077,400	26,500	3,594,000
Granted	1,009,295	26,500	3,165,000
Vested	1,009,295	26,500	2,707,000

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
         ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

5. Additional information as required by U.S. GAAP (Cont.)

A. The effect on pro forma data calculated according to SFAS No. 123 is as follows (Cont.):

(4)           If the cost of the benefit in respect of shares or share options issued to employees under this plan had been computed on the basis of their fair value, in accordance with SFAS No. 123, the effect on net income and earnings per share in accordance with U.S. GAAP would have been as follows:

	Year ended
	December 31,
	2005	2004	2003
	In Thousand NIS

Profit (loss) according to U.S. GAAP	100,344	(92,446)	(19,251)
Add - stock based compensation determined under APB 25 - see Note 25A. (4)	8,681	6,742	5,202
Deduct - stock based compensation determined under FAS 123	(11,788)	(9,568)	(5,818)
Pro forma net profit (loss)	97,237	(95,272)	(19,867)
Pro forma basic earnings (loss) per share (in NIS)	4.43	(4.14)	(0.89)
Pro forma diluted earnings (loss) per share (in NIS)	4.39	(4.14)	(0.89)

B. Valuation allowance of deferred tax assets according to FAS No. 109:

The differences between Israeli GAAP and U.S GAAP as described in paragraph A changed the balance of the valuation allowance as follows:

	Year ended December 31
	2005	2004	2005
	Reported	Reported	Reported
			Convenience
			translation
	(in thousand NIS)		US$'000

As reported, according to Israeli GAAP	216,786	384,528	47,097
Reconciliation as per U.S. GAAP	(23,903)	(24,624)	(5,193)
According to U.S GAAP	192,883	359,904	41,904

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

5. Additional information as required by U.S. GAAP (Cont.)

C. Business segments (based on Israeli GAAP financial statements)

Supplementary segment information requires according to U.S. GAAP (SFAS131):

	Commercial
	and		Image	Lease
	Entertainment		guided	of	Other
	Centers	Hotels	treatment	assets	activities	Total
	In Thousand NIS
Year Ended
December 31, 2005:
Financial income (expenses), net (1)	(42,058)	(50,664)	-	(8,035)	(21,564)	(122,321)
Income taxes (tax benefits)	1,005	1,442	-	-	5,351	7,798

Year Ended
December 31, 2004:
Financial income (expenses), net (1)	10,423	(9,904)	(3,298)	(8,367)	(42,423)	(53,569)
Income taxes (tax benefits)	18,295	(647)	-	-	(1,844)	15,804

Year Ended
December 31, 2003:
Financial income (expenses), net (1)	(190,756)	2,564		(3,137)	(20,492)	(211,821)
Income taxes (tax benefits)	(22,070)	(6,583)		-	8,436	(20,217)

(1) Excluding financial results in respect of inter-company balances and transactions.

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

5. Additional information as required by U.S. GAAP (Cont.)

D. Statement Of Cash Flows

1) Supplemental Information Required According To U.S. GAAP:

	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

Interest paid	139,554	143,068	140,918	30,318
Income tax paid	11,431	2,695	4,751	2,483

2) Effect of Exchange Rate Changes on Cash And Cash Equivalents:

In accordance with Israeli GAAP:

The statement shall report the effect of exchange rate changes on cash balances held in foreign currencies, only in "autonomous foreign entities", in a separate part of the reconciliation of the change in cash and cash equivalents during the period.

In accordance with U.S. GAAP:

The statement shall report the effect of exchange rate changes on all cash balances held in foreign currencies in all foreign entities as a separate part of the reconciliation of the change in cash and cash equivalents during the period.

	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

As reported, according to Israeli GAAP	(6,516)	(522)	3,959	(1,416)
Reconciliation as per U.S. GAAP	1,332	3,362	(1,113)	289
According to U.S. GAAP	(5,184)	2,840	2,846	(1,127)

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
             ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

5. Additional information as required by U.S. GAAP (Cont.)

D. Statement Of Cash Flows (cont.)

3) Cash flow classification:

In accordance with Israeli GAAP

a.   Proceeds from sale or purchase of marketable securities are presented in cash flows from investing activities in the statement of cash flows.

b.   In accordance with standard No. 8 of the IASB an entity should provide segregation of cash flows from continuing and discontinuing operation for each of the categories of cash flows (i.e.: operating, investing and financing cash flow).

In accordance with U.S. GAAP

a.  Proceeds from sale or purchase of marketable securities, which are classified by the Company as held for trading are included in cash flows from operating activities.

b.             In accordance with SFAS 95 segregation of cash flows from continuing and discontinuing operation is not required.

	Year ended December 31
	2005	2004	2003	2005
	Reported	Reported	Adjusted	Reported
				Convenience
				translation
	(in thousand NIS)			US$'000

Cash flows from operating activities:
As reported, according to Israeli GAAP	(99,108)	(21,562)	(8,333)	(21,531)
Reconciliation as per U.S. GAAP	2,724	(1,951)	2,413	592
According to U.S. GAAP	(96,384)	(23,513)	5,920	20,939

Cash flows from investing activities:
As reported, according to Israeli GAAP	5,496	128,481	131,443	1,194
Reconciliation as per U.S. GAAP	(2,724)	1,951	(2,413)	(592)
According to U.S. GAAP	2,772	130,432	129,030	602

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 25 - MATERIAL DIFFERENCES BETWEEN ISRAELI GAAP AND U.S. GAAP AND THEIR EFFECT
            ON THE CONSOLIDATED FINANCIAL STATEMENTS (CONT.)

B. The effect of the material differences between Israeli GAAP and U.S. GAAP on the Financial Statements (Cont.)

5. Additional information as required by U.S. GAAP (Cont.)

E.	Earning Per Share

	Year ended December 31
	2005	2004	2003
	Number of Shares (thousand)

Number of shares used in basic and diluted earning (loss) per share	22,154	23,025	22,337

ELBIT MEDICAL IMAGING LTD.

NOTES TO THE FINANCIAL STATEMENTS

LIST OF MAJOR INVESTEE COMPANIES - DECEMBER 31, 2005

			Rate of (direct as well as
			indirect)	Country
			ownership	of
Name of company		Nature of Activity	and control	Residence
			%

Elscint Ltd. (*)	("Elscint")	Management and operation of Arena; investment in companies	100.0	Israel

Bea Hotels N.V.	("B.H.")	A holding company in the hotel segment, mainly in Europe	100.0	The Netherlands
SLS Sails Ltd.	("SLS")	Ownership of a commercial and entertainment center ("Arena")	100.0	Israel
Mango Israel Clothing and Footwear Ltd.	(“Mango”)	A distributor and retailer of the retail brand name MANGO - MNG TM	100.0	Israel

Elbit Ultrasound Netherlands B.V.	("EUN")	A holding company	100.0	The Netherlands

Plaza Centers (Europe) B.V.	("PC")	Investment in the commercial centers in Central and Eastern Europe	100.0	The Netherlands
Insightec - Image Guided Treatment Ltd.	("Insightec)	Development manufacturing and marketing of means of imaging-guided treatment	57.3(**)	Israel

(*) See Note 9B.(1), above.
(**) Including exercise of options which were granted for par value (NIS 0.01) consideration - See Note 9B. (2).

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Elbit Medical Imaging Ltd.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Elbit Medical Imaging Ltd. of our report dated April 5, 2006, with respect to the consolidated balance sheets of Plaza Centers (Europe) B.V. and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, which report appears in the December 31, 2005 Annual Report on Form 20-F of Elbit Medical
Imaging Ltd.

KPMG Hungaria Kft.

Budapest, Hungary
June 28, 2006

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this registration statement of Elscint Ltd. on Form S-8 (relating to the registration of shares to be used under the Elscint Ltd. 2001 Incentive Plan to Employees and Officers and the Elscint Ltd. 2003 Incentive Plan to Employees and Officers, File Number 333-117519) of our report dated April 6, 2006 relating to the financial statements of B.E.A. Hotels N.V. for the year ended December 31, 2005, which are included in Elscint Ltd. Annual Report on Form 20-F filed June 30, 2006.

Amsterdam, June 23, 2006

MAZARS PAARDEKOOPER HOFFMAN N.V.

F.D.N. Walta RA

MAZARS PAARDEKOOPER HOFFMAN N.V.
Mazars Tower, Delflandlaan 1 - P.O. box 7266 - 1007 JG Amsterdam -
amsterdam.audit@mazars.nl
Tel: +31 (0)20-2060500 - Fax: +31 (0)20-6448051

ACCOUNTANTS - Tax advisers - Management consultants

Mazars Paardekooper Hoffman N.V., with its registered office in Rotterdam (Trade register Rotterdam nr. 24389296).

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Elbit Medical Imaging Ltd.:

We consent to the incorporation by reference in the registration statement (No. 333-117509) on Form S-8 of Elbit Medical Imaging Ltd. and in the Registration Statement (No. 333-130852) on Form S-8 of Elbit Medical Imaging Ltd. of our report dated March 20, 2006 with respect to the consolidated financial statements of Gamida Cell Ltd. as of December 31, 2005, included in the Annual Report on Form 20-F of Elbit Medical Imaging Ltd. For the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Tel Aviv Israel                      KOST, FORER GABBAY & KASIERER
June 21, 2006                    A Member of Ernst & Young Global

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF PLAZA CENTERS (EUROPE) B.V.

We have audited the accompanying consolidated balance sheet of Plaza Centers (Europe) B.V. ("the Company") and its subsidiaries as at December 31, 2005 and 2004 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as at December 31, 2005 and 2004 and the consolidated results of their operations, the changes in shareholders' equity and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with generally accepted accounting principles in Israel.

As explained in Note 2, the financial statements for dates and reporting periods subsequent to December 31, 2003 are stated in reported amounts, in accordance with the accounting standards of the Israel Accounting Standards Board. The financial statements for dates and reporting periods that ended up to the aforementioned date are stated in values that were adjusted to that date according to the changes in the general purchasing power of the local currency, in accordance with opinions of the Institute of Certified Public Accountants in
Israel

Budapest, Hungary

April 5, 2006

KPMG Hungaria Kft.

REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS OF
GAMIDA CELL LTD.
(A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying consolidated balance sheets of Gamida Cell Ltd. (a development stage company) ("the Company") and its subsidiary as of December 31, 2004 and 2005, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2005 and for the period from February 17, 1998 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial report. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2004 and 2005, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 2005 and for the period from February 17, 1998 (date of inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States.

Tel-Aviv, Israel                KOST FORER GABBAY & KASIERER
March 20, 2006                 A Member of Ernst & Young Global